PRICING SUPPLEMENT                                   Pricing Supplement No. 4 to
(TO PROSPECTUS DATED SEPTEMBER 23, 2004    Registration Statement No. 333-117770
AND PROSPECTUS SUPPLEMENT DATED                           Dated January 26, 2005
SEPTEMBER 23, 2004)                                               Rule 424(b)(3)

[LOGO] JPMorgan Chase

$ 43,000

JPMorgan Chase & Co.
Principal Protected Contingent Yield Notes with Annual Payments Based on the Performance of Individual Reference Stocks due January 29, 2010

General
-------

o The reference stocks are the component stocks of the Dow Jones Industrial Average(SM) Index, as of December 31, 2004, excluding JPMorgan Chase & Co.

o     Senior unsecured obligations of JPMorgan Chase & Co. maturing January 29,
      2010.

o     Cash payment at maturity of the principal amount.

o Annual payment per $1,000 principal amount note in an amount equal to $1,000 times the applicable annual payment rate (as described below).

o The maximum annual payment rate is 10% and the minimum annual payment rate is 0%.

o The annual payment rate for any annual payment date will equal 10% minus 2.5% for each reference stock that has a closing price lower than its step-down level on one or more trading days during the applicable annual observation period, subject to a minimum annual payment rate of 0%.

o The step-down level for each reference stock is equal to 75% multiplied by the initial closing price of that reference stock.

o     Full principal protection if the notes are held to maturity.

o     The notes will not be listed on any securities exchange.

o     Minimum denominations of $1,000 and integral multiples of $1,000.

o The notes are expected to price on or about January 26, 2005 and to settle on or about January 31, 2005.

o Investing in the notes is not equivalent to investing in the reference stocks.

Key Terms
---------

Payment at Maturity:    At maturity, you will receive in cash a payment of
                        $1,000 per note.

Annual Payment:         On each annual payment date, for each $1,000 principal
                        amount note you will receive a payment in an amount equal to $1,000 times the applicable annual payment rate.

Annual Payment Rate:    For each annual payment date, a percentage calculated
                        based on the number of reference stocks with closing prices lower than their corresponding step-down levels on one or more trading days during the applicable observation period:

--------------------------------------------------------------------------------
               Number of reference stocks
               with closing prices lower
               than their corresponding
               step-down levels during
               the observation period:        0     1     2     3     4 or more
--------------------------------------------------------------------------------
               Annual payment rate:         10.0%  7.5%  5.0%  2.5%       0%
--------------------------------------------------------------------------------

 Step-Down Level:       For each reference stock, 75% of the initial closing
                        price of that reference stock, subject to adjustment.

Initial Closing Price:  The closing price on the pricing date (which is January
                        26, 2005), subject to adjustment.

Reference Stocks:       The reference stocks are the component stocks of the Dow
                        Jones Industrial Average(SM) Index, as of December 31,
                        2004, excluding JPMorgan Chase & Co.

Observation Periods:    The observation periods and corresponding annual payment
                        dates are as follows:

          Observation Period                                Annual Payment Date
          ------------------                                -------------------
January 27, 2005 through January 26, 2006*                   January 31, 2006*
January 27, 2006* through January 26, 2007*                  January 31, 2007*
January 29, 2007* through January 28, 2008*                  January 31, 2008*
January 29, 2008* through January 26, 2009*                  January 29, 2009*
January 27, 2009* through January 26, 2010*                  January 29, 2010*
* Subject to postponement in the event of a market disruption event.

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on page PS-6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------
                                Price to         Agent's          Proceeds
                                 Public       Commission (1)       to Us
--------------------------------------------------------------------------------
Per note                        $ 1,000          $    30          $   970
--------------------------------------------------------------------------------
Total                           $43,000          $ 1,290          $41,710
--------------------------------------------------------------------------------

(1) The agent will receive a commission of $30.00 per note and may pay selling concessions to other dealers. See "Underwriting" on page PS-54.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. Our affiliate, J.P. Morgan Securities Inc., may use this pricing supplement and the accompanying prospectus supplement and prospectus in connection with offers and sales of the notes in the secondary market. J.P. Morgan Securities Inc. may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

                                    JPMorgan

January 26, 2005

--------------------------------------------------------------------------------

                                     SUMMARY

      The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information contained in the rest of this pricing supplement and the accompanying prospectus supplement and prospectus. You should carefully consider, among other things, the matters set forth in "Risk Factors," as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

What are the Notes?

      The notes are senior unsecured notes of JPMorgan Chase & Co. ("JPMorgan Chase") that pay an annual amount based on the individual performance of the reference stocks. At maturity you will receive the principal amount of $1,000. You will also receive annual payments in an amount equal to principal times an annual payment rate of not greater than 10% and not less than 0%, depending on how many of the reference stocks have closing prices lower than their corresponding step-down levels on one or more trading days during the applicable annual observation period. Unless the closing price of one or more of the reference stocks decrease during an annual observation period to less than 75% of its initial closing price, the annual payment will be calculated using the maximum annual payment rate of 10%. The initial closing prices of the reference stocks and the step-down levels are subject to adjustment as described below under "--Anti-Dilution Adjustments" and "--Reorganization Events."

      The step-down level for each reference stock equals 75% multiplied by the closing price of such reference stock on the pricing date, which is January 26, 2005. The annual payment rate applicable to an annual payment date will equal 10% minus 2.5% for each reference stock, if any, that has a closing price lower than its step-down level on one or more trading days during the corresponding annual observation period. The annual payment rate applicable to an annual payment date may not be less than 0%.

What are the reference stocks?

      The reference stocks are the component stocks of the Dow Jones Industrial Average(SM) Index, or the Index, as of December 31, 2004, excluding JPMorgan Chase. The Index is comprised of 30 common stocks chosen by the editors of The Wall Street Journal, which is published by Dow Jones, as representative of the broad market of U.S. industry. The reference stocks will not be modified for changes in the composition of the Index during the term of the notes, but may be modified in the case of certain corporate events. See "Description of Notes--Reorganization Events."

      The table below sets forth the 29 issuers of the reference stocks, as well as the ticker symbol for each reference stock, the U.S. exchange on which each reference stock is listed, and the initial closing price and step-down level for each reference stock as of the pricing date of the notes. The initial closing prices and step-down levels are subject to adjustment as described below under "--Anti-Dilution Adjustments" and "--Reorganization Events."

--------------------------------------------------------------------------------------------------------------------------
 Ticker Symbol   Issuer Of Reference Stock               Exchange      Initial Closing Price          Step-Down Level
                                                                      (subject to adjustment)     (subject to adjustment)
--------------------------------------------------------------------------------------------------------------------------
      AA         Alcoa Inc.                                NYSE                $28.64                     $21.48
--------------------------------------------------------------------------------------------------------------------------
      AIG        American International Group Inc.         NYSE                $67.05                     $50.29
--------------------------------------------------------------------------------------------------------------------------
      AXP        American Express Co.                      NYSE                $53.10                     $39.83
--------------------------------------------------------------------------------------------------------------------------
      BA         Boeing Co.                                NYSE                $49.86                     $37.40
--------------------------------------------------------------------------------------------------------------------------
       C         Citigroup Inc.                            NYSE                $48.48                     $36.36
--------------------------------------------------------------------------------------------------------------------------
      CAT        Caterpillar Inc.                          NYSE                $91.12                     $68.34
--------------------------------------------------------------------------------------------------------------------------
      DD         E. I. du Pont de Nemours & Co.            NYSE                $46.48                     $34.86
--------------------------------------------------------------------------------------------------------------------------
      DIS        Walt Disney Co.                           NYSE                $28.58                     $21.44
--------------------------------------------------------------------------------------------------------------------------
      GE         General Electric Co.                      NYSE                $35.49                     $26.62
--------------------------------------------------------------------------------------------------------------------------
      GM         General Motors Corp.                      NYSE                $36.98                     $27.74
--------------------------------------------------------------------------------------------------------------------------
      HD         Home Depot Inc.                           NYSE                $40.73                     $30.55
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
 Ticker Symbol   Issuer Of Reference Stock               Exchange      Initial Closing Price          Step-Down Level
                                                                      (subject to adjustment)     (subject to adjustment)
--------------------------------------------------------------------------------------------------------------------------
      HON        Honeywell International Inc.              NYSE                $35.75                     $26.81
--------------------------------------------------------------------------------------------------------------------------
      HPQ        Hewlett-Packard Co.                       NYSE                $19.59                     $14.69
--------------------------------------------------------------------------------------------------------------------------
      IBM        International Business Machines Corp.     NYSE                $91.95                     $68.96
--------------------------------------------------------------------------------------------------------------------------
     INTC        Intel Corp.                              NASDAQ               $22.43                     $16.82
--------------------------------------------------------------------------------------------------------------------------
      JNJ        Johnson & Johnson                         NYSE                $64.65                     $48.49
--------------------------------------------------------------------------------------------------------------------------
      KO         The Coca-Cola Co.                         NYSE                $41.68                     $31.26
--------------------------------------------------------------------------------------------------------------------------
      MCD        McDonald's Corp.                          NYSE                $31.99                     $23.99
--------------------------------------------------------------------------------------------------------------------------
      MMM        3M Co.                                    NYSE                $83.42                     $62.57
--------------------------------------------------------------------------------------------------------------------------
      MO         Altria Group Inc.                         NYSE                $61.84                     $46.38
--------------------------------------------------------------------------------------------------------------------------
      MRK        Merck & Co. Inc.                          NYSE                $31.17                     $23.38
--------------------------------------------------------------------------------------------------------------------------
     MSFT        Microsoft Corp.                          NASDAQ               $26.01                     $19.51
--------------------------------------------------------------------------------------------------------------------------
      PFE        Pfizer Inc.                               NYSE                $24.59                     $18.44
--------------------------------------------------------------------------------------------------------------------------
      PG         Procter & Gamble Co.                      NYSE                $55.44                     $41.58
--------------------------------------------------------------------------------------------------------------------------
      SBC        SBC Communications Inc.                   NYSE                $24.58                     $18.44
--------------------------------------------------------------------------------------------------------------------------
      UTX        United Technologies Corp.                 NYSE               $100.82                     $75.62
--------------------------------------------------------------------------------------------------------------------------
      VZ         Verizon Communications Inc.               NYSE                $36.52                     $27.39
--------------------------------------------------------------------------------------------------------------------------
      WMT        Wal-Mart Stores Inc.                      NYSE                $53.28                     $39.96
--------------------------------------------------------------------------------------------------------------------------
      XOM        Exxon Mobil Corp.                         NYSE                $51.70                     $38.78
--------------------------------------------------------------------------------------------------------------------------

Selected Purchase Considerations

o PRESERVATION OF CAPITAL -- You will receive 100% of the principal amount of your notes if you hold the notes to maturity, regardless of the performance of the reference stocks.

o INCOME POTENTIAL -- You may receive annual payments during the term of the notes up to a maximum of $100 per $1,000 principal amount note, depending upon the performance of the reference stocks. The reference stocks do not have to increase in value during the term of the notes for you to receive an annual payment. Instead, the annual payment rate for an annual payment date will decrease based on the number of reference stocks, if any, with closing prices lower than their corresponding step-down levels on one or more trading days during the corresponding annual observation period. The step-down level for each reference stock equals 75% multiplied by the closing price of such reference stock on the pricing date of the notes, subject to adjustment as described in this pricing supplement.

o REFERENCE STOCKS -- The reference stocks are the component stocks of the Dow Jones Industrial Average(SM) Index, as of December 31, 2004, excluding JPMorgan Chase.

o TAXED AS DEBT -- Due to several factors, including that the original investors in the note will have 100% principal protection at maturity, for U.S. federal income tax purposes, the notes will be treated as debt. Amounts required to be included in income will increase your basis in the note. See "Certain U.S. Federal Income Tax Consequences" on page PS-50 for more detailed information.

o     MINIMUM DENOMINATION -- $1,000 principal amount per note.

Selected Risk Considerations

      An investment in the notes involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" beginning on page PS-6.

o MARKET RISK -- The return on the notes is based on the performance of the individual reference stocks, and will depend on whether, and the extent to which, the closing prices of the individual reference stocks decline. YOU WILL NOT RECEIVE AN ANNUAL PAYMENT ON AN ANNUAL PAYMENT

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      DATE IF FOUR OR MORE REFERENCE STOCKS HAVE CLOSING PRICES BELOW THEIR CORRESPONDING STEP-DOWN LEVELS ON ONE OR MORE TRADING DAYS DURING THE APPLICABLE ANNUAL OBSERVATION PERIOD.

o LIMITED RETURN ON THE NOTES -- YOUR MAXIMUM ANNUAL PAYMENT PER $1,000 PRINCIPAL AMOUNT NOTE IS LIMITED TO $100.

o NO DIVIDEND PAYMENT RIGHTS OR VOTING RIGHTS -- As a holder of the notes you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the reference stocks would have.

o EXPOSURE TO INDIVIDUAL REFERENCE STOCKS -- The annual payment rate is based on the performance of the individual stocks included in the Dow Jones Industrial Average(SM) Index, excluding JPMorgan Chase, at December 31, 2004, not the performance of the Index itself. The performance of the individual reference stocks, AND THE RESULTING ANNUAL PAYMENT, IF ANY, should not be expected to match the performance of the index.

o CORRELATION OF PERFORMANCE -- Performance among the reference stocks may become highly correlated from time to time during the term of the notes, including, but not limited to, a period in which there is a substantial decline in the primary securities markets for the reference stocks. High correlation during periods of negative returns among stocks could cause the annual payments to be zero and reduce the value of the notes.

o NO PRINCIPAL PROTECTION UNLESS YOU HOLD THE NOTES TO MATURITY -- You will be entitled to receive a payment of $1,000 at maturity. If you sell your notes in the secondary market prior to maturity, you may have to sell them at a substantial loss. YOU SHOULD BE WILLING TO HOLD YOUR NOTES TO MATURITY.

o LACK OF LIQUIDITY -- The notes will not be listed on any securities exchange. J.P. Morgan Securities Inc. may offer to purchase the notes in the secondary market but is not required to do so.

Tax Treatment

      The notes will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. As a result, regardless of your method of accounting, you will generally be required to accrue interest on a constant yield to maturity basis at a "comparable yield" of 4.2952% compounded annually with the result that in any particular taxable year you may recognize income in excess of the payment, if any, made to you with respect to the notes. In addition, any gain recognized upon a sale, exchange or retirement of the notes will generally be treated as ordinary interest income for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax Consequences" for additional discussion regarding the United States federal income tax treatment of the notes.

      YOU ARE URGED TO CONSULT YOUR TAX ADVISER REGARDING THE TAX TREATMENT OF THE NOTES AND WHETHER A PURCHASE OF THE NOTES IS ADVISABLE IN LIGHT OF YOUR PARTICULAR SITUATION.

Historical Performance

      You can review the historical performance of the reference stocks under the heading "Description of Notes-- Historical Data and Public Information on the Reference Stocks" in this pricing supplement.

Listing

      The notes will not be listed on any securities exchange.

How to Reach Us

      You may contact us at our principal executive offices at 270 Park Avenue, New York, New York 10017-2070 (telephone number (212) 270-4040).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  Hypothetical Examples of Annual Payment Rates

      The return on the notes is based on the performance of the individual reference stocks, and will depend on whether, and the extent to which, the closing prices of the individual reference stocks decline. You will not receive an annual payment on an annual payment date if four or more reference stocks have closing prices below their corresponding step-down levels on one or more trading days during the applicable annual observation period.

      For each annual payment date, the calculation agent will determine the annual payment rate based on the number of reference stocks with closing prices lower than their corresponding step-down levels on one or more trading days during the applicable observation period. The following table illustrates the annual payment rate of the notes under various scenarios for each annual payment date:

-----------------------------------------------------------------------------------------------------
Number of reference stocks with closing           Annual Payment Rate for Annual Payment Date:
 prices lower than their corresponding   ------------------------------------------------------------
 step-down levels during the applicable
           observation period                  1           2           3           4           5
-----------------------------------------------------------------------------------------------------
                  None                       10.0%       10.0%       10.0%       10.0%       10.0%
-----------------------------------------------------------------------------------------------------
                  One                         7.5%        7.5%        7.5%        7.5%        7.5%
-----------------------------------------------------------------------------------------------------
                  Two                         5.0%        5.0%        5.0%        5.0%        5.0%
-----------------------------------------------------------------------------------------------------
                 Three                        2.5%        2.5%        2.5%        2.5%        2.5%
-----------------------------------------------------------------------------------------------------
              Four or more                     0%          0%          0%          0%          0%
-----------------------------------------------------------------------------------------------------

      The following examples illustrate what the annual payment rate for the notes would have been, based on three hypothetical issuances of the notes on January 3, 1990, January 4, 1995 and January 4, 2000. While the following examples are based on actual historical closing prices for the reference stocks, hypothetical issuances on different dates would result in different annual payment rates. In addition, the following examples are based on the reference stocks rather than the actual component stocks of the Dow Jones Industrial Average(SM) Index (excluding JPMorgan Chase) as of each hypothetical issuance date; the hypothetical annual payment rates might differ based on such actual component stocks. The historical prices of each reference stock should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the reference stocks during the actual annual observation periods over the life of the notes. We obtained the closing prices and other information used in the examples below from Bloomberg Financial Markets. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Example 1: Hypothetical issuance of the notes on January 3, 1990

----------------------------------------------------------------------------------------------------
               Observation Period               Number of reference stocks that had
                                                 closing prices lower than their
                                               corresponding step-down levels during       Annual
                                                      the observation period           Payment Rate
----------------------------------------------------------------------------------------------------
     January 3, 1990 through January 1, 1991                 4 or more                     0.0%
----------------------------------------------------------------------------------------------------
     January 2, 1991 through January 1, 1992                 4 or more                     0.0%
----------------------------------------------------------------------------------------------------
     January 2, 1992 through January 3, 1993                 4 or more                     0.0%
----------------------------------------------------------------------------------------------------
     January 4, 1993 through January 2, 1994                     3                         2.5%
----------------------------------------------------------------------------------------------------
     January 3, 1994 through January 3, 1995                     1                         7.5%
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Example 2: Hypothetical issuance of the notes on January 4, 1995

----------------------------------------------------------------------------------------------------
                                                Number of reference stocks that had
                                                  closing prices lower than their
                                               corresponding step-down levels during      Annual
               Observation Period                     the observation period           Payment Rate
----------------------------------------------------------------------------------------------------
     January 4, 1995 through January 1, 1996                     0                         10.0%
----------------------------------------------------------------------------------------------------
     January 2, 1996 through January 1, 1997                     0                         10.0%
----------------------------------------------------------------------------------------------------
     January 2, 1997 through January 1, 1998                     0                         10.0%
----------------------------------------------------------------------------------------------------
     January 2, 1998 through January 3, 1999                     0                         10.0%
----------------------------------------------------------------------------------------------------
     January 4, 1999 through January 3, 2000                     0                         10.0%
----------------------------------------------------------------------------------------------------

Example 3: Hypothetical issuance of the notes on January 4, 2000

----------------------------------------------------------------------------------------------------
                                               Number of reference stocks that had
                                                  closing prices lower than their
                                               corresponding step-down levels during      Annual
               Observation Period                     the observation period           Payment Rate
----------------------------------------------------------------------------------------------------
     January 4, 2000 through January 1, 2001                 4 or more                     0.0%
----------------------------------------------------------------------------------------------------
     January 2, 2001 through January 1, 2002                 4 or more                     0.0%
----------------------------------------------------------------------------------------------------
     January 2, 2002 through January 1, 2003                 4 or more                     0.0%
----------------------------------------------------------------------------------------------------
     January 2, 2003 through January 1, 2004                 4 or more                     0.0%
----------------------------------------------------------------------------------------------------
     January 2, 2004 through January 3, 2005                 4 or more                     0.0%
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  RISK FACTORS

      Your investment in the notes will involve certain risks. Investing in the notes is not equivalent to investing in the reference stocks. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

The annual payment on the notes may decrease substantially and may be reduced to zero.

      We will make annual payments on the notes based on a maximum annual payment rate of 10%. For each reference stock whose closing price, on any one or more trading days during the applicable annual observation period, is below its step-down level, the maximum annual payment rate of 10% will be reduced by 2.5%, subject to a minimum annual payment rate of 0%. Therefore, if several reference stocks have closing prices below their corresponding step-down levels during the applicable annual observation period, the annual payment rate for such annual payment date will be substantially less than 10%, and if four or more reference stocks have closing prices below their corresponding step-down levels during the applicable annual observation period, the annual payment rate for such annual payment date will be reduced to zero and you will not receive an annual payment. If four or more of the reference stocks have closing prices lower than their corresponding step-down levels during each of the five annual observation periods, you will receive only the principal amount of $1,000 per note, assuming you hold your notes to maturity. Therefore, the return on your investment in the notes may be less than the amount that would be paid on an ordinary debt security. The return at maturity of only the principal amount of each note will not compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

Your annual payment may decline if prices of one or more of the reference stocks decline.

      The return on the notes is based on the performance of the individual reference stocks and will depend on whether, and the extent to which, the closing prices of the individual reference stocks decline. You will not receive an annual payment on an annual payment date if four or more reference stocks have closing prices below their corresponding step-down levels on one or more trading days during the applicable annual observation period. In addition, if four or more of the reference stocks decline significantly below their step-down levels, the price at which you will be able to sell your notes in the secondary market, if any, will likely be at a substantial discount from the principal amount of the notes. The historical prices of each reference stock should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the reference stocks during the annual observation periods.

Secondary trading may be limited.

      The notes will not be listed on an organized securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.

      J.P. Morgan Securities Inc. may act as a market maker for the notes, but it is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities Inc. is willing to transact. If at any time J.P. Morgan Securities Inc. was not acting as a market maker, it is likely that there would be little or no secondary market for the notes.

The notes are designed to be held to maturity.

      The notes are not designed to be short-term trading instruments. The price at which you will be able to sell your notes prior to maturity may be at a substantial discount from the principal amount of the notes, even in cases where the closing prices of the reference stocks have appreciated since the date of the issuance of the notes.

The value of the notes will be influenced by many unpredictable factors.

      Many economic and market factors will influence the value of the notes. We expect that generally, the closing prices of the reference stocks and interest rates on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the closing prices of the reference stocks. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

      o the actual or expected volatility (frequency and magnitude of changes in value) of each of the reference stocks;

      o     interest and yield rates in the market;

      o     the time to maturity of the notes;

      o     changes in the dividend rate on the reference stocks;

      o     the correlation of performance among the reference stocks;

      o economic, financial, political, regulatory or judicial events that affect the reference stocks or stock markets generally; and

      o     our creditworthiness.

      Neither we nor you can predict the future performance of the reference stocks based on their historical performance. The closing prices of the reference stocks may decrease below their corresponding step-down levels during any or all annual observation periods, in which event you will receive an annual payment on the corresponding annual payment date based on an annual payment rate lower than 10%, or no annual payment at all.

The inclusion in the original issue price of the agent's commission and the cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

      The original issue price of the notes includes the agent's commission and the cost of hedging our obligations under the notes through one or more of our affiliates. Such cost includes our affiliates' expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which J.P. Morgan Securities Inc. will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by J.P. Morgan Securities Inc., as a result of such compensation or other transaction costs.

JPMorgan Chase has no affiliation with the reference stocks.

      We are not affiliated with any of the reference stocks and the reference stocks are not involved in this issuance and sale of the notes in any way. Consequently, we have no ability to control the actions of the issuers of the reference stocks, including such issuers' ability, if any, to influence the closing prices of the reference stocks. The issuers of the reference stocks have no obligation to consider your interest as an investor in the notes in taking any actions that might result in decreased closing prices or affect the value of your notes. None of the money you pay for the notes will go to the issuers of the reference stocks.

Correlation of performance among the reference stocks may reduce the performance of the notes.

      Performance among the reference stocks may become highly correlated from time to time during the term of the notes, including, but not limited to, a period in which there is a substantial decline in the primary securities markets for the reference stocks. High correlation during periods of negative returns among stocks could cause the annual payments to be zero and reduce the value of the notes.

The closing price of one or more reference stocks may be lower than their corresponding step-down level, even if the Index level has increased during an annual observation period.

      Because the annual payment rate for each annual payment date will be calculated based on the closing prices of the individual reference stocks on each trading day during the applicable annual observation periods, the performance of the Dow Jones Industrial Average(SM) Index during the annual observation period will not influence the amount of the applicable annual payment. The closing prices of the reference stocks could result in no annual payment for one or more of the annual observation periods, even if the Index has increased during such annual observation period.

We or our affiliates may have adverse economic interests to the holders of the notes.

      J.P. Morgan Securities Inc. and other affiliates of ours trade the reference stocks and other financial instruments related to the reference stocks on a regular basis, for their accounts and for other accounts under their management. J.P. Morgan Securities Inc. and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns based on the performance of the reference stocks. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the closing prices of the reference stocks and, accordingly, could affect the value of the notes and the annual payment.

      We or our affiliates may currently or from time to time engage in business with issuers of the reference stocks, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire material non-public information about the companies, and we will not disclose any such information to you. Neither we nor any of our affiliates is under any obligation to disclose any such non-public information to holders of the notes. In addition, one or more of our affiliates may publish research reports about the issuers of the reference stocks. These research reports may or may not recommend that investors buy or hold the reference stocks. Any prospective purchaser of notes should undertake an independent investigation of each issuer of the reference stocks as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

      Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns based on or related to changes in the closing prices of the reference stocks. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

      We may have hedged our obligations under the notes through certain affiliates, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates' control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

      J.P. Morgan Securities Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine the initial closing prices, the step-down levels, the annual payment rate and the amount of the annual payments. The calculation agent will also be responsible for determining whether a market disruption event has occurred and will determine what adjustments should be made to the initial closing price (and related step-down level) to reflect certain corporate and other events. In performing these duties, J.P. Morgan Securities Inc. may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where J.P. Morgan Securities Inc., as the calculation agent, is entitled to exercise discretion.

We may exercise any and all rights we may have as a lender to or a securityholder of any of the issuers of the reference stocks.

      If we or any of our affiliates are lenders to, or hold securities of, any of the issuers of the reference stocks, we will have the right, but not the obligation, to exercise or refrain from exercising our rights as a lender or holder. Any exercise of our rights as a lender or holder of securities of any issuer of a reference stock, or our refraining from such exercise, will be made without regard to your interests and could affect the value of the notes.

You will have no shareholder rights in issuers of the reference stocks.

      As a holder of the notes, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the reference stocks would have.

Market disruptions may adversely affect your return.

      The calculation agent may, in its sole discretion, decide that the markets have been disrupted in a manner that prevents it from properly valuing the closing prices of the reference stocks on any trading day during an annual observation period and calculating the amount of the annual payment that we are required to pay to you, if any, on an annual payment date or at maturity. In such event, the calculation of the closing prices of the reference stocks will be postponed and the applicable annual payment date or payment at maturity may also be postponed. It is possible that a market disruption may adversely affect the return that you would otherwise receive.

The notes will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes.

      If you are a U.S. taxable investor, you will be required to accrue as ordinary income amounts based on the "comparable yield" of the notes, as determined by us, with the result that in any particular taxable year you may recognize income in excess of the payment, if any, made to you with respect to the notes. In addition, any gain recognized upon a sale, exchange or retirement of the notes generally will be treated as ordinary interest income for U.S. federal income tax purposes. We urge you to review carefully the section of this pricing supplement entitled "Certain U.S. Federal Income Tax Consequences."

                                 USE OF PROCEEDS

      The net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes the agent's commissions (as shown on the cover page of this pricing supplement) paid with respect to the notes and the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates' control, such hedging may result in a profit that is more or less than expected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

      On or prior to the date of this pricing supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the reference stocks or instruments whose value is derived from the reference stocks. Such hedging activity could potentially increase the closing prices of the reference stocks, and therefore effectively establish higher step-down levels used in determining the amount of the annual payments. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the reference stocks or instruments whose value is derived from the reference stocks. Although we have no reason to believe that any of these activities will have a material impact on the closing prices of the reference stock or the value of the notes, we cannot assure you that these activities will not have such an effect.

                              Description of Notes

      The following description of the particular terms of the notes supplements the description of the general terms of the debt securities set forth under the headings "Description of Notes" in the accompanying prospectus supplement and "Description of Debt Securities" in the accompanying prospectus. Capitalized terms used but not defined in this pricing supplement have the meanings assigned in the accompanying prospectus supplement and prospectus. The term "note" refers to each $1,000 principal amount of our Principal Protected Contingent Yield Notes with Annual Payments Based on the Performance of Individual Reference Stocks due January 29, 2010.

General

      The notes are a series of securities referred to in the accompanying prospectus supplement and prospectus. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001 between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee, and will be initially limited to $43,000 aggregate principal amount.

      The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

      The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

      The notes will be issued in denominations of $1,000 and integral multiples thereof. The principal amount and issue price of each note is $1,000. The notes will be represented by one or more permanent global notes registered in the name of DTC or its nominee, as described under "Description of Notes -- Forms of Notes" in the prospectus supplement and "Forms of Securities -- Global Securities" in the prospectus.

Annual Payment

      On each annual payment date we will pay with respect to each $1,000 principal amount of the notes an amount equal to $1,000 times the applicable annual payment rate to holders of record on the date 15 calendar days prior to the annual payment date, whether or not that date is a business day.

      The "annual payment rate," as calculated by the calculation agent, with respect to each annual payment date, will equal 10%, 7.5%, 5%, 2.5% or 0%, based on the number of reference stocks with closing prices lower than their corresponding step-down levels on one or more trading days during the applicable annual observation period:

--------------------------------------------------------------------------------------------------------------------------------
Number of reference stocks with closing prices
lower than their corresponding step-down levels
during the observation period:                             0              1              2               3           4 or more
--------------------------------------------------------------------------------------------------------------------------------
Annual payment rate:                                     10.0%           7.5%           5.0%            2.5%             0%
--------------------------------------------------------------------------------------------------------------------------------

      Each "observation period" and its corresponding "annual payment date" is as follows, provided that if such annual payment date is not a business day, the immediately succeeding business day shall be the annual payment date:

Observation Period                                           Annual Payment Date
------------------                                           -------------------
January 27, 2005 through January 26, 2006*                    January 31, 2006*
January 27, 2006* through January 26, 2007*                   January 31, 2007*
January 29, 2007* through January 28, 2008*                   January 31, 2008*
January 29, 2008* through January 26, 2009*                   January 29, 2009*
January 27, 2009* through January 26, 2010*                   January 29, 2010*
* Subject to postponement in the event of a market disruption event.

      The "step-down level" with respect to any reference stock shall equal 75% multiplied by the initial closing price. The step-down level for each reference stock is set forth in the table under "--Reference Stocks" below and will remain constant for the term of the notes, subject to adjustment for certain corporate and other events relating to the issuer of that reference stock as described below under "--Anti-Dilution Adjustments" and "--Reorganization Events."

      The "initial closing price" with respect to any reference stock shall equal the closing price of the reference stock on the pricing date of the notes.

      The "closing price" for one share of a reference stock (or one unit of any other security for which a closing price must be determined) on any trading day (as defined below) means:

      o if a reference stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which such reference stock (or any such other security) is listed or admitted to trading, or

      o if a reference stock (or any such other security) is a security of the Nasdaq National Market (and provided that the Nasdaq National Market is not then a national securities exchange), the Nasdaq official closing price published by The Nasdaq Stock Market, Inc. on such day.

      If, because of a market disruption event (as defined below) or otherwise, the last reported sale price or Nasdaq official closing price, as applicable, for a reference stock (or any such other security) is not available pursuant to either of the two preceding bullet points, then the closing price for any trading day during the period in which a market disruption event has occurred (other than on an observation period ending date (as defined below)) will be the last reported sale price or Nasdaq official closing price for the immediately preceding trading day for which such sale price or closing price is available. The term "security of the Nasdaq National Market" will include a security included in any successor to such system.

      A "trading day" shall be any day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, Inc. (the "NYSE"), the AMEX, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

      If January 26, 2006, January 26, 2007, January 28, 2008, January 26, 2009
or January 26, 2010 (each, an "observation period ending date") is not a trading day or if there is a market disruption event on such day, the applicable observation period ending date will be the immediately succeeding trading day during which no market disruption event shall have occurred; provided that the applicable observation period ending date, as so adjusted, shall not be later than the fifth scheduled trading day after the scheduled observation period ending date, and if such day is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the closing prices of the reference stocks affected by the market disruption event on such date using the closing price of each such reference stock last in effect prior to the commencement of the market disruption event (or, if trading in such reference stocks has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day).

      If, due to a market disruption event or otherwise, any observation period ending date is postponed so that it falls less than three business days prior to the scheduled annual payment date, the date on which the annual payment for such annual observation period will be paid, if any, will be the third business day following the observation period ending date as postponed.

      If, due to a market disruption event or otherwise, any observation period ending date is postponed, the first date of any subsequent observation period will be the immediately succeeding trading day following the applicable observation period ending date as postponed.

Reference Stocks

      The "reference stocks" are the component stocks of the Dow Jones Industrial Average(SM) Index as of December 31, 2004, excluding JPMorgan Chase & Co. The table below sets forth the 29 issuers of the reference stocks, as well as the ticker symbol for each reference stock, the U.S. exchange on which each reference stock is listed, and the initial closing price and step-down level for each reference stock as of the pricing date of the notes. The initial closing prices and step-down levels are subject to adjustment as described below under "--Anti-Dilution Adjustments" and "--Reorganization Events." The reference stocks will not be modified for changes in the composition of the Index during the term of the notes, but may be modified in the case of certain corporate events. See "Description of Notes--Reorganization Events."

------------------------------------------------------------------------------------------------------------------------------
                                                                             Initial Closing Price
                                                                                  (subject to              Step-Down Level
 Ticker Symbol   Issuer Of Reference Stock                    Exchange            adjustment)          (subject to adjustment)
------------------------------------------------------------------------------------------------------------------------------
      AA         Alcoa Inc.                                     NYSE                 $28.64                    $21.48
------------------------------------------------------------------------------------------------------------------------------
      AIG        American International Group Inc.              NYSE                 $67.05                    $50.29
------------------------------------------------------------------------------------------------------------------------------
      AXP        American Express Co.                           NYSE                 $53.10                    $39.83
------------------------------------------------------------------------------------------------------------------------------
      BA         Boeing Co.                                     NYSE                 $49.86                    $37.40
------------------------------------------------------------------------------------------------------------------------------
       C         Citigroup Inc.                                 NYSE                 $48.48                    $36.36
------------------------------------------------------------------------------------------------------------------------------
      CAT        Caterpillar Inc.                               NYSE                 $91.12                    $68.34
------------------------------------------------------------------------------------------------------------------------------
      DD         E. I. du Pont de Nemours & Co.                 NYSE                 $46.48                    $34.86
------------------------------------------------------------------------------------------------------------------------------
      DIS        Walt Disney Co.                                NYSE                 $28.58                    $21.44
------------------------------------------------------------------------------------------------------------------------------
      GE         General Electric Co.                           NYSE                 $35.49                    $26.62
------------------------------------------------------------------------------------------------------------------------------
      GM         General Motors Corp.                           NYSE                 $36.98                    $27.74
------------------------------------------------------------------------------------------------------------------------------
      HD         Home Depot Inc.                                NYSE                 $40.73                    $30.55
------------------------------------------------------------------------------------------------------------------------------
      HON        Honeywell International Inc.                   NYSE                 $35.75                    $26.81
------------------------------------------------------------------------------------------------------------------------------
      HPQ        Hewlett-Packard Co.                            NYSE                 $19.59                    $14.69
------------------------------------------------------------------------------------------------------------------------------
      IBM        International Business Machines Corp.          NYSE                 $91.95                    $68.96
------------------------------------------------------------------------------------------------------------------------------
     INTC        Intel Corp.                                   NASDAQ                $22.43                    $16.82
------------------------------------------------------------------------------------------------------------------------------
      JNJ        Johnson & Johnson                              NYSE                 $64.65                    $48.49
------------------------------------------------------------------------------------------------------------------------------
      KO         The Coca-Cola Co.                              NYSE                 $41.68                    $31.26
------------------------------------------------------------------------------------------------------------------------------
      MCD        McDonald's Corp.                               NYSE                 $31.99                    $23.99
------------------------------------------------------------------------------------------------------------------------------
      MMM        3M Co.                                         NYSE                 $83.42                    $62.57
------------------------------------------------------------------------------------------------------------------------------
      MO         Altria Group Inc.                              NYSE                 $61.84                    $46.38
------------------------------------------------------------------------------------------------------------------------------
      MRK        Merck & Co. Inc.                               NYSE                 $31.17                    $23.38
------------------------------------------------------------------------------------------------------------------------------
     MSFT        Microsoft Corp.                               NASDAQ                $26.01                    $19.51
------------------------------------------------------------------------------------------------------------------------------
      PFE        Pfizer Inc.                                    NYSE                 $24.59                    $18.44
------------------------------------------------------------------------------------------------------------------------------
      PG         Procter & Gamble Co.                           NYSE                 $55.44                    $41.58
------------------------------------------------------------------------------------------------------------------------------
      SBC        SBC Communications Inc.                        NYSE                 $24.58                    $18.44
------------------------------------------------------------------------------------------------------------------------------
      UTX        United Technologies Corp.                      NYSE                $100.82                    $75.62
------------------------------------------------------------------------------------------------------------------------------
      VZ         Verizon Communications Inc.                    NYSE                 $36.52                    $27.39
------------------------------------------------------------------------------------------------------------------------------
      WMT        Wal-Mart Stores Inc.                           NYSE                 $53.28                    $39.96
------------------------------------------------------------------------------------------------------------------------------
      XOM        Exxon Mobil Corp.                              NYSE                 $51.70                    $38.78
------------------------------------------------------------------------------------------------------------------------------

Payment at Maturity

      At maturity you will receive a cash payment per $1,000 principal amount of the notes equal to $1,000 plus the final annual payment calculated as described under "--Annual Payment." The maturity date will be January 29, 2010.

      We will irrevocably deposit with the Depository Trust Company (which we sometimes refer to as "DTC") no later than the start of business on the maturity date funds sufficient to make payments of the amount payable at maturity with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto. In the event that the maturity date is not a business day, then payments payable on such date will be made on the next succeeding business day with the same force and effect as if made on such date. A "business day" is any day other than a day on which banking institutions in The City of New York are authorized or required by law or regulation to close or a day on which transactions in dollars are not conducted.

      Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

Market Disruption Events

      A "market disruption event" means, with respect to any reference stock:

      (i).the occurrence or existence of a suspension, material limitation or absence of trading of such reference stock, on the primary market for such reference stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for such reference stock as a result of which the reported trading prices for such reference stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, material limitation or absence of trading on the primary market for trading in options contracts related to such reference stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market; or a decision to permanently discontinue trading in the related options contract; with respect to the forgoing, in each case as determined by the calculation agent in its sole discretion; and

      (ii)a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position in such reference stock with respect to the notes.

      For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other United States self-regulatory organization, the Securities and Exchange Commission or any other relevant authority of scope similar to NYSE Rule 80A as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (3) a suspension of trading in options contracts on any reference stock by the primary securities market trading in such options, if available, by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to such reference stock and (4) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to any reference stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Anti-Dilution Adjustments

      On the pricing date of the notes, the initial closing price and corresponding step-down level for each reference stock will be the amount specified under "--Reference Stocks" above. However, the calculation agent will adjust the initial closing price and corresponding step-down level for each stock if any of the dilution events described below occurs with respect to that reference stock.

      The calculation agent will adjust the initial closing price and corresponding step-down level for each reference stock as described below, but only if an event below under this "--Anti-Dilution Adjustments" section occurs with respect to that reference stock and only if the relevant event occurs during the period specified under the applicable subsection. The initial closing price and corresponding step-down level for each reference stock will be subject to the adjustments described below, independently and separately, with respect to the dilution events that affect the reference stock.

      If more than one anti-dilution event requiring an adjustment occurs with respect to the initial closing price for a reference stock, the calculation agent will adjust that initial closing price for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the initial closing price for the first event, the calculation agent will adjust the initial closing price for the second event, applying the required adjustment to the initial closing price as already adjusted for the first event, and so on for each event. In the case of any adjustment to the initial closing price, the calculation agent will also adjust the corresponding step-down level using the new initial closing price. If an event requiring an anti-dilution adjustment occurs, the calculation agent will make adjustments, to the extent practical, for the dilutive or concentrative effect that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments.

      Stock Splits and Stock Dividends

      A stock split is an increase in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. When a corporation pays a stock dividend, it issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock split or stock dividend.

      If a reference stock is subject to a stock split or receives a stock dividend, then the calculation agent will adjust the initial closing price by dividing the prior initial closing price--that is, the initial closing price before the stock split or stock dividend--by the number equal to: (1) the number of shares of the reference stock outstanding immediately after the stock split or stock dividend becomes effective; divided by (2) the number of shares of the reference stock outstanding immediately before the stock split or stock dividend becomes effective. The initial closing price will not be adjusted, however, unless:

      o in the case of a stock split, the first day on which the reference stock trades without the right to receive the stock split occurs after the date of this pricing supplement; or

      o in the case of a stock dividend, the ex-dividend date occurs after the date of this pricing supplement.

      The ex-dividend date for any dividend or other distribution with respect to a stock is the first day on which the stock trades without the right to receive that dividend or other distribution.

      Reverse Stock Splits

      A reverse stock split is a decrease in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. Each outstanding share will be worth more as a result of a reverse stock split.

      If a reference stock is subject to a reverse stock split, then the calculation agent will adjust the initial closing price by multiplying the prior initial closing price by a number equal to: (1) the number of outstanding shares of the reference stock outstanding immediately before the reverse stock split becomes effective; divided by (2) the number of shares of the reference stock outstanding immediately after the reverse stock split becomes effective. The initial closing price will not be adjusted, however, unless the reverse stock split becomes effective after the date of this pricing supplement.

      Extraordinary Dividends

      A dividend or other distribution with respect to a reference stock will be deemed to be an extraordinary dividend if its per-share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the reference stock by an amount equal to at least 10% of the closing price of the reference stock on the first business day before the ex-dividend date. If there has not been a previous dividend, then the calculation agent will determine if the dividend is an extraordinary dividend and, if so, the amount of the extraordinary dividend. Each outstanding share will be worth less as a result of an extraordinary dividend.

      If an extraordinary dividend occurs with respect to a reference stock, the calculation agent will adjust the initial closing price to equal the product of:
(1) the prior initial closing price, times (2) a fraction, the numerator of which is the amount by which the closing price of the reference stock the business day before the ex-dividend date exceeds the extraordinary dividend amount and the denominator of which is the closing price of the reference stock on the business day before the ex-dividend date. The initial closing price will not be adjusted, however, unless the ex-dividend date occurs after the date of this pricing supplement.

      The "extraordinary dividend amount" with respect to an extraordinary dividend for a reference stock equals:

      o for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of the reference stock minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the reference stock; or

      o for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

      To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on a reference stock that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the initial closing price only as described under "--Anti-Dilution Adjustments--Stock Splits and Stock Dividends" above, "--Anti-Dilution Adjustments--Transferable Rights and Warrants" below or "--Reorganization Events" below, as the case may be.

      Transferable Rights and Warrants

      If a reference stock issuer issues transferable rights or warrants to all holders of that reference stock to subscribe for or purchase the reference stock at an exercise price per share that is less than the closing price of the reference stock on the business day before the ex-dividend date for the issuance, then the applicable initial closing price will be adjusted by multiplying the prior initial closing price by the following fraction:

            o the numerator will be the number of shares of the reference stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the reference stock that the aggregate offering price of the total number of shares of the reference stock so offered for subscription or purchase would purchase at the closing price of the reference stock on the business day before that ex-dividend date, with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the closing price on the business day before that ex-dividend date.

            o the denominator will be the number of shares of the reference stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the reference stock offered for subscription or purchase under those transferable rights or warrants.

      An initial closing price will not be adjusted, however, unless the ex-dividend date described above occurs after the date of this pricing supplement.

Reorganization Events

      If a reference stock issuer undergoes a reorganization event in which property other than the stock--including, without limitation, cash and/or securities of another issuer--is distributed in respect of the reference stock, then, for purposes of calculating the closing price of that reference stock, the calculation agent will determine the closing price of such reference stock on each trading day to equal the value of the cash, securities and other property distributed in respect of one share of such reference stock.

      Each of the following is a reorganization event with respect to a reference stock:

            o the reference stock is reclassified or changed;

            o the reference stock issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all the outstanding reference stock is exchanged for or converted into other property;

            o a statutory share exchange involving the outstanding reference stock and the securities of another entity occurs, other than as part of an event described in the two bullet points above;

            o the reference stock issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

            o the reference stock issuer effects a spin-off--that is, issues to all holders of the reference stock equity securities of another issuer, other than as part of an event described in the four bullet points above;

            o the reference stock issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law;

            o the reference stock issuer is de-listed from any national securities exchange or the Nasdaq National Market; or

            o another entity completes a exchange offer for all the outstanding stock of the reference stock issuer.

      Valuation of Distribution Property

      If a reorganization event occurs with respect to a reference stock, and the calculation agent does not substitute another stock for that reference stock as described in "--Reorganization--Substitution" below, then the calculation agent will determine the applicable closing price on each trading day so as to equal the value of the property--whether it be cash, securities or other property--distributed in the reorganization event in respect of one share of the reference stock, as such reference stock existed before the date of the reorganization. We refer to the property distributed in a reorganization event as "distribution property," a term we describe in more detail below. The calculation agent will not make any determination for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the date of this pricing supplement.

      For the purpose of making a determination required by a reorganization event, the calculation agent will determine the value of each type of distribution property, in its sole discretion. For any distribution property consisting of a security, the calculation agent will use the closing price for the security on the relevant date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of the applicable reference stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion.

      If a reorganization event occurs and the calculation agent adjusts the closing price of a reference stock on a trading day to equal the value of the distribution property distributed in the event, as described above, the calculation agent will make further determinations for later events that affect the distribution property considered in determining the closing price. The calculation agent will do so to the same extent that it would make determinations if the applicable reference stock were outstanding and were affected by the same kinds of events.

      For example, if a reference stock issuer merges into another company and each share of the reference stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, then on each trading day the closing price of a share of the reference stock will be determined to equal the value of the two common shares of the surviving company plus the specified amount of cash. For any distribution property consisting of a security or other property expressed and/or to be paid in a currency other than U.S. dollars, the calculation agent will value such security or other property based on the rate of exchange in which the United States dollar amount is converted into the currency that such securities or other property is expressed and/or will be paid. The calculation agent will further determine the common share component of such closing price to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in "--Anti-Dilution Adjustments" or as described above in this "--Reorganization Events" section as if the common shares were the reference stock. In that event, the cash component will not be redetermined but will continue to be a component of the closing price.

      When we refer to distribution property, we mean the cash, securities and other property distributed in a reorganization event in respect of each reference stock or in respect of whatever securities whose value determines the closing price on a trading day if any adjustment resulting from a reorganization event has been made in respect of a prior event. In the case of a spin-off, the distribution property also includes the original reference stock in respect of which the distribution is made.

      If a reorganization event occurs, the distribution property distributed in the event will be substituted for the applicable reference stock as described above. Consequently, in this pricing supplement, when we refer to a reference stock, we mean any distribution property that is distributed in a reorganization event in respect of that reference stock. Similarly, when we refer to a reference stock issuer, we mean any successor entity in a reorganization event.

      Substitution

      The calculation agent may make a determination, in its sole discretion, to substitute another stock for a reference stock that becomes subject to a reorganization event. In such case, the adjustments described above in "--Valuation of Distribution Property" will not apply.

      If the calculation agent so determines, it may choose, in its sole discretion, the stock of a different company listed on a national securities exchange or quotation system as a substitute for such reference stock. For all purposes, the substitute stock will be deemed to be a reference stock for purposes hereof.

      The calculation agent will determine, in its sole discretion, the initial closing price and/or the manner of valuation of the substitute stock and the corresponding step-down level. The calculation agent will have the right to make such adjustments to the calculation of the individual stock performance as it determines in its sole discretion are necessary to preserve as nearly as possible our and your relative economic position prior to the reorganization event.

      We will give notice of any substitution described above.

Calculation Agent

      J.P. Morgan Securities Inc. will act as the calculation agent. The calculation agent will determine the initial closing price, the step-down levels, the annual payment rates and the amount of the annual payments, if any. In addition, the calculation agent will determine whether there has been a market disruption event and will determine what adjustments should be made to the initial closing price (and related step-down level) to reflect certain corporate and other events. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of this prospectus supplement without your consent and without notifying you.

      The calculation agent will provide written notice to the trustee at its New York office, on which notice the Trustee may conclusively rely, of the amount to be paid on an annual payment date and at maturity on or prior to 11:00 a.m. on the business day preceding the applicable annual payment date or the maturity date.

      All dollar amounts related to determination of the annual payment will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of notes will be rounded to the nearest cent, with one-half cent rounded upward.

Dow Jones Industrial Average(SM) Index

      All disclosures contained in this document regarding the Index, including, without limitation, its make-up, are derived from publicly available information prepared by Dow Jones. We do not take any responsibility for the accuracy or completeness of such information.

      The notes are not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly. Dow Jones' only relationship to JPMorgan Chase & Co. is in the licensing of certain trademarks and trade names of Dow Jones and of the Dow Jones Industrial Average(SM) which is determined, composed and calculated by Dow Jones without regard to JPMorgan Chase & Co. or the notes. Dow Jones has no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the Dow Jones Industrial Average(SM). Dow Jones is not responsible for and has not participated in the determination of the timing, prices, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the notes.

      DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGE(SM) OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGE(SM) OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGE(SM) OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND JPMORGAN CHASE & CO.

Historical Data and Public Information on the Reference Stocks

      All the issuers of reference stocks are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the "Commission"). Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by each of the issuers of the reference stocks pursuant to the Exchange Act can be located by reference to its respective Commission file number, set forth below. In addition, information regarding the issuers of the reference stocks may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

      This pricing supplement relates only to the notes offered hereby and does not relate to the reference stocks or other securities of the issuers of the reference stocks. We have derived all disclosures contained in this pricing supplement regarding the issuers of the reference stocks from the publicly available documents described in the preceding paragraphs. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the reference stocks in connection with the offering of the notes. Neither we nor the agent makes any representation that such publicly available documents are or any other publicly available information regarding the issuers of the reference stocks is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraphs) that would affect the trading prices of the reference stocks (and therefore the initial closing price and the step-down levels) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuers of the reference stocks could affect the amount of the annual payments you receive on the notes.

      Neither we nor any of our affiliates makes any representation to you as to the performance of any of the reference stocks.

      We or our affiliates may currently or from time to time engage in business with issuers of the reference stocks, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire material non-public information about the companies, and we will not disclose any such information to you. Neither we nor any of our affiliates is under any obligation to disclose any such non-public information to holders of the notes. In addition, one or more of our affiliates may publish research reports about the issuers of the reference stocks. These research reports may or may not recommend that investors buy or hold the reference stocks. Any prospective purchaser of notes should undertake an independent investigation of each issuer of the reference stocks as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

      The following tables set forth the published high and low daily closing price for each reference stock for each quarter in the period from March 31, 2000 through December 31, 2004. We obtained the closing prices and other information below from Bloomberg Financial Markets. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

      The historical prices of each reference stock should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the reference stocks during the annual observation periods.

                                   Alcoa Inc.

      Alcoa Inc. produces primary aluminum, fabricated aluminum, and alumina, and participates in mining, refining, smelting, fabricating, and recycling. The Company serves customers worldwide primarily in the transportation, packaging, building, and industrial markets with both fabricated and finished products. Its Commission file number is 001-03610.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $43.00          $30.63          $35.13
      Second Quarter .....        $35.88          $28.19          $29.00
      Third Quarter ......        $34.63          $23.50          $25.31
      Fourth Quarter .....        $34.81          $23.56          $33.50

      2001
      First Quarter ......        $39.29          $31.50          $35.95
      Second Quarter .....        $45.36          $34.45          $40.00
      Third Quarter ......        $41.46          $28.30          $31.01
      Fourth Quarter .....        $39.95          $30.06          $35.55

      2002
      First Quarter ......        $39.56          $33.44          $37.74
      Second Quarter .....        $38.35          $30.55          $33.15
      Third Quarter ......        $33.38          $19.30          $19.30
      Fourth Quarter .....        $25.58          $18.03          $22.78

      2003
      First Quarter ......        $24.38          $18.57          $19.38
      Second Quarter .....        $26.60          $19.41          $25.50
      Third Quarter ......        $29.18          $24.19          $26.16
      Fourth Quarter .....        $38.91          $30.27          $38.00

      2004
      First Quarter ......        $38.78          $33.12          $34.69
      Second Quarter .....        $36.50          $29.54          $33.03
      Third Quarter ......        $33.59          $29.44          $33.59
      Fourth Quarter .....        $34.64          $30.75          $31.42

                       American International Group, Inc.

      American International Group, Inc., through its subsidiaries, provides a variety of insurance and insurance-related services in the United States and overseas. The Company writes property and casualty and life insurance, as well as provides financial services. Its Commission file number is 001-08787.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $76.04          $54.29          $73.00
      Second Quarter .....        $82.17          $67.75          $78.33
      Third Quarter ......        $95.69          $78.79          $95.69
      Fourth Quarter .....        $103.69         $90.13          $98.56

      2001
      First Quarter ......        $96.88          $75.12          $80.50
      Second Quarter .....        $86.51          $76.18          $85.01
      Third Quarter ......        $87.06          $67.05          $78.00
      Fourth Quarter .....        $86.01          $76.74          $79.40

      2002
      First Quarter ......        $79.61          $70.15          $72.14
      Second Quarter .....        $75.26          $62.84          $68.23
      Third Quarter ......        $67.91          $51.10          $54.70
      Fourth Quarter .....        $67.89          $52.45          $57.85

      2003
      First Quarter ......        $63.50          $44.47          $49.45
      Second Quarter .....        $60.20          $50.60          $55.18
      Third Quarter ......        $64.70          $55.54          $57.70
      Fourth Quarter .....        $66.28          $54.70          $66.28

      2004
      First Quarter ......        $75.12          $66.79          $71.35
      Second Quarter .....        $76.77          $69.39          $71.28
      Third Quarter ......        $72.66          $66.48          $67.99
      Fourth Quarter .....        $68.72          $54.70          $65.67

                            American Express Company

American Express Company, through its subsidiaries, provides travel-related, financial advisory, and international banking services around the world. The Company's products include the American Express Card, the Optima Card, and American Express Travelers Cheque. Its Commission file number is 001-07657.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $56.33          $40.92          $49.65
      Second Quarter .....        $56.75          $44.67          $52.13
      Third Quarter ......        $61.81          $51.94          $60.75
      Fourth Quarter .....        $62.81          $51.38          $54.94

      2001
      First Quarter ......        $55.94          $34.70          $41.30
      Second Quarter .....        $46.05          $36.20          $38.80
      Third Quarter ......        $41.49          $25.61          $29.06
      Fourth Quarter .....        $36.05          $27.44          $35.69

      2002
      First Quarter ......        $42.53          $32.90          $40.96
      Second Quarter .....        $44.87          $35.67          $36.32
      Third Quarter ......        $38.19          $28.66          $31.18
      Fourth Quarter .....        $39.51          $26.60          $35.35

      2003
      First Quarter ......        $38.54          $31.49          $33.23
      Second Quarter .....        $44.59          $33.62          $41.81
      Third Quarter ......        $47.08          $41.91          $45.06
      Fourth Quarter .....        $49.01          $51.15          $48.23

      2004
      First Quarter ......        $53.71          $47.70          $51.85
      Second Quarter .....        $52.59          $48.14          $51.38
      Third Quarter ......        $51.49          $48.11          $51.46
      Fourth Quarter .....        $56.92          $51.15          $56.37

                               The Boeing Company

The Boeing Company, together with its subsidiaries, develops, produces, and markets commercial jet aircraft, as well as provides related support services to the commercial airline industry worldwide. The Company also researches, develops, produces, modifies, and supports information, space, and defense systems, including military aircraft, helicopters and space and missile systems. Its Commission file number is 001-00442.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $47.63          $32.38          $37.81
      Second Quarter .....        $41.81          $34.75          $41.81
      Third Quarter ......        $66.06          $41.69          $64.50
      Fourth Quarter .....        $69.94          $56.13          $66.00

      2001
      First Quarter ......        $65.50          $52.00          $55.71
      Second Quarter .....        $68.79          $54.61          $55.60
      Third Quarter ......        $59.21          $29.76          $33.50
      Fourth Quarter .....        $39.10          $32.40          $38.78

      2002
      First Quarter ......        $50.88          $38.05          $48.25
      Second Quarter .....        $49.58          $41.51          $45.00
      Third Quarter ......        $45.00          $34.13          $34.13
      Fourth Quarter .....        $36.00          $28.98          $32.99

      2003
      First Quarter ......        $34.30          $25.06          $25.06
      Second Quarter .....        $36.41          $25.67          $34.32
      Third Quarter ......        $38.37          $31.22          $34.33
      Fourth Quarter .....        $42.28          $48.96          $42.14

      2004
      First Quarter ......        $44.60          $38.68          $41.07
      Second Quarter .....        $51.30          $40.55          $51.09
      Third Quarter ......        $55.15          $47.00          $51.62
      Fourth Quarter .....        $55.26          $48.96          $51.77

                                 Citigroup Inc.

Citigroup Inc. is a diversified financial services holding company that provides a broad range of financial services to consumer and corporate customers around the world. The Company's services include investment banking, retail brokerage, corporate banking, and cash management products and services. Its Commission file number is 001-09924.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $43.15          $33.58          $41.88
      Second Quarter .....        $46.95          $39.48          $42.14
      Third Quarter ......        $54.91          $43.67          $50.42
      Fourth Quarter .....        $53.05          $43.60          $47.62

      2001
      First Quarter ......        $52.51          $37.87          $41.95
      Second Quarter .....        $49.94          $39.82          $49.28
      Third Quarter ......        $49.88          $33.91          $37.77
      Fourth Quarter .....        $47.74          $38.94          $47.08

      2002
      First Quarter ......        $48.50          $39.38          $46.19
      Second Quarter .....        $46.12          $34.51          $36.14
      Third Quarter ......        $36.89          $25.18          $29.65
      Fourth Quarter .....        $38.97          $26.73          $35.19

      2003
      First Quarter ......        $37.93          $31.42          $34.45
      Second Quarter .....        $45.56          $35.60          $42.80
      Third Quarter ......        $47.17          $42.92          $45.51
      Fourth Quarter .....        $49.00          $42.56          $48.54

      2004
      First Quarter ......        $51.94          $48.11          $51.70
      Second Quarter .....        $52.29          $44.86          $46.50
      Third Quarter ......        $47.24          $43.19          $44.12
      Fourth Quarter .....        $48.75          $42.56          $48.18

                                Caterpillar Inc.

Caterpillar Inc. designs, manufactures, and markets construction, mining, agricultural, and forestry machinery. The Company also manufactures engines and other related parts for its equipment, and offers financing and insurance. Caterpillar distributes its products through a worldwide organization of dealers. Its Commission file number is 001-00768.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $53.31          $33.81          $39.44
      Second Quarter .....        $43.44          $33.88          $33.88
      Third Quarter ......        $39.25          $31.00          $31.00
      Fourth Quarter .....        $47.75          $29.81          $47.31

      2001
      First Quarter ......        $48.69          $40.09          $44.38
      Second Quarter .....        $56.20          $42.16          $50.05
      Third Quarter ......        $55.23          $41.70          $44.80
      Fourth Quarter .....        $53.19          $43.98          $52.25

      2002
      First Quarter ......        $59.79          $47.43          $56.85
      Second Quarter .....        $59.49          $47.55          $48.95
      Third Quarter ......        $48.24          $36.86          $37.22
      Fourth Quarter .....        $49.90          $33.86          $45.72

      2003
      First Quarter ......        $52.55          $42.04          $49.20
      Second Quarter .....        $57.89          $49.65          $55.66
      Third Quarter ......        $73.41          $54.74          $68.84
      Fourth Quarter .....        $84.75          $77.03          $83.02

      2004
      First Quarter ......        $85.01          $73.15          $79.07
      Second Quarter .....        $84.10          $72.26          $79.44
      Third Quarter ......        $80.50          $69.62          $80.45
      Fourth Quarter .....        $98.47          $77.03          $97.51

                       E. I. du Pont de Nemours & Company

E. I. du Pont de Nemours and Company is a global chemical and life sciences company, with businesses in high-performance materials, specialty chemicals, pharmaceuticals, and biotechnology. The Company sells its products to the transportation, textile, construction, automotive, agricultural, hybrid seeds, nutrition and health, pharmaceuticals, packaging, and electronics markets. Its Commission file number is 001-00815.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $71.63          $45.94          $52.94
      Second Quarter .....        $62.00          $43.75          $43.75
      Third Quarter ......        $50.25          $38.50          $40.88
      Fourth Quarter .....        $49.31          $40.06          $48.31

      2001
      First Quarter ......        $49.25          $40.70          $40.70
      Second Quarter .....        $49.70          $40.25          $48.24
      Third Quarter ......        $48.12          $33.61          $37.52
      Fourth Quarter .....        $45.65          $37.25          $42.51

      2002
      First Quarter ......        $49.09          $40.30          $47.15
      Second Quarter .....        $48.10          $42.91          $44.40
      Third Quarter ......        $45.12          $36.07          $36.07
      Fourth Quarter .....        $44.65          $36.12          $42.40

      2003
      First Quarter ......        $44.71          $35.11          $38.86
      Second Quarter .....        $44.18          $39.04          $41.64
      Third Quarter ......        $45.22          $39.62          $40.01
      Fourth Quarter .....        $45.94          $41.40          $45.89

      2004
      First Quarter ......        $46.00          $40.70          $42.22
      Second Quarter .....        $45.07          $41.19          $44.42
      Third Quarter ......        $43.88          $40.21          $42.80
      Fourth Quarter .....        $49.15          $41.40          $49.05

                             The Walt Disney Company

The Walt Disney Company, an entertainment company, conducts operations in media networks, studio entertainment, theme parks and resorts, consumer products, and Internet and direct marketing. The Company produces motion pictures, television programs, and musical recordings, as well as publishes books and magazines. Disney also operates ABC radio and television and theme parks. Its Commission file number is 001-11605.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $41.75          $29.88          $41.25
      Second Quarter .....        $43.63          $38.75          $38.81
      Third Quarter ......        $42.50          $35.75          $38.25
      Fourth Quarter .....        $41.38          $26.44          $28.94

      2001
      First Quarter ......        $33.38          $26.91          $28.60
      Second Quarter .....        $34.50          $27.10          $28.89
      Third Quarter ......        $28.74          $16.98          $18.62
      Fourth Quarter .....        $22.54          $17.90          $20.72

      2002
      First Quarter ......        $24.51          $20.50          $23.08
      Second Quarter .....        $25.00          $18.90          $18.90
      Third Quarter ......        $19.79          $13.77          $15.14
      Fourth Quarter .....        $19.89          $14.14          $16.31

      2003
      First Quarter ......        $18.74          $15.02          $17.02
      Second Quarter .....        $21.28          $17.10          $19.75
      Third Quarter ......        $22.56          $19.81          $20.17
      Fourth Quarter .....        $23.48          $23.08          $23.33

      2004
      First Quarter ......        $28.00          $23.19          $24.99
      Second Quarter .....        $26.59          $22.10          $25.49
      Third Quarter ......        $25.28          $20.89          $22.55
      Fourth Quarter .....        $27.99          $23.08          $27.80

                            General Electric Company

General Electric Company develops, manufactures, and markets products for the generation, distribution, and utilization of electricity. The Company, through General Electric Capital Services, Inc., offers a variety of financial services including mutual fund management, financing, asset management, and insurance. General Electric also owns the National Broadcasting Company. Its Commission file number is 001-00035.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $54.33          $41.71          $51.88
      Second Quarter .....        $55.33          $48.58          $53.00
      Third Quarter ......        $60.00          $49.94          $57.81
      Fourth Quarter .....        $59.75          $47.44          $47.94

      2001
      First Quarter ......        $48.06          $37.70          $41.86
      Second Quarter .....        $53.40          $39.60          $48.75
      Third Quarter ......        $50.20          $30.37          $37.20
      Fourth Quarter .....        $41.55          $36.34          $40.08

      2002
      First Quarter ......        $41.55          $35.00          $37.45
      Second Quarter .....        $37.30          $28.90          $29.05
      Third Quarter ......        $32.89          $24.47          $24.65
      Fourth Quarter .....        $27.20          $22.00          $24.35

      2003
      First Quarter ......        $28.00          $22.17          $25.50
      Second Quarter .....        $31.34          $26.13          $28.68
      Third Quarter ......        $32.11          $27.10          $29.81
      Fourth Quarter .....        $31.10          $32.90          $30.98

      2004
      First Quarter ......        $34.19          $29.18          $30.52
      Second Quarter .....        $33.42          $29.95          $32.40
      Third Quarter ......        $34.46          $31.52          $33.58
      Fourth Quarter .....        $37.48          $32.90          $36.50

                           General Motors Corporation

General Motors Corporation manufactures and sells vehicles worldwide under the Chevrolet, Buick, Cadillac, Oldsmobile, Pontiac, Saturn, Hummer, Saab, Opel, Vauxhall, Holden, and GMC names. The Company also has financing and insurance operations. In addition, General Motors produces products and provides services in other industries such as wireless communications. Its Commission file number is 001-00043.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $87.00          $71.56          $82.81
      Second Quarter .....        $93.63          $58.06          $58.06
      Third Quarter ......        $75.75          $56.94          $65.00
      Fourth Quarter .....        $67.13          $48.81          $50.94

      2001
      First Quarter ......        $58.95          $51.52          $51.85
      Second Quarter .....        $64.82          $50.93          $64.35
      Third Quarter ......        $67.04          $40.10          $42.90
      Fourth Quarter .....        $52.78          $40.81          $48.60

      2002
      First Quarter ......        $61.41          $48.13          $60.45
      Second Quarter .....        $68.02          $51.50          $53.45
      Third Quarter ......        $51.69          $38.16          $38.90
      Fourth Quarter .....        $40.64          $31.01          $36.86

      2003
      First Quarter ......        $40.50          $29.92          $33.62
      Second Quarter .....        $39.14          $33.26          $36.00
      Third Quarter ......        $42.61          $35.70          $40.93
      Fourth Quarter .....        $53.70          $37.04          $53.40

      2004
      First Quarter ......        $55.00          $44.90          $47.10
      Second Quarter .....        $49.50          $43.08          $46.59
      Third Quarter ......        $45.48          $40.69          $42.48
      Fourth Quarter .....        $43.14          $37.04          $40.06

                              The Home Depot, Inc.

The Home Depot, Inc. sells building materials and home improvement products. The Company's stores sell plumbing, heating and electrical supplies, lumber, floor and wall coverings, hardware, tools, paint, and lawn and garden products. Home Depot operates in North and South America. Its Commission file number is 001-08207.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $68.50          $52.31          $64.50
      Second Quarter .....        $68.00          $46.00          $49.94
      Third Quarter ......        $59.00          $48.06          $52.94
      Fourth Quarter .....        $55.56          $34.88          $45.69

      2001
      First Quarter ......        $51.69          $39.67          $43.10
      Second Quarter .....        $53.45          $41.50          $46.55
      Third Quarter ......        $50.37          $32.80          $38.37
      Fourth Quarter .....        $51.62          $37.60          $51.01

      2002
      First Quarter ......        $52.07          $47.00          $48.61
      Second Quarter .....        $50.36          $35.67          $36.73
      Third Quarter ......        $37.99          $26.10          $26.10
      Fourth Quarter .....        $30.58          $23.66          $24.02

      2003
      First Quarter ......        $25.78          $20.53          $24.36
      Second Quarter .....        $34.46          $24.79          $33.12
      Third Quarter ......        $34.55          $30.36          $31.85
      Fourth Quarter .....        $37.52          $38.67          $35.49

      2004
      First Quarter ......        $37.45          $34.84          $37.36
      Second Quarter .....        $37.24          $33.00          $35.20
      Third Quarter ......        $39.38          $32.88          $39.20
      Fourth Quarter .....        $43.79          $38.67          $42.74

                          Honeywell International Inc.

Honeywell International Inc. is a diversified technology and manufacturing company with operations around the world. The Company provides aerospace products and services, control technologies, automotive products, and power generation systems. Honeywell also provides specialty chemicals, fibers, plastics, and electronic and advanced materials. Its Commission file number is 001-08974.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $59.88          $41.81          $52.69
      Second Quarter .....        $57.81          $33.25          $33.69
      Third Quarter ......        $40.88          $33.00          $35.63
      Fourth Quarter .....        $55.19          $33.69          $47.31

      2001
      First Quarter ......        $49.42          $35.93          $40.80
      Second Quarter .....        $53.50          $34.90          $34.90
      Third Quarter ......        $38.95          $23.59          $26.40
      Fourth Quarter .....        $34.50          $25.65          $33.82

      2002
      First Quarter ......        $40.37          $29.11          $38.27
      Second Quarter .....        $40.76          $34.85          $35.23
      Third Quarter ......        $36.50          $21.66          $21.66
      Fourth Quarter .....        $27.08          $19.20          $24.00

      2003
      First Quarter ......        $25.65          $20.73          $21.36
      Second Quarter .....        $29.02          $21.61          $26.85
      Third Quarter ......        $30.06          $26.22          $26.35
      Fourth Quarter .....        $33.43          $32.23          $33.43

      2004
      First Quarter ......        $37.43          $31.75          $33.85
      Second Quarter .....        $37.51          $32.60          $36.63
      Third Quarter ......        $38.11          $34.58          $35.86
      Fourth Quarter .....        $36.76          $32.23          $35.41

                             Hewlett-Packard Company

Hewlett-Packard Company provides imaging and printing systems, computing systems, and information technology services for business and home. The Company's products include laser and inkjet printers, scanners, copiers and faxes, personal computers, workstations, storage solutions, and other computing and printing systems. Hewlett-Packard sells its products worldwide. Its Commission file number is 001-04423.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $59.26          $39.41          $51.73
      Second Quarter .....        $64.00          $45.36          $62.44
      Third Quarter ......        $67.44          $47.50          $48.50
      Fourth Quarter .....        $49.19          $29.38          $31.56

      2001
      First Quarter ......        $37.80          $28.10          $31.27
      Second Quarter .....        $32.50          $25.40          $28.60
      Third Quarter ......        $28.70          $14.50          $16.05
      Fourth Quarter .....        $23.52          $15.25          $20.54

      2002
      First Quarter ......        $23.53          $17.77          $17.94
      Second Quarter .....        $20.50          $14.82          $15.28
      Third Quarter ......        $16.30          $11.52          $11.67
      Fourth Quarter .....        $19.83          $11.16          $17.36

      2003
      First Quarter ......        $20.85          $15.00          $15.55
      Second Quarter .....        $22.03          $15.30          $21.30
      Third Quarter ......        $23.52          $19.26          $19.36
      Fourth Quarter .....        $23.48          $17.86          $22.97

      2004
      First Quarter ......        $26.12          $21.38          $22.84
      Second Quarter .....        $23.64          $19.50          $21.10
      Third Quarter ......        $20.58          $16.50          $18.75
      Fourth Quarter .....        $21.33          $17.86          $20.97

                   International Business Machines Corporation

International Business Machines Corporation (IBM) provides computer solutions through the use of advanced information technology. The Company's solutions include technologies, systems, products, services, software, and financing. IBM offers its products through its global sales and distribution organization, as well as through a variety of third party distributors and resellers. Its Commission file number is 001-02360.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $126.88         $100.25         $118.38
      Second Quarter .....        $125.00         $103.00         $109.56
      Third Quarter ......        $133.63         $101.25         $112.63
      Fourth Quarter .....        $117.94         $81.56          $85.00

      2001
      First Quarter ......        $116.91         $84.81          $96.18
      Second Quarter .....        $119.60         $90.39          $113.00
      Third Quarter ......        $114.35         $90.00          $91.72
      Fourth Quarter .....        $123.89         $92.71          $120.96

      2002
      First Quarter ......        $125.60         $96.38          $104.00
      Second Quarter .....        $102.86         $68.60          $72.00
      Third Quarter ......        $82.49          $58.31          $58.31
      Fourth Quarter .....        $87.70          $55.07          $77.50

      2003
      First Quarter ......        $88.58          $75.18          $78.43
      Second Quarter .....        $89.98          $78.71          $82.50
      Third Quarter ......        $93.28          $79.75          $88.33
      Fourth Quarter .....        $93.98          $84.78          $92.68

      2004
      First Quarter ......        $100.19         $89.70          $91.84
      Second Quarter .....        $94.20          $85.53          $88.15
      Third Quarter ......        $87.50          $82.21          $85.74
      Fourth Quarter .....        $98.58          $84.78          $98.58

                                Intel Corporation

Intel Corporation designs, manufactures, and sells computer components and related products. The Company's major products include microprocessors, chipsets, embedded processors and microcontrollers, flash memory products, graphics products, network and communications products, systems management software, conferencing products, and digital imaging products. Its Commission file number is 000-06217.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $72.03          $39.38          $65.97
      Second Quarter .....        $69.50          $53.03          $66.84
      Third Quarter ......        $74.88          $41.56          $41.56
      Fourth Quarter .....        $46.69          $30.06          $30.06

      2001
      First Quarter ......        $37.81          $24.63          $26.31
      Second Quarter .....        $32.49          $22.63          $29.25
      Third Quarter ......        $32.11          $19.30          $20.44
      Fourth Quarter .....        $34.61          $19.54          $31.45

      2002
      First Quarter ......        $35.79          $28.55          $30.41
      Second Quarter .....        $31.20          $18.27          $18.27
      Third Quarter ......        $19.59          $13.89          $13.89
      Fourth Quarter .....        $21.05          $13.22          $15.57

      2003
      First Quarter ......        $18.90          $15.05          $16.28
      Second Quarter .....        $22.14          $16.42          $20.81
      Third Quarter ......        $29.18          $21.41          $27.52
      Fourth Quarter .....        $34.12          $20.28          $32.05

      2004
      First Quarter ......        $34.24          $26.16          $27.20
      Second Quarter .....        $28.99          $25.73          $27.60
      Third Quarter ......        $27.02          $19.68          $20.06
      Fourth Quarter .....        $24.80          $20.28          $23.39

                                Johnson & Johnson

Johnson & Johnson manufactures health care products and provides related services for the consumer, pharmaceutical, and medical devices and diagnostics markets. The Company sells products such as skin and hair care products, acetaminophen products, pharmaceuticals, diagnostic equipment, and surgical equipment in countries located around the world. Its Commission file number is 001-03215.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $48.25          $34.25          $35.13
      Second Quarter .....        $50.94          $36.13          $50.94
      Third Quarter ......        $50.53          $45.13          $46.97
      Fourth Quarter .....        $52.53          $44.94          $52.53

      2001
      First Quarter ......        $51.00          $41.63          $43.74
      Second Quarter .....        $53.61          $43.06          $50.00
      Third Quarter ......        $57.00          $50.41          $55.40
      Fourth Quarter .....        $60.97          $54.27          $59.10

      2002
      First Quarter ......        $65.49          $55.50          $64.95
      Second Quarter .....        $64.61          $52.26          $52.26
      Third Quarter ......        $56.20          $41.85          $54.08
      Fourth Quarter .....        $61.11          $53.11          $53.71

      2003
      First Quarter ......        $58.67          $50.00          $57.87
      Second Quarter .....        $58.42          $51.54          $51.70
      Third Quarter ......        $53.60          $49.14          $49.52
      Fourth Quarter .....        $52.26          $55.32          $51.66

      2004
      First Quarter ......        $54.65          $49.50          $50.72
      Second Quarter .....        $57.07          $50.52          $55.70
      Third Quarter ......        $58.52          $54.49          $56.33
      Fourth Quarter .....        $63.76          $55.32          $63.42

                              The Coca-Cola Company

The Coca-Cola Company manufactures, markets, and distributes soft drink concentrates and syrups. The Company also distributes and markets juice and juice-drink products. Coca-Cola distributes its products under brand names such as Coca-Cola, Minute Maid, and Sprite to retailers and wholesalers in the United States and internationally. Its Commission file number is 001-02217.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $66.88          $43.31          $46.94
      Second Quarter .....        $60.05          $45.00          $57.44
      Third Quarter ......        $63.06          $49.56          $55.13
      Fourth Quarter .....        $62.75          $53.50          $60.94

      2001
      First Quarter ......        $60.82          $44.52          $45.16
      Second Quarter .....        $49.09          $42.85          $45.00
      Third Quarter ......        $50.45          $43.91          $46.85
      Fourth Quarter .....        $50.00          $44.28          $47.15

      2002
      First Quarter ......        $52.60          $43.75          $52.26
      Second Quarter .....        $57.64          $51.74          $56.00
      Third Quarter ......        $57.28          $44.58          $47.96
      Fourth Quarter .....        $52.55          $43.47          $43.84

      2003
      First Quarter ......        $45.76          $37.07          $40.48
      Second Quarter .....        $48.20          $39.42          $46.41
      Third Quarter ......        $46.49          $42.91          $42.96
      Fourth Quarter .....        $50.75          $38.65          $50.75

      2004
      First Quarter ......        $52.40          $47.71          $50.30
      Second Quarter .....        $53.00          $49.36          $50.48
      Third Quarter ......        $51.16          $39.63          $40.05
      Fourth Quarter .....        $41.85          $38.65          $41.64

                             McDonald's Corporation

McDonald's Corporation operates and franchises quick-service restaurant businesses under the McDonald's brand. The Company's restaurants serve a varied, yet limited, value-priced menu in countries around the world. McDonald's also operates other restaurant concepts under the Boston Market, Chipotle Mexican Grill, and Donatos Pizzeria brands. Its Commission file number is 001-05231.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $42.75          $29.88          $37.38
      Second Quarter .....        $39.19          $31.25          $32.94
      Third Quarter ......        $33.69          $27.00          $30.19
      Fourth Quarter .....        $34.25          $27.88          $34.00

      2001
      First Quarter ......        $34.69          $25.00          $26.55
      Second Quarter .....        $30.76          $25.79          $27.06
      Third Quarter ......        $30.84          $26.25          $27.14
      Fourth Quarter .....        $30.05          $25.64          $26.47

      2002
      First Quarter ......        $28.80          $25.62          $27.75
      Second Quarter .....        $30.65          $27.16          $28.45
      Third Quarter ......        $28.10          $17.66          $17.66
      Fourth Quarter .....        $19.31          $15.48          $16.08

      2003
      First Quarter ......        $17.33          $12.38          $14.46
      Second Quarter .....        $22.53          $14.05          $22.06
      Third Quarter ......        $23.93          $20.49          $23.54
      Fourth Quarter .....        $26.56          $27.55          $24.83

      2004
      First Quarter ......        $29.85          $24.64          $28.57
      Second Quarter .....        $29.36          $25.31          $26.00
      Third Quarter ......        $28.16          $25.75          $28.03
      Fourth Quarter .....        $32.66          $27.55          $32.06

                                   3M Company

3M Company conducts operations in electronics, telecommunications, industrial, consumer and office, health care, safety, and other markets. The Company's businesses share technologies, manufacturing operations, brands, marketing channels, and other resources. 3M serves customers in countries located around the world. Its Commission file number is 001-03285.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $51.38          $39.50          $44.28
      Second Quarter .....        $48.69          $40.88          $41.50
      Third Quarter ......        $48.38          $40.88          $45.56
      Fourth Quarter .....        $60.97          $43.63          $60.25

      2001
      First Quarter ......        $59.59          $50.88          $51.95
      Second Quarter .....        $62.75          $49.31          $57.05
      Third Quarter ......        $58.63          $43.49          $49.20
      Fourth Quarter .....        $60.32          $48.43          $59.11

      2002
      First Quarter ......        $61.51          $51.85          $57.51
      Second Quarter .....        $65.04          $56.46          $61.50
      Third Quarter ......        $64.94          $54.44          $54.99
      Fourth Quarter .....        $65.49          $55.44          $61.65

      2003
      First Quarter ......        $67.19          $60.51          $65.02
      Second Quarter .....        $66.99          $60.76          $64.49
      Third Quarter ......        $72.35          $63.66          $69.07
      Fourth Quarter .....        $85.25          $75.29          $85.03

      2004
      First Quarter ......        $85.48          $74.87          $81.87
      Second Quarter .....        $90.01          $81.05          $90.01
      Third Quarter ......        $88.62          $77.66          $79.97
      Fourth Quarter .....        $82.99          $75.29          $82.07

                               Altria Group, Inc.

Altria Group, Inc. is the parent company of Kraft Foods, Philip Morris International, Philip Morris USA, and Philip Morris Capital Corporation. The Company is also a shareholder in the brewer, SAB Miller plc. Altria's brands include Marlboro cigarettes, Oreo cookies, Kraft cheeses, Maxwell House coffee, Nabisco crackers, and Philadelphia cream cheese. Its Commission file number is 001-08940.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $24.50          $18.94          $20.75
      Second Quarter .....        $28.56          $20.69          $26.56
      Third Quarter ......        $34.00          $23.63          $29.44
      Fourth Quarter .....        $45.25          $29.63          $44.00

      2001
      First Quarter ......        $51.75          $40.13          $47.45
      Second Quarter .....        $53.00          $44.51          $50.75
      Third Quarter ......        $49.00          $43.16          $48.29
      Fourth Quarter .....        $51.31          $44.93          $45.85

      2002
      First Quarter ......        $53.94          $46.09          $52.67
      Second Quarter .....        $57.72          $42.87          $43.68
      Third Quarter ......        $51.85          $37.86          $38.80
      Fourth Quarter .....        $43.08          $36.17          $40.53

      2003
      First Quarter ......        $41.90          $29.96          $29.96
      Second Quarter .....        $45.44          $28.10          $45.44
      Third Quarter ......        $46.87          $38.97          $43.80
      Fourth Quarter .....        $54.92          $46.15          $54.42

      2004
      First Quarter ......        $58.44          $52.80          $54.45
      Second Quarter .....        $56.50          $44.95          $50.05
      Third Quarter ......        $49.95          $45.15          $47.04
      Fourth Quarter .....        $61.60          $46.15          $61.10

                                Merck & Co., Inc.

Merck & Co., Inc. is a global pharmaceutical company that discovers, develops, manufactures, and markets a broad range of human and animal health products. Merck's products include Zocor, a treatment for elevated cholesterol, Propecia, a treatment for male pattern hair loss, Fosamax for osteoporosis, Cozaar/Hyzaar for hypertension, Vioxx for arthritis and Singulair for allergic rhinitis. Its Commission file number is 001-03305.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $74.42          $51.05          $58.80
      Second Quarter .....        $72.52          $60.16          $72.52
      Third Quarter ......        $73.05          $60.34          $70.45
      Fourth Quarter .....        $89.80          $69.62          $88.61

      2001
      First Quarter ......        $88.02          $64.32          $71.84
      Second Quarter .....        $76.52          $60.49          $60.49
      Third Quarter ......        $67.41          $57.73          $63.03
      Fourth Quarter .....        $66.20          $54.11          $55.65

      2002
      First Quarter ......        $60.92          $53.91          $54.50
      Second Quarter .....        $55.08          $46.42          $47.93
      Third Quarter ......        $50.92          $36.96          $43.26
      Fourth Quarter .....        $57.08          $41.77          $53.58

      2003
      First Quarter ......        $56.67          $48.05          $51.85
      Second Quarter .....        $59.85          $51.83          $57.31
      Third Quarter ......        $58.58          $49.76          $50.62
      Fourth Quarter .....        $51.16          $26.00          $46.20

      2004
      First Quarter ......        $49.08          $43.01          $44.19
      Second Quarter .....        $48.37          $44.58          $47.50
      Third Quarter ......        $47.05          $33.00          $33.00
      Fourth Quarter .....        $34.23          $26.00          $32.14

                              Microsoft Corporation

Microsoft Corporation develops, manufactures, licenses, sells, and supports software products. The Company offers operating system software, server application software, business and consumer applications software, software development tools, and Internet and intranet software. Microsoft also develops the MSN network of Internet products and services. Its Commission file number is 000-14278.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $58.28          $44.69          $53.13
      Second Quarter .....        $45.44          $30.72          $40.00
      Third Quarter ......        $41.00          $30.16          $30.16
      Fourth Quarter .....        $35.44          $20.75          $21.69

      2001
      First Quarter ......        $32.34          $21.69          $27.34
      Second Quarter .....        $36.84          $25.97          $36.50
      Third Quarter ......        $36.29          $24.86          $25.59
      Fourth Quarter .....        $34.75          $25.90          $33.13

      2002
      First Quarter ......        $34.93          $29.00          $30.16
      Second Quarter .....        $30.19          $24.31          $27.35
      Third Quarter ......        $27.43          $21.42          $21.87
      Fourth Quarter .....        $29.12          $21.89          $25.85

      2003
      First Quarter ......        $28.49          $22.79          $24.21
      Second Quarter .....        $26.38          $23.67          $25.64
      Third Quarter ......        $29.96          $25.54          $27.80
      Fourth Quarter .....        $29.35          $26.53          $27.37

      2004
      First Quarter ......        $28.80          $24.15          $24.93
      Second Quarter .....        $28.57          $25.08          $28.56
      Third Quarter ......        $29.00          $26.88          $27.65
      Fourth Quarter .....        $29.98          $26.53          $26.72

                                   Pfizer Inc.

Pfizer Inc. is a research-based, global pharmaceutical company that discovers, develops, manufactures, and markets medicines for humans and animals. The Company's products include prescription pharmaceuticals, non-prescription self-medications, and animal health products such as anti-infective medicines and vaccines. Its Commission file number is 001-03619.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $37.81          $30.00          $36.56
      Second Quarter .....        $48.00          $37.94          $48.00
      Third Quarter ......        $49.00          $39.88          $44.92
      Fourth Quarter .....        $47.44          $42.19          $46.00

      2001
      First Quarter ......        $46.13          $35.67          $40.95
      Second Quarter .....        $44.87          $38.95          $40.05
      Third Quarter ......        $41.75          $35.80          $40.10
      Fourth Quarter .....        $43.90          $39.44          $39.85

      2002
      First Quarter ......        $42.15          $39.40          $39.74
      Second Quarter .....        $40.11          $33.43          $35.00
      Third Quarter ......        $34.92          $25.92          $29.02
      Fourth Quarter .....        $33.87          $28.30          $30.57

      2003
      First Quarter ......        $32.00          $28.56          $31.16
      Second Quarter .....        $36.18          $30.37          $34.15
      Third Quarter ......        $34.65          $29.55          $30.38
      Fourth Quarter .....        $35.33          $24.29          $35.33

      2004
      First Quarter ......        $38.85          $33.70          $35.05
      Second Quarter .....        $37.62          $33.82          $34.28
      Third Quarter ......        $34.16          $29.62          $30.60
      Fourth Quarter .....        $31.30          $24.29          $26.89

                          The Procter & Gamble Company

The Procter & Gamble Company manufactures and markets consumer products in countries throughout the world. The Company provides products in the laundry and cleaning, paper, beauty care, food and beverage, and health care segments. Procter & Gamble's products include Pampers diapers, Tide laundry detergent, PUR drinking water systems, Crest toothpaste, and Vicks cough/cold products. Its Commission file number is 001-00434.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $58.42          $26.67          $28.16
      Second Quarter .....        $34.98          $26.61          $28.16
      Third Quarter ......        $33.24          $27.07          $33.24
      Fourth Quarter .....        $38.92          $33.71          $38.92

      2001
      First Quarter ......        $38.95          $29.87          $31.06
      Second Quarter .....        $33.88          $28.10          $31.65
      Third Quarter ......        $38.20          $31.99          $36.11
      Fourth Quarter .....        $40.42          $34.63          $39.26

      2002
      First Quarter ......        $44.85          $38.17          $44.70
      Second Quarter .....        $47.20          $43.17          $44.65
      Third Quarter ......        $46.50          $37.23          $44.69
      Fourth Quarter .....        $46.10          $41.40          $42.97

      2003
      First Quarter ......        $44.53          $39.90          $44.53
      Second Quarter .....        $46.20          $43.91          $44.59
      Third Quarter ......        $46.63          $43.35          $46.41
      Fourth Quarter .....        $49.94          $50.97          $49.94

      2004
      First Quarter ......        $52.99          $49.05          $52.44
      Second Quarter .....        $55.96          $51.77          $54.44
      Third Quarter ......        $56.73          $52.15          $54.12
      Fourth Quarter .....        $56.49          $50.97          $55.08

                             SBC Communications Inc.

SBC Communications Inc. provides communications services in the United States. The Company provides local and long-distance phone service, wireless and data communications, paging, Internet access and messaging, cable and satellite television, security services, and telecommunications equipment. SBC also provides directory advertising and publishing. Its Commission file number is 001-08610.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $47.00          $35.44          $42.13
      Second Quarter .....        $50.00          $41.06          $44.00
      Third Quarter ......        $49.88          $39.31          $49.88
      Fourth Quarter .....        $58.50          $44.06          $47.75

      2001
      First Quarter ......        $52.38          $40.12          $44.63
      Second Quarter .....        $44.90          $38.70          $40.06
      Third Quarter ......        $47.34          $40.00          $47.12
      Fourth Quarter .....        $47.00          $37.38          $39.17

      2002
      First Quarter ......        $40.17          $34.49          $37.44
      Second Quarter .....        $38.15          $29.50          $30.50
      Third Quarter ......        $31.70          $20.10          $20.10
      Fourth Quarter .....        $28.73          $20.18          $27.11

      2003
      First Quarter ......        $31.19          $19.34          $20.06
      Second Quarter .....        $26.53          $19.98          $25.55
      Third Quarter ......        $26.60          $21.82          $22.25
      Fourth Quarter .....        $26.07          $24.75          $26.07

      2004
      First Quarter ......        $27.59          $23.71          $24.54
      Second Quarter .....        $25.50          $23.50          $24.25
      Third Quarter ......        $26.84          $23.00          $25.95
      Fourth Quarter .....        $27.20          $24.75          $25.77

                         United Technologies Corporation

United Technologies Corporation provides high-technology products and support services to customers in the aerospace and building industries worldwide. The Company's products include Pratt & Whitney aircraft engines, Otis elevators and escalators, Carrier heating and air conditioning, Sikorsky helicopters, Hamilton Sundstrand aerospace systems, and UTC Fuel Cell systems. Its Commission file number is 001-00812.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $65.25          $48.06          $63.19
      Second Quarter .....        $66.19          $54.50          $58.88
      Third Quarter ......        $71.50          $56.69          $69.38
      Fourth Quarter .....        $79.75          $63.50          $78.63

      2001
      First Quarter ......        $82.08          $67.00          $73.30
      Second Quarter .....        $87.21          $70.83          $73.26
      Third Quarter ......        $76.56          $41.64          $46.50
      Fourth Quarter .....        $65.56          $47.25          $64.63

      2002
      First Quarter ......        $77.25          $59.37          $74.20
      Second Quarter .....        $75.00          $64.85          $67.90
      Third Quarter ......        $71.00          $55.98          $56.49
      Fourth Quarter .....        $65.83          $49.19          $61.94

      2003
      First Quarter ......        $66.21          $54.15          $57.78
      Second Quarter .....        $73.51          $58.75          $70.83
      Third Quarter ......        $80.25          $71.29          $77.28
      Fourth Quarter .....        $95.54          $89.90          $94.77

      2004
      First Quarter ......        $97.50          $84.05          $86.30
      Second Quarter .....        $91.48          $81.50          $91.48
      Third Quarter ......        $95.79          $88.31          $93.38
      Fourth Quarter .....        $105.52         $89.90          $103.35

                           Verizon Communications Inc.

Verizon Communications Inc. provides wireline voice and data services, wireless services, Internet services, and published directory information. The Company also provides network services for the federal government including business phone lines, data services, telecommunications equipment, and payphones. Verizon has operations worldwide. Its Commission file number is 001-08606.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $62.00          $47.56          $61.13
      Second Quarter .....        $65.19          $50.63          $50.81
      Third Quarter ......        $55.38          $40.38          $48.44
      Fourth Quarter .....        $58.75          $45.94          $50.13

      2001
      First Quarter ......        $56.19          $46.00          $49.30
      Second Quarter .....        $56.90          $47.60          $53.50
      Third Quarter ......        $57.16          $49.04          $54.11
      Fourth Quarter .....        $55.70          $47.00          $47.46

      2002
      First Quarter ......        $50.61          $43.40          $46.10
      Second Quarter .....        $45.95          $38.65          $40.15
      Third Quarter ......        $38.89          $27.43          $27.44
      Fourth Quarter .....        $41.88          $29.58          $38.75

      2003
      First Quarter ......        $44.07          $32.41          $35.35
      Second Quarter .....        $41.21          $33.17          $39.45
      Third Quarter ......        $40.21          $32.44          $32.44
      Fourth Quarter .....        $35.08          $38.88          $35.08

      2004
      First Quarter ......        $39.46          $35.25          $36.54
      Second Quarter .....        $37.89          $34.40          $36.19
      Third Quarter ......        $40.81          $34.13          $39.38
      Fourth Quarter .....        $42.22          $38.88          $40.51

                              Wal-Mart Stores, Inc.

Wal-Mart Stores, Inc. operates discount stores and Supercenters, as well as Sam's Clubs. The Company's Wal-Mart discount stores and Supercenters offer merchandise such as apparel, housewares, small appliances, electronics, and hardware. Wal-Mart operates in the United States, Canada, Argentina, Brazil, Germany, Mexico, Korea, United Kingdom, and Puerto Rico. Its Commission file number is 001-06991.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $68.50          $44.50          $56.50
      Second Quarter .....        $63.56          $51.00          $57.63
      Third Quarter ......        $62.00          $47.38          $48.13
      Fourth Quarter .....        $55.25          $43.25          $53.13

      2001
      First Quarter ......        $58.44          $46.91          $50.50
      Second Quarter .....        $54.35          $48.15          $48.80
      Third Quarter ......        $55.99          $44.00          $49.50
      Fourth Quarter .....        $58.37          $49.76          $57.55

      2002
      First Quarter ......        $63.75          $55.76          $61.30
      Second Quarter .....        $61.23          $53.15          $55.01
      Third Quarter ......        $56.00          $44.60          $49.24
      Fourth Quarter .....        $57.33          $49.16          $50.51

      2003
      First Quarter ......        $54.67          $46.74          $52.03
      Second Quarter .....        $56.70          $52.00          $53.67
      Third Quarter ......        $60.08          $54.35          $55.85
      Fourth Quarter .....        $59.39          $51.99          $53.05

      2004
      First Quarter ......        $61.05          $52.12          $59.69
      Second Quarter .....        $59.02          $51.98          $52.76
      Third Quarter ......        $54.97          $51.33          $53.20
      Fourth Quarter .....        $57.70          $51.99          $52.82

                             Exxon Mobil Corporation

Exxon Mobil Corporation operates petroleum and petrochemicals businesses on a worldwide basis. The Company's operations include exploration and production of oil and gas, electric power generation, and coal and minerals operations. Exxon Mobil also manufactures and markets fuels, lubricants, and chemicals. Its Commission file number is 001-02256.

                                   High            Low          Period-end
                                   ----            ---          ----------
      2000
      First Quarter ......        $42.78          $35.53          $39.00
      Second Quarter .....        $42.19          $37.75          $39.25
      Third Quarter ......        $44.82          $37.69          $44.55
      Fourth Quarter .....        $47.22          $42.06          $43.47

      2001
      First Quarter ......        $44.56          $38.45          $40.50
      Second Quarter .....        $45.78          $38.95          $43.68
      Third Quarter ......        $43.85          $35.83          $39.40
      Fourth Quarter .....        $42.29          $36.44          $39.30

      2002
      First Quarter ......        $44.00          $37.95          $43.83
      Second Quarter .....        $44.38          $38.96          $40.92
      Third Quarter ......        $40.65          $30.27          $31.90
      Fourth Quarter .....        $36.30          $32.65          $34.94

      2003
      First Quarter ......        $36.38          $31.82          $34.95
      Second Quarter .....        $38.31          $34.33          $35.91
      Third Quarter ......        $38.47          $34.92          $36.60
      Fourth Quarter .....        $41.00          $48.31          $41.00

      2004
      First Quarter ......        $42.78          $40.10          $41.59
      Second Quarter .....        $45.46          $41.52          $44.41
      Third Quarter ......        $49.49          $44.36          $48.33
      Fourth Quarter .....        $51.97          $48.31          $51.26

Events of Default

      Under the heading "Description of Debt Securities -- Events of Default, Waiver, Debt Securities in Foreign Currencies" in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment Upon an Event of Default

      In case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable for each note upon any acceleration of the notes will be equal to principal plus an amount equal to $1,000 times the applicable annual payment rate; provided that for purposes of calculating the applicable annual payment rate, the date of acceleration shall be deemed to be the observation period ending date for the current observation period, and such amount shall be calculated based on the number of days elapsed since the immediately preceding observation period ending date to but excluding the date of acceleration divided by 365.

Modification

      Under the heading "Description of Debt Securities -- Modification of the Indenture; Waiver of Compliance" in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

      The provisions described in the accompanying  prospectus under the heading
"Description   of  Debt   Securities  --  Discharge,   Defeasance  and  Covenant
Defeasance" are not applicable to the notes.

Listing

      The notes will not be listed on any securities exchange.

Book-Entry Only Issuance -- The Depository Trust Company

      The Depository Trust Company, or DTC, will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings "Description of Notes -- Forms of Notes" and "The Depositary."

Registrar, Transfer Agent and Paying Agent

      Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of JPMorgan Chase Bank in The City of New York.

      JPMorgan Chase Bank or one of its affiliates will act as registrar and transfer agent for the notes. JPMorgan Chase Bank will also act as paying agent and may designate additional paying agents.

      Registration of transfers of the notes will be effected without charge by or on behalf of JPMorgan Chase Bank, but upon payment (with the giving of such indemnity as JPMorgan Chase Bank may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

      The notes will be governed by and interpreted in accordance with the laws of the State of New York.

License Agreement between Dow Jones and J.P. Morgan Securities Inc.

      Dow Jones and J.P. Morgan Securities Inc. have entered into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the Index, which is owned and published by Dow Jones, in connection with certain securities, including the notes.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the principal U.S. federal income tax consequences of the acquisition, ownership and disposition of notes. This discussion applies to you if you are an initial holder of a note purchasing the note at its issue price and if you hold the note as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code" ).

      This summary is based on the Code, existing and proposed Treasury regulations, revenue rulings, administrative interpretations and judicial decisions, in each case as currently in effect, all of which are subject to change, possibly with retroactive effect. This summary does not address all aspects of the U.S. federal income taxation of the notes that may be relevant to you in light of your particular circumstances or if you are a holder of a note who or which is subject to special treatment under the U.S. federal income tax laws, such as:

            o     a financial institution;

            o     an insurance company;

            o     a  tax-exempt  entity,   including  an  individual  retirement
                  account or Roth IRA as defined in Sections 408 or 408A, respectively;

            o     a dealer in securities or foreign currencies;

            o a person holding the notes as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or who has entered into a constructive sale with respect to the notes;

            o a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

            o a trader in securities who elects to apply a mark-to-market method of tax accounting; or

            o a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

      As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary. You should review the discussion below and consult your tax adviser concerning the U.S. federal income tax consequences of owning and disposing of the notes, as well as any consequences under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to U.S. Holders

      The following discussion applies to you only if you are a U.S. Holder of a note. You are a U.S. Holder if you are a beneficial owner of a note who is, for U.S. federal income tax purposes:

            o     a citizen or resident of the United States,

            o a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision thereof, or

            o an estate or trust the income of which is subject to the United States federal income taxation regardless of its source.

      The notes will be treated as contingent payment debt instruments for United States federal income tax purposes. As a result, the notes will generally be subject to the original issue discount ("OID") provisions of the Code and the Treasury regulations issued thereunder, and you will be required to accrue as interest income the OID on the notes as set forth below.

      We are required to determine a "comparable yield" for each note. The comparable yield is the yield at which we could issue a fixed rate debt instrument with terms similar to those of the note, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the note.

      Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a projected payment schedule in respect of the note representing a series of payments the amount and timing of which would produce a yield to maturity on the note equal to the comparable yield.

      We have determined that the comparable yield is an annual payment rate of 4.2952%, compounded annually. Based on our determination of the comparable yield, the "projected payment schedule" per $1,000 principal amount note is as follows: $0.00 in 2005, $59.92 on January 31, 2006, $43.26 on January 31, 2007,
$38.22 on January 31, 2008, $36.21 on January 29, 2009, $1,034.66 on January 29,
2010.

      Based on an annual accrual period (ending on each scheduled annual payment date), the following table states the amount of interest that will be deemed to have accrued with respect to a note during each calendar year (or portion thereof), based upon our determination of the comparable yield and the projected payment schedule:

                                                                                                  Total Interest Deemed
                                                                                                  to Have Accrued from
                                                                       Interest Deemed to          Original Issue Date
                                                                     Accrue During Calendar       as of End of Calendar
                  Calendar Year                                      Year (per $1,000 note)      Year (per $1,000 note)
                  -------------                                      ----------------------      ----------------------
Original Issue Date through December 31, 2005...................             $39.37                       $ 39.37
January 1, 2006 through December 31, 2006......................              $42.28                       $ 81.65
January 1, 2007 through December 31, 2007......................              $42.18                       $123.83
January 1, 2008 through December 31, 2008......................              $42.33                       $166.16
January 1, 2009 through December 31, 2009......................              $42.58                       $208.74
January 1, 2010 through January 29, 2010.......................              $ 3.55                       $212.29

      None of the comparable yield, the projected payment schedule and the interest accrual table constitutes a representation by us regarding the actual amounts, if any, that we will pay on the notes.

      For U.S. federal income tax purposes, you are required to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments in respect of the notes, unless you timely disclose and justify the use of other estimates to the Internal Revenue Service. Regardless of the your accounting method, you generally will be required to accrue interest income on a note at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the note (as set forth below).

      You will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of a note for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of the note for a taxable year:

            o will first reduce the amount of interest that you would otherwise be required to include in income in the taxable year; and

            o to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the note exceeds the total amount of your net negative adjustments treated as ordinary loss on the note in prior taxable years.

      A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the note or to reduce the amount realized on a sale, exchange or retirement of the note.

      Upon a sale, exchange or retirement of a note, you will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your adjusted basis in the note. Your adjusted basis in the note will equal the cost of the note, increased by the amount of interest income previously accrued in respect of the note (disregarding any positive or negative adjustments described above) and decreased by the amount of all prior projected payments in respect of the note. You generally will treat any gain as interest income, and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss. The deductibility of capital losses is subject to limitations.

      Special rules will apply if the amount of any contingent payment becomes fixed more than six months prior to the scheduled annual payment date. For purposes of the preceding sentence, a payment will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. Generally, on the day a contingent payment other than the final contingent payment becomes fixed, you would be required to make an adjustment (as described above) equal to the difference between the discounted fixed amount and the discounted projected payment amount (each discounted at the comparable yield from the date of the contingent payment to the date the payment becomes fixed). In such a case, the projected payment schedule must be modified prospectively to reflect the fixed amount of the payment, with the result that no further adjustments will be made when the fixed payment is made, and a new accrual period will begin on the day after the contingent payment becomes fixed. Generally, if the final contingent payment becomes fixed, you would be required to make adjustments to account for the difference between the amount so treated as fixed and the projected payment at maturity in a reasonable manner over the remaining term of the note. Your tax basis in the note and the character of any gain or loss on the sale of the note would also be affected. We urge you to consult your tax adviser concerning the application of these special rules.

Tax Consequences to Non-U.S. Holders

      The following discussion applies to you only if you are a Non-U.S. Holder of a note. You are a Non-U.S. Holder if you are a beneficial owner of a note that is for U.S. federal income tax purposes:

            o     a nonresident alien individual;

            o     a foreign corporation; or

            o     a nonresident alien fiduciary of a foreign estate or trust.

      Payments to you on the notes, and any gain realized on a sale or exchange of the notes, will be exempt from U.S. federal income tax (including withholding tax) provided generally that you have fulfilled the certification requirement described below and such amounts are not effectively connected with your conduct of a U.S. trade or business.

      The certification requirement referred to in the preceding paragraph will be fulfilled if you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and provide your name and address or otherwise satisfy applicable documentation requirements.

      If you are engaged in a trade or business in the United States and if the OID on the note is effectively connected with your conduct of such trade or business, although exempt from the withholding tax discussed in the preceding paragraph, you will generally be subject to regular United States income tax on such OID in the same manner as if you were a U.S. Holder, except that in lieu of the certificate described in the preceding paragraph, you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. If this paragraph applies to you, you are urged to consult your own tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the notes, including the possible imposition of a 30% branch profits tax.

      If you are an individual, your notes will not be included in your estate for United States federal estate tax purposes, provided that interest on the notes is not then effectively connected with your conduct of a United States trade or business.

Backup Withholding and Information Reporting

      The  proceeds  received  from  a  sale,   exchange  or  other  disposition
(including the payment at maturity) of notes will be subject to information reporting if you are not an "exempt recipient" (such as a domestic corporation) and may also be subject to backup withholding at the rates specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. Holder) or meet certain other conditions. If you are a Non-U.S. Holder and you comply with the identification procedures described in the preceding section, you would generally establish an exemption from backup withholding; however, we expect that the amount of OID paid to you at maturity (and possibly on a sale or exchange of a note) will be reported to you (and to the IRS).

      Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your United States federal income tax liability, provided the required information is furnished to the IRS.

                                  UNDERWRITING

      Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc. as agent, the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of notes set forth on the cover of this pricing supplement. The Agent proposes initially to offer the notes directly to the public at the public offering price set forth on the cover page of this pricing supplement. The Agent may pay to other dealers, in its sole discretion, a concession of 3% of the principal amount of the notes. We expect to deliver the notes against payment therefor in New York, New York on January 31, 2005. After the initial offering of the notes, the Agent may vary the offering price and other selling terms from time to time.

      We own, directly or indirectly, all of the outstanding equity securities of J.P. Morgan Securities Inc. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding an NASD member firm's underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

      Our affiliate, J.P. Morgan Securities Inc., may use this pricing supplement and the accompanying prospectus supplement and prospectus in connection with offers and sales of the notes in the secondary market. J.P. Morgan Securities Inc. may act as principal or agent in those transactions.
Secondary market sales will be made at prices related to market prices at the time of sale.

      In order to facilitate the offering of the notes, J.P. Morgan Securities Inc. may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, J.P. Morgan Securities Inc. may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. J.P. Morgan Securities Inc. must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if J.P. Morgan Securities Inc. is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, J.P. Morgan Securities Inc. may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. J.P. Morgan Securities Inc. is not required to engage in these activities, and may end any of these activities at any time.

             ERISA Matters for Pension Plans and Insurance Companies

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit pension, profit-sharing or other employee benefit plans, that are subject to Title I of ERISA, or any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity"), as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (collectively, "Plans"), as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code ("Plans"), from engaging in certain transactions involving the "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plans. As a result of its business, the Company is a Party in Interest with respect to many Plans. Where the Company is a Party in Interest with respect to a Plan (either directly or by reason of its ownership of its subsidiaries), the purchase and holding of the notes by or on behalf of the Plan would be a prohibited lending transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative or statutory exemption (as described below) or there was some other basis on which the transaction was not prohibited.

      Accordingly, the notes may not be purchased or held by any Plan or any person investing "plan assets" of any Plan, unless such purchase and holding is eligible for the exemptive relief available under Prohibited Transaction Class Exemption ("PTCE") 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S.
Department of Labor or there was some other basis on which the purchase and holding of the notes by the Plan Asset Entity is not prohibited. Unless the applicable prospectus supplement explicitly provides otherwise, any purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase of the notes that (a) its purchase and holding of the notes is not made on behalf of or with "plan assets" of any Plan or (b) its purchase and holding of the notes is eligible and satisfied all the conditions for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or there is some other basis on which such purchase and holding is not prohibited.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to these "prohibited transaction" rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents ("Similar Laws"). Accordingly, each purchaser or holder of the notes shall be required to represent (and deemed to constitute a representation) that such purchase and holding is not prohibited under applicable Similar Laws or rules.

      Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with "plan assets" of any Plan consult with their counsel regarding the relevant provisions of ERISA and the Code and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-1 or any Similar Laws.

      Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to a Plan or US governmental plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such plans generally or any particular Plan or US governmental plan, or that such an investment is appropriate for such plans generally or any particular Plan or US governmental plan.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 23, 2004)

JPMorgan Chase & Co.
270 Park Avenue, New York, New York 10017 (212) 270-6000

Global Medium-Term Notes, Series E
Global Warrants, Series E
Global Units, Series E

We may offer our global medium-term notes, at one or more times. We describe the terms that will generally apply to those notes in this prospectus supplement and the attached prospectus. We will describe the specific terms of any particular notes we are offering in an attached pricing supplement.

The following terms may apply to particular notes we may offer:

      MATURITY: The notes will mature more than nine months from the date of issue.

      INTEREST: The notes will bear interest at either a fixed rate or a floating rate that varies during the lifetime of the relevant notes, which, in either case may be zero. Floating rates will be based on rates specified in the applicable pricing supplement.

      FLOATING RATES:
      o   CD Rate                  o   Treasury Rate              o   Prime Rate
      o   Federal Funds Rate       o   Commercial Paper Rate      o   CMT Rate
      o   EURIBOR                  o   LIBOR

      Any floating interest rate may be adjusted by adding or subtracting a specified spread or margin or by applying a spread multiplier.

      CURRENCIES: The applicable pricing supplement will specify whether the notes will be denominated in U.S. dollars or some other currency.

      REDEMPTION: The notes may be either callable by us or puttable by you.

      EXCHANGEABLE: The notes may be optionally or mandatorily exchangeable for securities of an entity that is affiliated or not affiliated with us, for a basket or index of those securities, or for the cash value of those securities.

      PAYMENTS: Payments on the notes may be linked to currency prices, commodities, rates, debt or equity securities or other debt or equity instruments of entities affiliated or not affiliated with us, baskets of those securities or an index or indices of those securities, quantitative measures associated with an occurrence, extent of an occurrence, or contingency associated with a financial, commercial, or economic consequence, or economic or financial indices or measures of economic or financial risk or value.

      OTHER TERMS: As specified under "Description of the Notes" and in the attached pricing supplement.

We may offer from time to time global warrants that are debt warrants, currency warrants, interest rate warrants or universal warrants. Each warrant will either entitle or require you to purchase or sell (1) securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, (2) currencies or (3) commodities. The specific terms of any warrants that we offer will be included in the applicable pricing supplement.

We may offer from time to time global units that include any combination of notes or warrants. The specific terms of any units we offer will be included in the applicable pricing supplement.

Investing in the securities involves risks. See "Foreign Currency Risks" beginning on page S-6.

Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange.

The securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The securities are not secured.

These securities have not been approved by the SEC or any state securities commission, nor have these organizations determined that this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

J.P. Morgan Securities Inc. has agreed to use reasonable efforts to solicit offers to purchase these securities as our selling agent to the extent it is named in the applicable pricing supplement. Certain other selling agents to be named in the applicable pricing supplement may also be used to solicit such offers on a reasonable efforts basis. The agents may also purchase these securities as principal at prices to be agreed upon at the time of sale. The agents may resell any securities they purchase as principal at prevailing market prices, or at other prices, as the agents determine.

J.P. Morgan Securities Inc. may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

                                    JPMorgan

September 23, 2004

                               TABLE OF CONTENTS

Prospectus Supplement                                                       Page
--------------------                                                        ----
About this Prospectus Supplement ..................................          S-1
Where You Can Find Out More About Us ..............................          S-2
JPMorgan Chase & Co. ..............................................          S-3
Consolidated Ratios of Earnings to Fixed Charges ..................          S-5
Foreign Currency Risks ............................................          S-6
Description of Notes ..............................................          S-8
Description of Warrants ...........................................         S-26
Description of Units ..............................................         S-27
The Depositary ....................................................         S-29
Series E Securities Offered on a Global Basis .....................         S-31
United States Federal Taxation ....................................         S-35
Plan of Distribution ..............................................         S-43
Legal Matters .....................................................         S-44


Prospectus                                                                  Page
----------                                                                  ----
Where You Can Find More Information About Us ......................            1
JPMorgan Chase & Co. ..............................................            2
Consolidated Ratios of Earnings to Fixed Charges ..................            4
Use of Proceeds ...................................................            4
Description of Debt Securities ....................................            5
Description of Warrants ...........................................           11
Description of Units ..............................................           15
Forms of Securities ...............................................           17
Plan of Distribution ..............................................           20
Experts ...........................................................           22
Legal Opinions ....................................................           22
ERISA Matters for Pension Plans and Insurance
   Companies ......................................................           22

      You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus and any pricing supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.

      You should not assume that the information in this prospectus supplement, the prospectus, the applicable pricing supplement or any document incorporated by reference is accurate as of any date other than their respective dates.

                        ABOUT THIS PROSPECTUS SUPPLEMENT

      We may offer from time to time up to $1,000,000,000, less the initial public offering price of any other debt securities, warrants or units previously issued and to be issued or the equivalent of this amount in other currencies, of the medium-term notes, warrants and units described in this prospectus supplement. We will sell the notes, the warrants and the units primarily in the United States, but we may also sell them outside the United States or both in and outside the United States simultaneously. We refer to the notes, warrants and units offered under this prospectus supplement as our "Series E medium-term notes, " our "Series E warrants" and our "Series E units." We refer to the offering of the Series E medium-term notes, the Series E warrants and the Series E units as our "Series E Program."

      As used in this prospectus supplement, the "Company," "we," "us," or "our" refer to JPMorgan Chase & Co.

                      WHERE YOU CAN FIND OUT MORE ABOUT US

      We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy these documents at the Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northeast Regional Office, 233 Broadway, New York, New York 10279 and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material can also be obtained from the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the Commission at 1-800-732-0330 for further information about the Public Reference Room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information we have filed with the Commission by reference to file number 1-5805. In addition, you may inspect our reports, proxy statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the Commission. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with Commission rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the notes we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the Commission are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

      The Commission allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the Commission, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the Commission filings that we incorporate by reference to determine if any of the statements in this prospectus supplement and the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete our offering of the notes to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

      (a) our Annual Report on Form 10-K for the year ended December 31, 2003 (filed on February 18, 2004 as amended on June 28, 2004);

      (b) our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2004 (filed on May 10, 2004) and June 30, 2004 (filed on August 9,
            2004); and

      (c) our Current Reports on Form 8-K filed on January 28, 2004, February 3, 2004, March 1, 2004, March 4, 2004, April 21, 2004 (but only
            Exhibit 12.1 thereto),  May 3, 2004, May 11, 2004, May 14, 2004, May
            27, 2004,  June 3, 2004,  June 8, 2004,  June 15, 2004, July 1, 2004
            (as amended on July 30, 2004 and August 13, 2004), July 8, 2004, July 21, 2004 (two reports filed), September 8, 2004 and September 23, 2004 (two reports filed) (other than, in each case, the portions of those documents not deemed to be filed).

      You may request, at no cost to you, a copy of these documents (other than exhibits to such documents) by writing or telephoning us at: Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017-2070 (Telephone: (212) 270-4040).

                              JPMORGAN CHASE & Co.

      On July 1, 2004, J.P. Morgan Chase & Co. ("JPMorgan Chase") and Bank One Corporation consummated the merger of Bank One Corporation with and into JPMorgan Chase.

      JPMorgan Chase is a financial holding company incorporated under Delaware law in 1968. JPMorgan Chase is one of the largest banking institutions in the United States, with more than $1 trillion in assets and operations in more than 50 countries. Its principal bank subsidiaries are JPMorgan Chase Bank, a New York banking corporation, Chase Manhattan Bank USA, National Association, Bank One Ohio, N.A., Bank One Illinois, N.A. and Bank One Delaware, N.A. JPMorgan Chase's principal nonbank subsidiary is its investment banking subsidiary, JPMorgan Securities. The bank and nonbank subsidiaries of JPMorgan Chase operate nationally as well as through overseas branches and subsidiaries, representative offices and affiliated banks.

      JPMorgan Chase's activities are internally organized, for management reporting purposes, into six major business segments: Investment Bank; Treasury & Securities Services; Asset & Wealth Management; Card Services; Commercial Banking; and Retail Financial Services. The following is a brief description of those businesses.

Investment Bank

      The Investment Bank is one of the world's leading investment banks with broad client relationships and product capabilities. JPMorgan Chase's customers are corporations, financial institutions, governments and institutional investors worldwide. The Investment Bank provides a complete platform for its clients, including advising on corporate strategy and structure, equity and debt capital raising, sophisticated risk management, research and market-making in cash securities and derivative instruments around the world. The Investment Bank also participates in proprietary investing and trading.

Treasury & Securities Services

      Treasury & Securities Services is a global leader in providing transaction, investment and information services to support the needs of issuers and investors worldwide. JPMorgan Chase is one of the world's largest cash management providers and one of the world's largest custodians.

Asset & Wealth Management

      Asset & Wealth Management provides investment and wealth management services to institutional, high net worth and retail investors and their advisors. For wealthy individuals and families, JPMorgan Chase offers personalized financial solutions that integrate investment management, capital markets, trust and banking products. JPMorgan Chase provides retirement plan services and brokerage for retail clients.

Card Services

      JPMorgan Chase is the second largest issuer of credit cards in the United States and the largest merchant acquirer. JPMorgan Chase offers a wide variety of cards to satisfy the needs of its cardmembers, including cards issued on behalf of major airlines, hotels, universities, top retailers, other financial institutions and other well-known brands.

Commercial Banking

      Commercial Banking includes three client segments: Middle Market Banking, which serves companies with revenues between $10 million and $500 million; Mid-Corporate Banking, which focuses on clients with more significant Investment Banking needs; and Commercial Real Estate. Commercial Banking also has two product segments: Asset Based Lending and Commercial Leasing.

Retail Financial Services

      Retail Financial Services provides consumer banking, small business banking, auto and education finance, insurance and home finance. JPMorgan Chase's extensive branch network of 2,400 retail banking centers in 17 states makes it the fourth-largest retail bank in the United States. JPMorgan Chase is one of the industry's leading providers of mortgages and home equity loans and is the largest U.S. bank originator of auto loans and leases.

      Our principal executive office is located at 270 Park Avenue, New York, New York 10017 and our telephone number is (212) 270-6000.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                                                 Six Months                Year Ended December 31,
                                               Ended June 30,    ----------------------------------------
                                                    2004         2003     2002    2001     2000     1999
                                               --------------    ----     ----    ----     ----     ----
Earnings to Fixed Charges:
   Excluding Interest on Deposits ..........        1.46         2.27     1.28    1.18     1.52     1.93
   Including Interest on Deposits ..........        1.32         1.87     1.17    1.11     1.31     1.54

      For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

                             FOREIGN CURRENCY RISKS

      You should consult your financial and legal advisors as to any specific risks entailed by an investment in notes, warrants or units that are denominated or payable in, or the payment of which is linked to the value of, foreign currency. These notes, warrants or units are not appropriate investments for investors who are not sophisticated in foreign currency transactions.

      The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or the receipt of payments on, the notes, warrants or units. These persons should consult their own legal and financial advisors concerning these matters.

Exchange Rates and Exchange Controls May Affect the Securities' Value or Return

      General Exchange Rate and Exchange Control Risks. An investment in a note, warrant or unit that is denominated or payable in, or the payment of which is linked to the value of, currencies other than U.S. dollars entails significant risks. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by either the U.S. or foreign governments. These risks generally depend on economic and political events over which we have no control.

      Exchange Rates Will Affect Your Investment. In recent years, rates of exchange between U.S. dollars and some foreign currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any note, warrant or unit. Depreciation against the U.S. dollar of the currency in which a note, warrant or unit is payable would result in a decrease in the effective yield of the note below its coupon rate or in the payout of the note, warrant or unit and could result in an overall loss to you on a U.S. dollar basis. In addition, depending on the specific terms of a currency-linked note, changes in exchange rates relating to any of the relevant currencies could result in a decrease in its effective yield and in your loss of all or a substantial portion of the value of that note.

      There  May  Be  Specific  Exchange  Rate  Risks  Applicable  to  Warrants.
Fluctuations in the rates of exchange between U.S. dollars and any other currency (i) in which the exercise price of a warrant is payable, (ii) in which the value of the property underlying a warrant is quoted or (iii) to be purchased or sold by exercise of a warrant or in the rates of exchange among any of these foreign currencies may change the value of a warrant or a unit that includes a warrant. You could lose money on your investment as a result of these fluctuations, even if the spot price of the property underlying the warrant were such that the warrant appeared to be "in the money."

      We Have No Control Over Exchange Rates. Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments may use a variety of techniques, such as intervention by a country's central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect the U.S. dollar-equivalent yields or payouts for (i) notes denominated or payable in currencies other than U.S. dollars, (ii) currency-linked notes, (iii) warrants where the exercise price is denominated in a foreign currency or where the value of the property underlying the warrants is quoted in a foreign currency and (iv) warrants to purchase or sell foreign currency.

      We will not make any adjustment or change in the terms of the notes, warrants or units in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any applicable foreign currency. You will bear those risks.

      Some Foreign Currencies May Become Unavailable. Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified foreign currency. Even if there are no actual exchange controls, it is possible that the applicable currency for any security not denominated in U.S. dollars would not be available when payments on that security are due.

      Alternative Payment Method Used if Payment Currency Becomes Unavailable. If a payment currency is unavailable, we would make required payments in U.S. dollars on the basis of the market exchange rate. However, if the applicable currency for any security is not available because the euro has been substituted for that currency, we would make the payments in euro. The mechanisms for making payments in these alternative currencies are explained in "Description of Notes -- Interest and Principal Payments" below.

      We Will Provide Currency Exchange Information in Pricing Supplements. The applicable pricing supplement will include information regarding current applicable exchange controls, if any, and historic exchange rate information for any note, warrant or unit denominated or payable in a foreign currency or requiring payments that are related to the value of a foreign currency. That information will be furnished only for information purposes. You should not assume that any historic information concerning currency exchange rates will be representative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Currency Conversions May Affect Payments on Some Securities

      The applicable pricing supplement may provide for (i) payments on a non-U.S. dollar denominated note, warrant or unit to be made in U.S. dollars or
(ii) payments on a U.S. dollar denominated note, warrant or unit to be made in a currency other than U.S. dollars. In these cases, the exchange rate agent identified in the pricing supplement will convert the currencies. You will bear the costs of conversion through deductions from those payments.


Exchange Rates May Affect the Value of a New York Judgment Involving Non-U.S. Dollar Securities

      The notes, warrants and units will be governed by and construed in accordance with the laws of the State of New York. Unlike many courts in the United States outside the State of New York, the courts in the State of New York customarily enter judgments or decrees for money damages in the foreign currency in which notes, warrants and units are denominated. These amounts would then be converted into U.S. dollars at the rate of exchange in effect on the date the judgment or decree is entered. You would bear the foreign currency risk during litigation.

Additional risks specific to particular securities issued under our Series E Program will be detailed in the applicable pricing supplements.

                              DESCRIPTION OF NOTES

      Investors should carefully read the general terms and provisions of our debt securities in "Description of Debt Securities" in the prospectus. This section supplements that description. The pricing supplement will add specific terms for each issuance of notes and may modify or replace any of the information in this section and in "Description of Debt Securities" in the prospectus. If a note is offered as part of a unit, investors should also review the information in "Description of Units" in the prospectus and in this prospectus supplement.

General Terms of Notes

      We may issue notes under an Indenture dated May 25, 2001, between us and Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, as trustee. We refer to the Indenture, as may be supplemented from time to time, as the "Indenture." The Series E medium-term notes issued under the Indenture will constitute a single series under the Indenture, together with any medium-term notes we have issued in the past or that we issue in the future under the Indenture that we designate as being part of that series. We may create and issue additional notes with the same terms as previous issuances of Series E medium-term notes, so that the additional notes will be considered as part of the same issuance as the earlier notes.

      Outstanding Indebtedness of the Company. The Indenture does not limit the amount of additional indebtedness that we may incur. At June 30, 2004, we had approximately $197,846,000 aggregate principal amount of debt securities outstanding under the Indenture.

      Ranking. Notes issued under the Indenture will constitute unsecured and unsubordinated obligations of the Company and rank pari passu without any preference among them and with all other present and future unsecured and unsubordinated obligations of the Company.

      Terms Specified in Pricing Supplements. A pricing supplement will specify the following terms of any issuance of our Series E medium-term notes to the extent applicable:

      o  the specific designation of the notes;

      o  the issue price (price to public);

      o  the aggregate principal amount;

      o  the denominations or minimum denominations;

      o  the original issue date;

      o the stated maturity date and any terms related to any extension of the maturity date;

      o whether the notes are fixed rate notes, floating rate notes or notes with original issue discount;

      o for fixed rate notes, the rate per year at which the notes will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

      o for floating rate notes, the base rate, the index maturity, the spread, the spread multiplier, the initial interest rate, the interest reset periods, the interest payment dates, the maximum interest rate, the minimum interest rate and any other terms relating to the particular method of calculating the interest rate for the note;

      o whether the notes may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

      o whether the notes are currency-linked notes and/or notes linked to commodities, rates, debt or equity securities or other debt or equity instruments of entities affiliated or not affiliated with us, baskets of those securities or an index or indices of those securities, quantitative measures associated with an occurrence, extent of an occurrence, or contingency associated with a financial, commercial, or economic consequence, or economic or financial indices or measures of economic or financial risk or value;

      o the terms on which holders of the notes may convert or exchange them into or for stock or other securities of entities affiliated or not affiliated with us, or for the cash value of any of these securities or for any other property, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may effect the conversion or exchange;

      o if any note is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the "specified currency," along with any other terms relating to the non-U.S. dollar denomination, including exchange rates as against the U.S. dollar at selected times during the last five years and any exchange controls affecting that specified currency;

      o whether and under what circumstances we will pay additional amounts on the notes for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

      o  whether the notes will be listed on any stock exchange;

      o  whether the notes will be issued in book-entry or certificated form;

      o if the notes are in book-entry form, whether the notes will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

      o  any other terms on which we will issue the notes.

      Some Definitions. We have defined some of the terms that we use frequently in this prospectus supplement below:

      A "business day" means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (a) for all notes, in The City of New York, (b) for notes denominated in a specified currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the specified currency or (c) for notes denominated in Australian dollars, in Sydney; and (ii) for notes denominated in euro, a day that is also a TARGET Settlement Day.

      "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme.

      "Depositary" means The Depository Trust Company, New York, New York.

      "Euro LIBOR notes" means LIBOR notes for which the index currency is euros.

      "Euroclear operator" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

      An "interest payment date" for any note means a date on which, under the terms of that note, regularly scheduled interest is payable.

      "London banking day" means any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.

      The "record date" for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that date is a business day, unless another date is specified in the applicable pricing supplement.

      "TARGET Settlement Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is open.

      References in this prospectus supplement to "U.S. dollar," or "U.S.$" or "$" are to the currency of the United States of America.

Forms of Notes

      We will offer the notes on a continuing basis and will issue notes only in fully registered form either as book-entry notes or as certificated notes. We may issue the notes either alone or as part of a unit. References to "holders" mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries.

      Book-Entry Notes. For notes in book-entry form, we will issue one or more global certificates representing the entire issue of notes. Except as set forth in the prospectus under "Forms of Securities -- Global Securities," you may not exchange book-entry notes or interests in book-entry notes for certificated notes.

      Each global note certificate representing book-entry notes will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or nominee of the Depositary. These certificates name the Depositary or its nominee as the owner of the notes. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global notes. An investor's beneficial interest will be reflected in the records of the Depositary's direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary's procedures for global notes representing book-entry notes is set forth in the prospectus under "Forms of Securities -- Global Securities." The Depositary has confirmed to us, the agents and the trustee that it intends to follow these procedures.

      Certificated Notes. If we issue notes in certificated form, the certificate will name the investor or the investor's nominee as the owner of the note. The person named in the note register will be considered the owner of the note for all purposes under the Indenture. For example, if we need to ask the holders of the notes to vote on a proposed amendment to the notes, the person named in the note register will be asked to cast any vote regarding that note. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your note in our records and will be entitled to cast the vote regarding your note. You may not exchange certificated notes for book-entry notes or interests in book-entry notes.

      Denominations. We will issue the notes:

      o for U.S. dollar-denominated notes, in denominations of $1,000 or any amount greater than $1,000 that is an integral multiple of $1,000; or

      o for notes denominated in a specified currency other than U.S. dollars, in denominations of the equivalent of $1,000, rounded to an integral multiple of 1,000 units of the specified currency, or any larger integral multiple of 1,000 units of the specified currency, as determined by reference to the market exchange rate, as defined under "-- Interest and Principal Payments -- Unavailability of Foreign Currency" below, on the business day immediately preceding the date of issuance.

      New York Law to Govern. The notes will be governed by, and construed in accordance with, the laws of the State of New York.

Interest and Principal Payments

      Payments, Exchanges and Transfers. Holders may present notes for payment of principal, premium, if any, and interest, if any, register the transfer of the notes and exchange the notes at JPMorgan Chase Bank, acting through its corporate trust office at 4 New York Plaza, New York, New York 10004, as our current agent for the payment, transfer and exchange of the notes. We refer to JPMorgan Chase Bank, acting in this capacity, as the paying agent. However, holders of global notes may transfer and exchange global notes only in the manner and to the extent set forth under "Forms of Securities -- Global Securities" in the prospectus.

      We will not be required to:

      o register the transfer or exchange of any note if the holder has exercised the holder's right, if any, to require us to repurchase the note, in whole or in part, except the portion of the note not required to be repurchased;

      o register the transfer or exchange of notes to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

      o register the transfer or exchange of any registered note selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered note being redeemed in part.

      No service charge will be made for any registration or transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of notes.

      Although we anticipate making payments of principal, premium, if any, and interest, if any, on most notes in U.S. dollars, some notes may be payable in foreign currencies as specified in the applicable pricing supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on notes that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a note payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

      Recipients of Payments. The paying agent will pay interest to the person in whose name the note is registered at the close of business on the applicable record date. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the note. The paying agent will make the payment of interest on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a note on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date.

      Book-Entry Notes. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of the Depositary, as holder of book-entry notes, by wire transfer of immediately available funds. We expect that the Depositary, upon receipt of any payment, will immediately credit its participants' accounts in amounts proportionate to their respective beneficial interests in the book-entry notes as shown on the records of the Depositary. We also expect that payments by the Depositary's participants to owners of beneficial interests in the book-entry notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

      Certificated Notes. Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make U.S. dollar payments of interest either:

      o by check mailed to the address of the person entitled to payment as shown on the note register; or

      o for a holder of at least $10,000,000 in aggregate principal amount of certificated notes having the same interest payment date, by wire transfer of immediately available funds, if the holder has given written notice to the paying agent not later than 15 calendar days prior to the applicable interest payment date.

      U.S. dollar payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a note will be made in immediately available funds against presentation and surrender of the note.

      Payment Procedures for Book-Entry Notes Denominated in a Foreign Currency. Book-entry notes payable in a specified currency other than U.S. dollars will provide that a beneficial owner of interests in those notes may elect to receive all or a portion of the payments of principal, premium, if any, or interest, if any, in U.S. dollars. In those cases, the Depositary will elect to receive all payments with respect to the beneficial owner's interest in the notes in U.S. dollars, unless the beneficial owner takes the following steps:

      o The beneficial owner must give complete instructions to the direct or indirect participant through which it holds the book-entry notes of its election to receive those payments in the specified currency other than U.S. dollars by wire transfer to an account specified by the beneficial owner with a bank located outside the United States. In the case of a note payable in euro, the account must be a euro account in a country for which the euro is the lawful currency.

      o The participant must notify the Depositary of the beneficial owner's election on or prior to the third business day after the applicable record date, for payments of interest, and on or prior to the twelfth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

      o The Depositary will notify the paying agent of the beneficial owner's election on or prior to the fifth business day after the applicable record date, for payments of interest, and on or prior to the tenth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

      Beneficial owners should consult their participants in order to ascertain the deadline for giving instructions to participants in order to ensure that timely notice will be delivered to the Depositary.

      Payment Procedures for Certificated Notes Denominated in a Foreign Currency. For certificated notes payable in a specified currency other than U.S. dollars, the notes may provide that the holder may elect to receive all or a portion of the payments on those notes in U.S. dollars. To do so, the holder must send a written request to the paying agent:

      o for payments of interest, on or prior to the fifth business day after the applicable record date; or

      o for payments of principal, at least ten business days prior to the maturity date or any redemption or repayment date.

      To revoke this election for all or a portion of the payments on the certificated notes, the holder must send written notice to the paying agent:

      o at least five business days prior to the applicable record date, for payment of interest; or

      o at least ten calendar days prior to the maturity date or any redemption or repayment date, for payments of principal.

      If the holder does not elect to be paid in U.S. dollars, the paying agent will pay the principal, premium, if any, or interest, if any, on the certificated notes:

      o by wire transfer of immediately available funds in the specified currency to the holder's account at a bank located outside the United States, and in the case of a note payable in euro, in a country for which the euro is the lawful currency, if the paying agent has received the holder's written wire transfer instructions not less than 15 calendar days prior to the applicable payment date; or

      o by check payable in the specified currency mailed to the address of the person entitled to payment that is specified in the note register, if the holder has not provided wire instructions.

However, the paying agent will pay only the principal of the certificated notes, any premium and interest, if any, due at maturity, or on any redemption or repayment date, upon surrender of the certificated notes at the office or agency of the paying agent.

      Determination of Exchange Rate for Payments in U.S. Dollars for Notes Denominated in a Foreign Currency. The exchange rate agent identified in the relevant pricing supplement will convert the specified currency into U.S. dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry notes that do not follow the procedures we have described immediately above. The conversion will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

      o of the specified currency for U.S. dollars for settlement on the payment date;

      o in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

      o  at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, payments will be made in the specified currency. The holders or beneficial owners of notes will pay all currency exchange costs by deductions from the amounts payable on the notes.

      Unavailability of Foreign Currency. The relevant specified currency may not be available to us for making payments of principal of, premium, if any, or interest, if any, on any note. This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, we may satisfy our obligations to holders of the notes by making those payments on the date of payment in U.S. dollars on the basis of the noon dollar buying rate in The City of New York for cable transfers of the currency or currencies in which a payment on any note was to be made, published by the Federal Reserve Bank of New York, which we refer to as the "market exchange rate." If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

      o of the specified currency for U.S. dollars for settlement on the payment date;

      o in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

      o  at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

      These provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency, we may at our option, or will, if required by applicable law, without the consent of the holders of the affected notes, pay the principal of, premium, if any, or interest, if any, on any note denominated in the specified currency in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended by the treaty on European Union. Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default.

      Discount Notes. Some notes may be considered to be issued with original issue discount, which must be included in income for United States federal income tax purposes at a constant yield. See "United States Federal Taxation -- Notes -- Discount Notes" below. If the principal of any note that is considered to be issued with original issue discount is declared to be due and payable immediately as described under "Description of Debt Securities -- Events of Default" in the prospectus, the amount of principal due and payable on that note will be limited to:

      o  the aggregate  principal  amount of the note multiplied by the sum of

      o its issue price, expressed as a percentage of the aggregate principal amount, plus

      o the original issue discount amortized from the date of issue to the date of declaration, expressed as a percentage of the aggregate principal amount.

The amortization will be calculated using the "interest method," computed in accordance with generally accepted accounting principles in effect on the date of declaration. See the applicable pricing supplement for any special considerations applicable to these notes.

Fixed Rate Notes

      Each fixed rate note will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment.

      How Interest Is Calculated. Interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

      How Interest Accrues. Interest on fixed rate notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "-- If a Payment Date Is Not a Business Day."

      When Interest Is Paid. Payments of interest on fixed rate notes will be made on the interest payment dates specified in the applicable pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

      Amount of Interest Payable. Interest payments for fixed rate notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

      If a Payment Date Is Not a Business Day. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest, if any, and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

Floating Rate Notes

      Each floating rate note will mature on the date specified in the applicable pricing supplement.

      Each floating rate note will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the "base rate." The base rate may be one or more of the following:

      o  the CD rate,

      o  the commercial paper rate,

      o  EURIBOR,

      o  the federal funds rate,

      o  LIBOR,

      o  the prime rate,

      o  the Treasury rate,

      o  the CMT rate, or

      o any other rate or interest rate formula specified in the applicable pricing supplement and in the floating rate note.

      Formula for Interest Rates. The interest rate on each floating rate note will be calculated by reference to:

      o  the specified base rate based on the index maturity,

      o  plus or minus the spread, if any, and/or

      o  multiplied by the spread multiplier, if any.

      For any floating rate note, "index maturity" means the period of maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable pricing supplement. The "spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the base rate for a floating rate note. The "spread multiplier" is the percentage specified in the applicable pricing supplement to be applied to the base rate for a floating rate note. The interest rate on any inverse floating rate note will also be calculated by reference to a fixed rate.

      Limitations on Interest Rate. A floating rate note may also have either or both of the following limitations on the interest rate:

      o a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period, which we refer to as the "maximum interest rate"; and/or

      o a minimum limitation, or floor, on the rate of interest that may accrue during any interest period, which we refer to as the "minimum interest rate."

Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable pricing supplement.

      In addition, the interest rate on a floating rate note may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

      How Floating Interest Rates Are Reset. The interest rate in effect from the date of issue to the first interest reset date for a floating rate note will be the initial interest rate specified in the applicable pricing supplement. We refer to this rate as the "initial interest rate." The interest rate on each floating rate note may be reset daily, weekly, monthly, quarterly, semiannually or annually. This period is the "interest reset period" and the first day of each interest reset period is the "interest reset date." The "interest determination date" for any interest reset date is the day the calculation agent identified in the applicable pricing supplement will refer to when determining the new interest rate at which a floating rate will reset, and is applicable as follows:

      o for federal funds rate notes and prime rate notes, the interest determination date will be on the business day prior to the interest rate reset date;

      o for CD rate notes, commercial paper rate notes, prime rate notes and CMT rate notes, the interest determination date will be the second business day prior to the interest reset date;

      o for EURIBOR notes or Euro LIBOR notes, the interest determination date will be the second TARGET Settlement Day, as defined above under "-- General Terms of Notes -- Some Definitions," prior to the interest reset date;

      o for LIBOR notes (other than Euro LIBOR notes), the interest determination date will be the second London banking day prior to the interest reset date, except that the interest determination date pertaining to an interest reset date for a LIBOR note for which the index currency is pounds sterling will be the interest reset date; and

      o for Treasury rate notes, the interest determination date will be the day of the week in which the interest reset date falls on which Treasury bills would normally be auctioned.

Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but the auction may be held on the preceding Friday. If, as the result of a legal holiday, the auction is held on the preceding Friday, that Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week. If an auction falls on a day that is an interest reset date, that interest reset date will be the next following business day.

      The interest reset dates will be specified in the applicable pricing supplement. If an interest reset date for any floating rate note falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR note or a LIBOR note, if that business day is in the next calendar month, the interest reset date will be the immediately preceding business day.

      The interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be the one in effect on the tenth calendar day preceding the maturity, redemption or repayment date.

      In the detailed descriptions of the various base rates which follow, the "calculation date" pertaining to an interest determination date means the earlier of (i) the tenth calendar day after that interest determination date, or, if that day is not a business day, the next succeeding business day, and
(ii) the business day immediately preceding the applicable interest payment date or maturity date or, for any principal amount to be redeemed or repaid, any redemption or repayment date.

      How Interest Is Calculated. Interest on floating rate notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "-- If a Payment Date Is Not a Business Day."

      The applicable pricing supplement will specify a calculation agent for any issue of floating rate notes. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for that floating rate note.

      For a floating rate note, accrued interest will be calculated by multiplying the principal amount of the floating rate note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day:

      o by 360, in the case of CD rate notes, commercial paper rate notes, EURIBOR notes, federal funds rate notes, LIBOR notes (except for LIBOR notes denominated in pounds sterling) and prime rate notes;

      o  by 365, in the case of LIBOR notes denominated in pounds sterling; or

      o by the actual number of days in the year, in the case of Treasury rate notes and CMT rate notes.

For these calculations, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date or, if none, the initial interest rate.

      All percentages used in or resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005% rounded up to 0.00001%), and all U.S. dollar amounts used in or resulting from these calculations on floating rate notes will be rounded to the nearest cent (with one-half cent rounded upward). All Japanese Yen amounts used in or resulting from these calculations will be rounded downward to the next lower whole Japanese Yen amount. All amounts denominated in any other currency used in or resulting from these calculations will be rounded to the nearest two decimal places in that currency with 0.005 being rounded upward to 0.01.

      When Interest Is Paid. We will pay interest on floating rate notes on the interest payment dates specified in the applicable pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

      If a Payment Date Is Not a Business Day. If any scheduled interest payment date, other than the maturity date or any earlier redemption or repayment date, for any floating rate note falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR note or a LIBOR note, if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day. If the scheduled maturity date or any earlier redemption or repayment date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date.

Base Rate Notes

      CD Rate Notes

      CD rate notes will bear interest at the interest rates specified in the CD rate notes and in the applicable pricing supplement. Those interest rates will be based on the CD rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

      The "CD rate" means, for any interest determination date, the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)."

      The following procedures will be followed if the CD rate cannot be determined as described above:

      o If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the calculation date, the CD rate will be the rate on that interest determination date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System, or any successor site or publication, which is commonly referred to as the "H.15 Daily Update," for the interest determination date for certificates of deposit having the index maturity specified in the applicable pricing supplement, under the caption "CDs (Secondary Market)."

      o If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

      o If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate for that interest determination date will remain the CD rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

      Commercial Paper Rate Notes

      Commercial paper rate notes will bear interest at the interest rates specified in the commercial paper rate notes and in the applicable pricing supplement. Those interest rates will be based on the commercial paper rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

      The "commercial paper rate" means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement, as that rate is published in H.15(519), under the heading "Commercial Paper -- Nonfinancial."

      The following procedures will be followed if the commercial paper rate cannot be determined as described above:

      o If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "Commercial Paper -- Nonfinancial."

      o If by 3:00 p.m., New York City time, on that calculation date the rate is not yet published in either H.15(519) or the H.15 Daily Update, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest determination date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency.

      o If the dealers selected by the calculation agent are not quoting as set forth above, the commercial paper rate for that interest determination date will remain the commercial paper rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

      The "money market yield" will be a yield calculated in accordance with the following formula:

                  money market yield =     D x 360
                                        ------------   x 100
                                        360 - (D x M)

where "D" refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

      EURIBOR Notes

      EURIBOR notes will bear interest at the interest rates specified in the EURIBOR notes and in the applicable pricing supplement. That interest rate will be based on EURIBOR and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

      "EURIBOR" means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI -- The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable pricing supplement as that rate appears on the display on Moneyline Telerate, or any successor service, on page 248 or any other page as may replace page 248 on that service, which is commonly referred to as "Telerate Page 248," as of 11:00 a.m. (Brussels time).

      The following procedures will be followed if the rate cannot be determined as described above:

      o If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m. (Brussels time) on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable pricing supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

      o If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m. (Brussels time), on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable pricing supplement commencing on that interest reset date in a principal amount not less than the equivalent of U.S.$1 million in euro.

      o If the banks so selected by the calculation agent are not quoting as set forth above, EURIBOR for that interest determination date will remain EURIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

      "Euro-zone"  means the region  comprising  member  states of the  European
Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended.

      Federal Funds Rate Notes

      Federal funds rate notes will bear interest at the interest rates specified in the federal funds rate notes and in the applicable pricing supplement. Those interest rates will be based on the federal funds rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

      The "federal funds rate" means, for any interest determination date, the rate on that date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Moneyline Telerate, or any successor service, on page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as "Telerate Page 120."

      The following procedures will be followed if the federal funds rate cannot be determined as described above:

      o If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, the federal funds rate will be the rate on that interest determination date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "Federal Funds/Effective Rate."

      o If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest determination date.

      o If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds rate for that interest determination date will remain the federal funds rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

      LIBOR Notes

      LIBOR notes will bear interest at the interest rates specified in the LIBOR notes and in the applicable pricing supplement. That interest rate will be based on London Interbank Offered Rate, which is commonly referred to as "LIBOR," and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

      The   calculation   agent  will   determine   "LIBOR"  for  each  interest
determination date as follows:

      o  As of the interest determination date, LIBOR will be either:

         o if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page, by its terms provides only for a single rate, that single rate will be used; or

         o if "LIBOR Telerate" is specified in the applicable pricing supplement, the rate for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that interest determination date.

      o If (i) fewer than two offered rates appear and "LIBOR Reuters" is specified in the applicable pricing supplement, or (ii) no rate appears and the applicable pricing supplement specifies either (a) "LIBOR Telerate" or (b) "LIBOR Reuters" and the Designated LIBOR Page by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable pricing supplement commencing on the second London banking day immediately following the interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

      o If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the applicable pricing supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

      o If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that interest determination date will remain LIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

      The "index currency" means the currency specified in the applicable pricing supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable pricing supplement, the index currency will be U.S. dollars.

      "Designated LIBOR Page" means either (i) if "LIBOR Reuters" is designated in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable index currency or its designated successor, or (ii) if "LIBOR Telerate" is designated in the applicable pricing supplement, the display on Moneyline Telerate, or any successor service, on the page specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

      If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable pricing supplement, LIBOR for the applicable index currency will be determined as if LIBOR Telerate were specified, and, if the U.S. dollar is the index currency, as if Page 3750, had been specified.

      Prime Rate Notes

      Prime rate notes will bear interest at the interest rates specified in the prime rate notes and in the applicable pricing supplement. That interest rate will be based on the prime rate and any spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any.

      The "prime rate" means, for any interest determination date, the rate on that date as published in H.15(519) under the heading "Bank Prime Loan."

      The following procedures will be followed if the prime rate cannot be determined as described above:

      o If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date, then the prime rate will be the rate on that interest determination date as published in H.15 Daily Update under the heading "Bank Prime Loan."

      o If the rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank's prime rate or base lending rate as in effect for that interest determination date.

      o If fewer than four rates appear on the Reuters Screen USPRIME 1 Page by 3:00 p.m., New York City time, for that interest determination date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least three major banks in The City of New York, which may include affiliates of the agent, selected by the calculation agent, after consultation with us.

      o If the banks selected by the calculation agent are not quoting as set forth above, the prime rate for that interest determination date will remain the prime rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

      "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" on the Reuters Monitor Money Rates Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

      Treasury Rate Notes

      Treasury rate notes will bear interest at the interest rates specified in the Treasury rate notes and in the applicable pricing supplement. That interest rate will be based on the Treasury rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

      The "Treasury rate" means:

      o the rate from the auction held on the applicable interest determination date, which we refer to as the "auction," of direct obligations of the United States, which are commonly referred to as "Treasury Bills,"
         having the index maturity specified in the applicable pricing supplement as that rate appears under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, or any successor service, on page 56 or any other page as may replace page 56 on that service, which we refer to as "Telerate Page 56," or page 57 or any other page as may replace page 57 on that service, which we refer to as "Telerate Page 57"; or

      o if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the calculation date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High"; or

      o if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

      o if the rate referred to in the third bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable pricing supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/ Secondary Market"; or

      o if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

      o if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary U.S. government securities dealers, which may include the agent and its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement; or

      o if the dealers selected by the calculation agent are not quoting as set forth above, the Treasury rate for that interest determination date will remain the Treasury rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

      The "bond equivalent yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                bond equivalent yield =      D x N
                                         -------------  x 100
                                         360 - (D x M)

In this formula, "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

      CMT Rate Notes

      CMT rate notes will bear interest at the interest rates specified in the CMT rate notes and in the applicable pricing supplement. That interest rate will be based on the CMT rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

      The "CMT rate" means, for any interest determination date, the rate displayed on the Designated CMT Telerate Page, as defined below, under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release
H.15 . . . Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index, as defined below, for:

      o the rate on that interest determination date, if the Designated CMT Telerate Page is 7051; and

      o the week or the month, as applicable, ended immediately preceding the week in which the related interest determination date occurs, if the Designated CMT Telerate Page is 7052.

      The following procedures will be followed if the CMT rate cannot be determined as described above:

      o If the above rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

      o If the above rate described in the first bullet point is no longer published, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the interest determination date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

      o If the information described in the second bullet point is not provided by 3:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the CMT rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date, reported, according to their written records, by three leading primary U.S. government securities dealers, which we refer to as a "reference dealer," in The City of New York, which may include the agent or another affiliate of ours, selected by the calculation agent as described in the following sentence. The calculation agent will select five reference dealers, after consultation with us, and will eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as "Treasury notes," with an original maturity of approximately the Designated CMT Maturity Index, a remaining term to maturity of no more than 1 year shorter than that Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time. If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

      o If the calculation agent cannot obtain three Treasury notes quotations as described in the immediately preceding bullet point, the calculation agent will determine the CMT rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date of three reference dealers in The City of New York, selected using the same method described in the immediately preceding bullet point, for Treasury notes with an original maturity equal to the number of years closest to but not less than the Designated CMT
         Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity

         Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

      o If three or four (and not five) of the reference dealers are quoting as described above, then the CMT rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

      o If fewer than three reference dealers selected by the calculation agent are quoting as described above, the CMT rate for that interest determination date will remain the CMT rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

      "Designated CMT Telerate Page" means the display on Moneyline Telerate, or any successor service, on the page designated in the applicable pricing supplement or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified in the applicable pricing supplement, the Designated CMT Telerate Page will be 7052, for the most recent week.

      "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in the applicable pricing supplement for which the CMT rate will be calculated. If no maturity is specified in the applicable pricing supplement, the Designated CMT Maturity Index will be two years.

Exchangeable Notes

      We may issue notes, which we refer to as "exchangeable notes," that are optionally or mandatorily exchangeable into:

      o  the securities of an entity affiliated or not affiliated with us;

      o  a basket of those securities;

      o  an index or indices of those securities; or

      o  any combination of, or the cash value of, the above.

      The exchangeable notes may or may not bear interest or be issued with original issue discount or at a premium. The general terms of the exchangeable notes are described below.

      Optionally Exchangeable Notes. The holder of an optionally exchangeable note may, during a period, or at a specific time or times, exchange the note for the underlying property at a specified rate of exchange. If specified in the applicable pricing supplement, we will have the option to redeem the optionally exchangeable note prior to maturity. If the holder of an optionally exchangeable note does not elect to exchange the note prior to maturity or any applicable redemption date, the holder will receive the principal amount of the note plus any accrued interest at maturity or upon redemption.

      Mandatorily Exchangeable Notes. At maturity, the holder of a mandatorily exchangeable note must exchange the note for the underlying property at a specified rate of exchange, and, therefore, depending upon the value of the underlying property at maturity, the holder of a mandatorily exchangeable note may receive less than the principal amount of the note at maturity. If so indicated in the applicable pricing supplement, the specified rate at which a mandatorily exchangeable note may be exchanged may vary depending on the value of the underlying property so that, upon exchange, the holder participates in a percentage, which may be less than, equal to, or greater than 100% of the change in value of the underlying property. Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require holders of notes to exchange their notes for the underlying property.

      Payments upon Exchange. The applicable pricing supplement will specify whether upon exchange, at maturity or otherwise, the holder of an exchangeable note may receive, at the specified exchange rate, either the underlying property or the cash value of the underlying property. The underlying property may be the securities of either U.S. or foreign entities or both. The exchangeable notes may or may not provide for protection against fluctuations in the exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted. Exchangeable notes may have other terms, which will be specified in the applicable pricing supplement.

      Special Requirements for Exchange of Global Securities. If an optionally exchangeable note is represented by a global note, the Depositary's nominee will be the holder of that note and therefore will be the only entity that can exercise a right to exchange. In order to ensure that the Depositary's nominee will timely exercise a right to exchange a particular note or any portion of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in that note to notify the Depositary of its desire to exercise a right to exchange. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the deadline for ensuring that timely notice will be delivered to the Depositary.

      Payments upon Acceleration of Maturity. If the principal amount payable at maturity of any exchangeable note is declared due and payable prior to maturity, the amount payable on:

      o an optionally exchangeable note will equal the face amount of the note plus accrued interest, if any, to but excluding the date of payment, except that if a holder has exchanged an optionally exchangeable note prior to the date of acceleration without having received the amount due upon exchange, the amount payable will be an amount in cash equal to the amount due upon exchange and will not include any accrued but unpaid interest; and

      o a mandatorily exchangeable note will equal an amount determined as if the date of acceleration were the maturity date plus accrued interest, if any, to but excluding the date of payment.

Notes Linked to Commodities, Rates, Single Securities, Baskets of Securities, Indices and other Quantitative Measures

      We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date is determined by reference to one or more commodities, rates, debt or equity securities, or other debt or equity instruments of entities affiliated or not affiliated with us, baskets of those securities or an index or indices of those securities, quantitative measures associated with an occurrence, extent of an occurrence, or contingency associated with a financial, commercial, or economic consequence, or economic or financial indices or measures of economic or financial risk or value. These notes may include other terms, which will be specified in the relevant pricing supplement.

Currency-Linked Notes

      We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date to be determined by reference to the value of one or more currencies as compared to the value of one or more other currencies, which we refer to as "currency-linked notes." The pricing supplement will specify the following:

      o information as to the one or more currencies to which the principal amount payable on any principal payment date or the amount of interest payable on any interest payment date is linked or indexed;

      o the currency in which the face amount of the currency-linked note is denominated, which we refer to as the "denominated currency;"

      o the currency in which principal on the currency-linked note will be paid, which we refer to as the "payment currency;"

      o the interest rate per annum and the dates on which we will make interest payments;

      o specific historic exchange rate information and any currency risks relating to the specific currencies selected; and

      o  additional tax considerations, if any.

      The denominated currency and the payment currency may be the same currency or different currencies. Interest on currency-linked notes will be paid in the denominated currency.

Redemptions and Repurchases of Notes

      Optional Redemption. The pricing supplement will indicate the terms of our option to redeem the notes, if any. We will mail a notice of redemption to each holder or, in the case of global notes, to the Depositary, as holder of the global notes, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable pricing supplement, to the address of each holder as that address appears upon the books maintained by the paying agent. The notes will not be subject to any sinking fund.

      Repayment at Option of Holder. If applicable, the pricing supplement relating to each note will indicate that the holder has the option to have us repay the note on a date or dates specified prior to its maturity date. The repayment price will be equal to 100% of the principal amount of the note, together with accrued interest to the date of repayment. For notes issued with original issue discount, the pricing supplement will specify the amount payable upon repayment.

      For us to repay a note, the paying agent must receive the following at least 15 days but not more than 30 days prior to the repayment date:

      o the note with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed; or

      o a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the note, the principal amount of the note, the principal amount of the note to be repaid, the certificate number or a description of the tenor and terms of the note, a statement that the option to elect repayment is being exercised and a guarantee that the note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the note, will be received by the paying agent not later than the fifth business day after the date of that telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that note and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

      Exercise of the repayment option by the holder of a note will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the note but, in that event, the principal amount of the note remaining outstanding after repayment must be an authorized denomination.

      Special Requirements for Optional Repayment of Global Notes. If a note is represented by a global note, the Depositary or the Depositary's nominee will be the holder of the note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the Depositary.

      Open Market Purchases. We may purchase notes at any price in the open market or otherwise. Notes so purchased by us may, at our discretion, be held or resold or surrendered to the relevant trustee for cancellation.

Replacement of Notes

      At the expense of the holder, we may, in our discretion replace any notes that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated notes must be delivered to the applicable trustee, the paying agent and the registrar, in the case of registered notes, or satisfactory evidence of the destruction, loss or theft of the notes must be delivered to us, the paying agent, the registrar, in the case of registered notes, and the applicable trustee. At the expense of the holder, an indemnity that is satisfactory to us, the principal paying agent, the registrar, in the case of registered notes, and the applicable trustee may be required before a replacement note will be issued.

                             DESCRIPTION OF WARRANTS

      Investors should carefully read the general terms and provisions of our warrants in "Description of Warrants" in the prospectus. This section supplements that description. The pricing supplement will add specific terms for each issuance of warrants and may modify or replace any of the information in this section and in "Description of Warrants" in the prospectus. If a warrant is offered as part of a unit, investors should also review the information in "Description of Units" in the prospectus and in this prospectus supplement.

      Warrants will entitle or require you to purchase from us or sell to us:

      o securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

      o  currencies; or

      o  commodities.

                              DESCRIPTION OF UNITS

      Investors should carefully read the general terms and provisions of our units in "Description of Units" in the prospectus. This section supplements that description. The pricing supplement will add specific terms for each issuance of units and may modify or replace any of the information in this section and in "Description of Units" in the prospectus. If a note is offered as part of a unit, investors should also review the information in "Description of Debt Securities" in the prospectus and in "Description of Notes" in this prospectus supplement. If a warrant is offered as part of a unit, investors should also review the information in "Description of Warrants" in both the prospectus and this prospectus supplement.

      The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

      o  Unit Agreement ("Description of Units")

      o  warrant ("Description of Warrants -- Offered Warrants")

      o warrant agent ("Description of Warrants-- Significant Provisions of the Warrant Agreements")

      o  warrant property ("Description of Warrants-- Offered Warrants")

Further Information on Units

      Terms Specified in Pricing Supplement. We may issue from time to time units that may include one or more notes or warrants.

      The applicable pricing supplement will describe:

      o the designation and the terms of the units and of the notes or warrants or any combination of notes or warrants, included in those units, including whether and under what circumstances those notes or warrants may be separately traded;

      o  any additional terms of the Unit Agreement; and

      o any additional provisions for the issuance, payment, settlement, transfer or exchange of the units, or of the notes or warrants constituting those units.

      Units will be issued only in fully registered form, in denominations of whole units only, with face amounts as indicated in the applicable pricing supplement.

      Payments on Units and Securities Comprised by Units. At the office of the unit agent in the Borough of Manhattan, The City of New York, maintained by us for that purpose, the holder may:

      o present the units, accompanied by each of the securities then comprised by that unit, for payment or delivery of warrant property or any other amounts due;

      o  register the transfer of the units; and

      o exchange the units, except that book-entry units will be exchangeable only in the manner and to the extent set forth under "Forms of Securities -- Global Securities" in the prospectus.

      The holder will not pay a service charge for any registration of transfer or exchange of the units or of any security included in a unit or interest in the unit or security included in a unit, except for any tax or other governmental charge that may be imposed.

      Although we anticipate making payments of principal, premium, if any, and interest, if any, on most units in U.S. dollars, some units may be payable in foreign currencies as specified in the applicable pricing supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on units that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a note payable in euro will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

Book-Entry Units

      Book-Entry System. For each issuance of units in book-entry form, we will issue a single registered global unit representing the entire issue of units. Each registered global unit representing book-entry units, and each global security included in that unit, will be deposited with, or on behalf of, the Depositary, and registered in the name of a nominee of the Depositary. You may not exchange certificated units for book-entry units or interests in book-entry units. In addition, except as described in the prospectus under "Forms of Securities -- Global Securities," you may not exchange book-entry units or interests in book-entry units for certificated units.

      Special Requirements for Exercise of Rights for Global Units. If a book-entry unit represented by a registered global unit:

      o includes a warrant entitling the holder to exercise the warrant to purchase or sell warrant property,

      o includes any note that entitles the holder to redeem, accelerate or take any other action concerning that note, or

      o otherwise entitles the holder of the unit to take any action under the unit or any security included in that unit,

then, in each of the cases listed above, the Depositary's nominee will be the only entity that can exercise those rights.

      In order to ensure that the Depositary's nominee will timely exercise a right conferred by a unit or by the securities included in that unit, the beneficial owner of that unit must instruct the broker or other direct or indirect participant through which it holds an interest in that unit to notify the Depositary of its desire to exercise that right. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a unit in order to ascertain the deadline for ensuring that timely notice will be delivered to the Depositary.

      A further description of the Depositary's procedures for registered global securities representing book-entry securities, including registered global units and the other registered global securities included in the registered global units, is set forth in this prospectus supplement under "The Depositary." The Depositary has confirmed to us, the unit agent, the collateral agent, the paying agent, the warrant agent and each trustee that it intends to follow those procedures.

                                 THE DEPOSITARY

      The Depository Trust Company, New York, New York will be designated as the depositary for any registered global security. Each registered global security will be registered in the name of Cede & Co., the Depositary's nominee.

      The Depositary has advised us as follows: the Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary holds securities deposited with it by its participants, and it facilitates the settlement of transactions among its participants in those securities through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. The Depositary's direct participants include both U.S. and non-U.S. securities brokers and dealers (including the agents), banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, both U.S. and non-U.S. brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the SEC.

      Purchases of the securities under the Depositary's system must be made by or through its direct participants, which will receive a credit for the securities on the Depositary's records. The ownership interest of each actual purchaser of each security (the "beneficial owner") is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

      To facilitate subsequent transfers, all securities deposited with the Depositary are registered in the name of the Depositary's partnership nominee, Cede & Co, or such other name as may be requested by the Depositary. The deposit of securities with the Depositary and their registration in the name of Cede & Co. or such other nominee of the Depositary do not effect any change in beneficial ownership. The Depositary has no knowledge of the actual beneficial owners of the securities; the Depositary's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither the Depositary nor Cede & Co. (nor such other nominee of the Depositary) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with the Depositary's procedures. Under its usual procedures, the Depositary mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the securities are credited on the record date.

      Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co or such other nominee as may be requested by the Depositary. The Depositary's practice is to credit direct participants' accounts upon the Depositary's receipt of funds and corresponding detail information from us or any agent of ours, on the date payable in accordance with their respective holdings shown on the Depositary's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of the Depositary or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of redemption proceeds, distributions, and dividend payments to Cede & Co. or such other nominee as may be requested by the Depositary is the responsibility of us or of any paying agent of ours, disbursement of such payments to direct participants will be the responsibility of the Depositary, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

      If the Depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the Depositary. In addition, the indenture permits us at any time and in our sole discretion to decide not to have any of the securities represented by one or more registered global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global note at the request of each DTC participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for global security will be registered in the name or names that the Depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the Depositary's instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the Depositary.

      According to the Depositary, the foregoing information relating to the Depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

      The information in this section concerning the Depositary and Depositary's book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof. The Depositary may change or discontinue the foregoing procedures at any time.

                  SERIES E SECURITIES OFFERED ON A GLOBAL BASIS

      If we offer any of the securities under our Series E Program on a global basis, we will so specify in the applicable pricing supplement. The additional information contained in this section under "-- Book Entry, Delivery and Form" and "-- Global Clearance and Settlement Procedures" will apply to every offering on a global basis.

Book-Entry, Delivery and Form

      The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the Depositary and registered in the name of Cede & Co., the Depositary's nominee. Beneficial interests in the registered global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the registered global securities held by the Depositary through Clearstream, Luxembourg or the Euroclear operator if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and the Euroclear operator's names on the books of their respective depositaries, which in turn will hold such interests in the registered global securities in customers' securities accounts in the depositaries' names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for the Euroclear operator. We refer to each of Citibank, N.A. and JPMorgan Chase Bank, acting in this depositary capacity, as the "U.S. depositary" for the relevant clearing system. Except as set forth below, the registered global securities may be transferred, in whole but not in part, only to the Depositary, another nominee of the Depositary or to a successor of the Depositary or its nominee.

      Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream, Luxembourg holds securities for its customers, "Clearstream, Luxembourg customers," and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg provides to Clearstream, Luxembourg customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer. Clearstream, Luxembourg has established an electronic bridge with the Euroclear operator to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear operator.

      The Euroclear operator advises that the Euroclear System was created in 1968 to hold securities for its participants, "Euroclear participants," and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by the Euroclear operator, a bank incorporated under the laws of the Kingdom of Belgium. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

      The Euroclear operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

      The Euroclear operator provides  Euroclear  participants with, among other
things,  safekeeping,   administration,  clearance  and  settlement,  securities
lending and borrowing and related services.

      Non-participants of Euroclear may acquire, hold and transfer book-entry interests in securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear operator.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively, the "terms and conditions." The terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Distributions with respect to the securities held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for the Euroclear operator.

      Although the Euroclear operator has agreed to the procedures provided below in order to facilitate transfers of securities among Euroclear participants and between Euroclear participants and participants of other intermediaries, it is under no obligation to perform or continue to perform in accordance with such procedures, and such procedures may be modified or discontinued at any time.

      Investors electing to acquire securities through an account with the Euroclear operator or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of new issues of securities. Investors electing to acquire, hold or transfer securities through an account with the Euroclear operator or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of secondary market transactions of such securities.

      Investors who are Euroclear participants may acquire, hold or transfer interests in securities by book-entry to accounts with the Euroclear operator. Investors who are not Euroclear participants may acquire, hold or transfer interests in securities by book-entry to accounts with a securities intermediary who holds a book-entry interest in these securities through accounts with Euroclear.

      The Euroclear operator further advises that investors that acquire, hold and transfer interests in the securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between their intermediary and each other intermediary, if any, standing between themselves and the securities.

      The Euroclear operator advises that, under Belgian law, investors that are credited with securities on the records of the Euroclear operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear operator, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear operator. If the Euroclear operator does not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with interests in securities of that type on the Euroclear operator's records, all participants having an amount of interests in securities of that type credited to their accounts with the Euroclear operator will have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit.

      Under Belgian law, the Euroclear operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with those interests in securities on its records.

      Individual certificates in respect of the securities will not be issued in exchange for the registered global securities, except in very limited circumstances. If the Depositary notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from the Depositary or upon becoming aware that the Depositary is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the securities represented by such registered global securities upon delivery of those registered global securities for cancellation.

      Title to book-entry interests in the securities will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, the Euroclear operator or the Depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the securities may be transferred within Clearstream, Luxembourg and within the Euroclear System and between Clearstream, Luxembourg and the Euroclear System in accordance with procedures established for these purposes by Clearstream, Luxembourg and the Euroclear operator. Book-entry interests in the securities may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary. Transfers of book-entry interests in the securities among Clearstream, Luxembourg and the Euroclear operator and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, the Euroclear operator and the Depositary.

      A further description of the Depositary's procedures with respect to the registered global securities is set forth in the prospectus under "Forms of Securities -- Global Securities." The Depositary has confirmed to us and the trustee that it intends to follow these procedures.

Global Clearance and Settlement Procedures

      Initial settlement for the securities offered on a global basis will be made in immediately available funds. Secondary market trading between the Depositary's participants will occur in the ordinary way in accordance with the Depositary's rules and will be settled in immediately available funds using the Depositary's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

      Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected through the Depositary in accordance with the Depositary's rules on behalf of the relevant European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the securities to or receiving interests in the securities from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

      Because of time-zone differences, credits of interests in the securities received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a Depositary participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits of interests or any transactions involving interests in the securities received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a Depositary participant and settled during subsequent securities settlement processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on the business day following the Depositary settlement date. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of interests in the securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a Depositary participant will be received with value on the

Depositary settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

      Although  the  Depositary,   Clearstream,  Luxembourg  and  the  Euroclear
operator have agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants of the Depositary, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

Notices

      Notices to holders of the securities will be given by mailing such notices to each holder by first class mail, postage prepaid, at the respective address of each holder as that address appears upon our books. Notices given to the Depositary, as holder of the registered global securities, will be passed on to the beneficial owners of the securities in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants, including Clearstream, Luxembourg and the Euroclear operator.

      See also  "Plan of  Distribution  --  Series E Notes  Offered  on a Global
Basis."

                         UNITED STATES FEDERAL TAXATION

      In the opinion of Davis Polk & Wardwell, our special tax counsel, the following summary accurately describes the principal U.S. federal income tax consequences of ownership and disposition of the notes and units. Except as specifically noted below, this discussion applies only to:

      o  notes and units that are purchased on original issuance; and

      o  notes that are held as capital assets.

      This discussion does not describe all of the tax consequences that may be relevant in light of a holder's particular circumstances or to holders subject to special rules, such as:

      o  certain financial institutions;

      o  insurance companies;

      o  dealers in securities or foreign currencies;

      o persons holding notes as part of a hedging transaction, "straddle," conversion transaction or other integrated transaction;

      o United States Holders, as defined below, whose functional currency is not the U.S. dollar; or

      o partnerships or other entities classified as partnerships for U.S. federal income tax purposes.

      This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described below. Persons considering the purchase of the notes should consult the applicable pricing supplement for any additional discussion regarding U.S. federal income taxation and their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

      This discussion does not apply to mandatorily exchangeable notes, warrants, units, currency-linked notes or notes linked to commodities, rates, single securities, baskets of securities, indices or other quantitative measures. The tax treatment of these instruments will be specified in the applicable pricing supplement and prospective purchasers are urged to review the applicable pricing supplement and consult with their tax advisers.

Tax Consequences to United States Holders

      As used herein, the term "United States Holder" means a beneficial owner of a note that is for U.S. federal income tax purposes:

      o  a citizen or individual resident of the United States;

      o a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

      o an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

      The term "United States Holder" also includes certain former citizens and residents of the United States.

      If an entity that is classified as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Partners of partnerships holding notes should consult with their tax advisers.

      Payments of Interest

      Interest paid on a note will be taxable to a United States Holder as ordinary interest income at the time it accrues or is received in accordance with the Holder's method of accounting for federal income tax purposes, provided that the interest is "qualified stated interest" (as defined below). Special rules govern the treatment of interest paid with respect to certain notes, as described under "Original Issue Discount," "Optionally Exchangeable Notes," "Mandatorily Exchangeable Notes" and "Foreign Currency Notes" below.

      Original Issue Discount

      A note that has an "issue price" that is less than its "stated redemption price at maturity" will be considered to have been issued at an original discount for federal income tax purposes (and will be referred to as an "original issue discount note") unless the note satisfies a de minimis threshold (as described below) or is a short-term note (as defined below). The "issue price" of a note will be the first price at which a substantial amount of the notes are sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The "stated redemption price at maturity" of a note generally will equal the sum of all payments required under the note other than payments of "qualified stated interest." "Qualified stated interest" is stated interest unconditionally payable (other than in debt instruments of the issuer) at least annually during the entire term of the note and equal to the outstanding principal balance of the note multiplied by a single fixed rate of interest. In addition, qualified stated interest includes, among other things, stated interest on a "variable rate debt instrument" that is unconditionally payable (other than in debt instruments of the issuer) at least annually at a single qualified floating rate of interest or at a rate that is determined at a single fixed formula that is based on objective financial or economic information. A rate generally is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the note is denominated.

      If the difference between a note's stated redemption price at maturity and its issue price is less than a de minimis amount, i.e., 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, the note will not be considered to have original issue discount. United States Holders of notes with a de minimis amount of original issue discount will include this original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on the note.

      A United States Holder of original discount notes will be required to include any qualified stated interest payments in income in accordance with the Holder's method of accounting for federal income tax purposes. United States Holders of original issue discount notes that mature more than one year from their date of issuance will be required to include original issue discount in income for federal tax purposes as it accrues in accordance with a constant yield method based on a compounding of interest, regardless of whether cash attributable to this income is received. Under this method, United States Holders of original issue discount notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

      A United States Holder may make an election to include in gross income all interest that accrues on any note (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (a "constant yield election").

      A note that matures one year or less from its date of issuance (a "short-term note") will be treated as being issued at a discount and none of the interest paid on the note will be treated as qualified stated interest. In general, a cash method United States Holder of a short-term note is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so. Holders who so elect and certain other Holders, including those who report income on the accrual method of accounting for federal income tax purposes, are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a United States Holder who is not required and who does not elect to include the discount in income currently, any gain realized on the sale, exchange, or retirement of the short-term note will be ordinary income to the extent of the discount that would have accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, those United States Holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term notes in an amount not exceeding the accrued discount until the accrued discount is included in income.

      We may have an unconditional option to redeem, or United States Holders may have an unconditional option to require us to redeem, a note prior to its stated maturity date. Under applicable regulations, if we have an unconditional option to redeem a note prior to its stated maturity date, this option will be presumed to be exercised if, by utilizing any date on which the note may be redeemed as the maturity date and the amount payable on that date in accordance with the terms of the note as the stated redemption price at maturity, the yield on the note would be lower than its yield to maturity. If the United States Holders have an unconditional option to require us to redeem a note prior to its stated maturity date, this option will be presumed to be exercised if making the same assumptions as those set forth in the previous sentence, the yield on the note would be higher than its yield to maturity. If this option is not in fact exercised, the note would be treated solely for purposes of calculating original issue discount as if it were redeemed, and a new note were issued, on the presumed exercise date for an amount equal to the note's adjusted issue price on that date. The adjusted issue price of an original issue discount note is defined as the sum of the issue price of the note and the aggregate amount of previously accrued original issue discount, less any prior payments other than payments of qualified stated interest.

      Market Discount

      If a United States Holder purchases a note (other than a short-term note) for an amount that is less than its stated redemption price at maturity or, in the case of an original issue discount note, its adjusted issue price, the amount of the difference will be treated as market discount for federal income tax purposes, unless this difference is less than a specified de minimis amount.

      A United States Holder will be required to treat any principal payment (or, in the case of an original issue discount note, any payment that does not constitute qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of a note, including disposition in certain nonrecognition transactions, as ordinary income to the extent of the market discount accrued on the note at the time of the payment or disposition unless this market discount has been previously included in income by the United States Holder pursuant to an election by the Holder to include market discount in income as it accrues, or pursuant to a constant yield election by the Holder as described under "Original Issue Discount" above. If the note is disposed of in certain nontaxable transactions, accrued market discount will be includible as ordinary income to the Holder as if such Holder had sold the note in a taxable transaction at its then fair market value. In addition, the United States Holder may be required to defer, until the maturity of the note or its earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such note.

      If a United States Holder makes a constant yield election for a note with market discount, such election will result in a deemed election for all market discount bonds acquired by the Holder on or after the first day of the first taxable year to which such election applies.

      Acquisition Premium and Amortizable Bond Premium

      A United States Holder who purchases a note for an amount that is greater than the note's adjusted issue price but less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest will be considered to have purchased the note at an acquisition premium. Under the acquisition premium rules, the amount of original issue discount that the United States Holder must include in its gross income with respect to the note for any taxable year will be reduced by the portion of acquisition premium properly allocable to that year.

      If a United States Holder purchases a note for an amount that is greater than the amount payable at maturity, or on the earlier call date, in the case of a note that is redeemable at our option, the Holder will be considered to have purchased the note with amortizable bond premium equal in amount to the excess of the purchase price over the amount payable at maturity. The Holder may elect to amortize this premium, using a constant yield method, over the remaining term of the note (where the note is not optionally redeemable prior to its maturity date). If the note may be optionally redeemed prior to maturity after the Holder has acquired it, the amount of amortizable bond premium is determined by substituting the call date for the maturity date and the call price for the amount payable at maturity only if the substitution results in a smaller amount of premium attributable to the period before the redemption date. A Holder who elects to amortize bond premium must reduce his tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the Holder and may be revoked only with the consent of the Internal Revenue Service.

      If a United States Holder makes a constant yield election (as described under "Original Issue Discount" above) for a note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the Holder's debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service with respect to debt instruments acquired after revocation.

      Sale, Exchange or Retirement of the Notes

      Upon the sale, exchange or retirement of a note, a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the Holder's adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest on the note. Amounts attributable to accrued interest are treated as interest as described under "Payments of Interest" above.

      Except as described below, gain or loss realized on the sale, exchange or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Exceptions to this general rule apply to the extent of any accrued market discount or, in the case of a short-term note, to the extent of any accrued discount not previously included in the Holder's taxable income. See "Original Issue Discount" above. In addition, other exceptions to this general rule apply in the case of foreign currency notes and optionally exchangeable notes. See "Foreign Currency Notes" and "Optionally Exchangeable Notes" below.

      Optionally Exchangeable Notes

      Unless otherwise noted in the applicable pricing supplement, optionally exchangeable notes will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. Under the rules that govern the treatment of contingent payment debt instruments, no payment on an optionally exchangeable note qualifies as qualified stated interest. Rather, a United States Holder must account for interest for U.S. federal income tax purposes based on a "comparable yield" and the differences between actual payments on the note and the note's "projected payment schedule" as described below. The comparable yield is determined by us at the time of issuance of the notes and takes into account the yield at which we could issue a fixed rate debt instrument with no contingent payments, but with terms and conditions otherwise similar to those of the optionally exchangeable notes. The comparable yield may be greater than or less than the stated interest, if any, with respect to the notes.

      Solely for the purpose of determining the amount of interest income that a United States will be required to accrue on an optionally exchangeable note, we will be required to construct a "projected payment schedule" that represents a series of payments the amount and timing of which would produce a yield to maturity on the optionally exchangeable note equal to the comparable yield that is used.

      Neither  the  comparable   yield  nor  the  projected   payment   schedule
constitutes a representation by us regarding the actual amount, if any, that the optionally exchangeable note will pay.

      For U.S. federal income tax purposes, a United States Holder will be required to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments in respect of an optionally exchangeable note, unless the Holder timely discloses and justifies the use of a different comparable yield and projected payment schedule to the Internal Revenue Service.

      A United States Holder, regardless of the Holder's method of accounting for U.S. federal income tax purposes, will be required to accrue interest income on an optionally exchangeable note at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the optionally exchangeable note (as set forth below).

      A United States Holder will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of an optionally exchangeable note for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of an optionally exchangeable note for a taxable year:

      o will first reduce the amount of interest in respect of the optionally exchangeable note that a Holder would otherwise be required to include in income in the taxable year; and

      o to the extent of any excess, will give rise to an ordinary loss equal to so much of this excess as does not exceed the excess of:

         o the amount of all previous interest inclusions under the optionally exchangeable note over

         o the total amount of the United States Holder's net negative adjustments treated as ordinary loss on the optionally exchangeable note in prior taxable years.

      A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the optionally exchangeable note or to reduce the amount realized on a sale, exchange or retirement of the optionally exchangeable note. Where a United States Holder purchases an optionally exchangeable note for a price other than its adjusted issue price, the difference between the purchase price and the adjusted issue price must be reasonably allocated to the daily portions of interest or projected payments with respect to the optionally exchangeable note over its remaining term and treated as a positive or negative adjustment, as the case may be, with respect to each period to which it is allocated.

      Upon a sale, exchange or retirement of an optionally exchangeable note (including a delivery of shares pursuant to the terms of the obligation), a United States Holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the Holder's adjusted basis in the optionally exchangeable note. A Holder's adjusted basis in the note will equal the cost of the note, increased by the amount of interest income previously accrued by the Holder in respect of the note (disregarding any positive or negative adjustments described above) and decreased by the amount of all prior projected payments in respect of the note. If we deliver property, other than cash, to a United States Holder in retirement of an optionally exchangeable note, the amount realized will equal the fair market value of the property, determined at the time of retirement, plus the amount of cash, if any, received in lieu of property. A United States Holder generally will treat any gain as interest income, and any loss as ordinary loss to the extent of the excess of previous interest inclusions in excess of the total net negative adjustments previously taken into account as ordinary losses, and the balance as capital loss. The deductibility of capital losses is subject to limitations. Additionally, a United States Holder who recognizes a loss above certain thresholds could be required to file a disclosure statement with the Internal Revenue Service.

      A United States Holder will have a tax basis in any property, other than cash, received upon the retirement of an optionally exchangeable note including in satisfaction of a conversion right or a call right equal to the fair market value of the property, determined at the time of retirement. The Holder's holding period for the property will commence on the day immediately following its receipt.

      Foreign Currency Notes

      The following discussion summarizes the principal United States federal income tax consequences to a United States Holder of the ownership and disposition of notes that are denominated in a specified currency other than the U.S. dollar, which we refer to as "foreign currency notes." The tax treatment of currency-linked notes and notes the payment of interest or principal on which are payable in more than one currency or currency units other than the U.S. dollar will be specified in the relevant pricing supplement.

      The rules applicable to foreign currency notes could require some or all gain or loss on the sale, exchange or other disposition of a foreign currency note to be recharacterized as ordinary income or loss. The rules applicable to foreign currency notes are complex and may depend on the holder's particular U.S. federal income tax situation. For example, various elections are available under these rules, and whether a United States Holder should make any of these elections may depend on the holder's particular federal income tax situation. United States Holders are urged to consult their own tax advisers regarding the U.S. federal income tax consequences of the ownership and disposition of foreign currency notes.

      A United States Holder who uses the cash method of accounting and who receives a payment of qualified stated interest in a foreign currency with respect to a foreign currency note will be required to include in income the U.S. dollar value of the foreign currency payment (determined on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at the time, and this U.S. dollar value will be the United States Holder's tax basis in the foreign currency. A cash method Holder who receives a payment of qualified stated interest in U.S. dollars pursuant to an option available under such note will be required to include the amount of this payment in income upon receipt.

      An accrual method United States Holder will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount or market discount, but reduced by acquisition premium and amortizable bond premium, to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The United States Holder will recognize ordinary income or loss with respect to accrued interest income on the date the income is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined on the date the payment is received) in respect of the accrual period (or, where a Holder receives U.S. dollars, the amount of the payment in respect of the accrual period) and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). Rules similar to these rules apply in the case of a cash method taxpayer required to currently accrue original issue discount or market discount.

      An accrual method United States Holder may elect to translate interest income (including original issue discount) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A United States Holder that makes this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service.

      Original issue discount, market discount, acquisition premium and amortizable bond premium on a foreign currency note are to be determined in the relevant foreign currency. Where the taxpayer elects to include market discount in income currently, the amount of market discount will be determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average rate in effect during the accrual period. Exchange gain or loss realized with respect to such accrued market discount shall be determined in accordance with the rules relating to accrued interest described above.

      If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis shall reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on amortized bond premium with respect to any period by treating the bond premium amortized in the period in the same manner as on the sale, exchange or retirement of the foreign currency note. Any exchange gain or loss will be ordinary income or loss as described below. If the election is not made, any loss realized on the sale, exchange or retirement of a foreign currency note (other than to the extent of exchange loss) with amortizable bond premium by a United States Holder who has not elected to amortize the premium will be a capital loss to the extent of the bond premium.

      A United States Holder's tax basis in a foreign currency note, and the amount of any subsequent adjustment to the holder's tax basis, will be the U.S. dollar value amount of the foreign currency amount paid for such foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. A United States Holder who purchases a foreign currency note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such United States Holder's tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.

      Gain or loss realized upon the sale, exchange or retirement of a foreign currency note that is attributable to fluctuation in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency principal amount of the note, determined on the date the payment is received or the note is disposed of, and (ii) the U.S. dollar value of the foreign currency principal amount of the note, determined on the date the United States Holder acquired the note. Payments received that are attributable to accrued interest will be treated in accordance with the rules applicable to payments of interest on foreign currency notes described above. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the United States Holder on the sale, exchange or retirement of the foreign currency note. The source of the foreign currency gain or loss will be determined by reference to the residence of the United States Holder or the "qualified business unit" of the holder on whose books the note is properly reflected. Any gain or loss realized by these United States Holders in excess of the foreign currency gain or loss will be capital gain or loss except to the extent of any accrued market discount or, in the case of short-term note, to the extent of any discount not previously included in the holder's income.

      A United States Holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of sale, exchange or retirement. A cash method taxpayer who buys or sells a foreign currency note is required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment for all purchases and sales of foreign currency obligations provided that the notes are traded on an established securities market. This election cannot be changed without the consent of the Internal Revenue Service. Any gain or loss realized by a United States Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

      Backup Withholding and Information Reporting

      Information returns will be filed with the Internal Revenue Service in connection with payments on the notes and the proceeds from a sale or other disposition of the notes. A United States Holder may be subject to U.S. backup withholding on these payments if it fails to provide its tax identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against the Holder's U.S. federal income tax liability and may entitle them to a refund, provided that the required information is furnished to the Internal Revenue Service.

Tax Consequences to Non-United States Holders

      As used herein, the term "Non-United States Holder" means a beneficial owner of a note that is, for United States federal income tax purposes:

      o an individual who is classified as a nonresident for U.S. federal income tax purposes;

      o  a foreign corporation; or

      o  a foreign estate or trust.

      "Non-United States Holder" does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

      Subject to the discussion below concerning backup withholding, payments of principal, interest (including original issue discount, if any) and premium on the notes by us or any paying agent to any Non-United States Holder will not be subject to United States federal withholding tax, provided that, in the case of interest, (i) the Non-United States Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership and
(ii) if the note is a registered note, the certification requirement described below has been fulfilled with respect to the beneficial owner, as discussed below. Additionally, subject to the discussion below concerning backup withholding, a Non-United States Holder of a note will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of such note, unless the gain is effectively connected with the conduct by the holder of a trade or business in the United States.

      Certification Requirement

      Interest and original issue discount will not be exempt from withholding tax unless the beneficial owner of that note certifies on Internal Revenue Service Form W-8BEN, under penalties of perjury, that it is not a United

States person. The exemption will not apply to contingent interest if the amount of the interest is determined with reference to our financial performance or the financial performance of a related person or with reference to changes in the value of our or a related person's assets. Unless otherwise provided in the applicable pricing supplement, we do not expect to pay this type of interest.

      If a Non-United States Holder of a note is engaged in a trade or business in the United States, and if interest (including original issue discount) on the note is effectively connected with the conduct of this trade or business, the Non-United States Holder, although exempt from the withholding tax discussed in the preceding paragraph, will generally be taxed in the same manner as a United States Holder (see "Tax Consequences to United States Holders" above), except that the Holder will be required to provide to the Company a properly executed Internal Revenue Service Form W-8ECI in order to claim an exemption from withholding tax. These Non-United States Holders should consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a 30% branch profits tax.

      Subject to benefits provided by an applicable estate tax treaty, a note or coupon held by an individual who is a Non-United States Holder may be subject to United States federal estate tax upon the individual's death if, at such time, interest payments on the note would have been:

      o subject to United States federal withholding tax (even if the W-8BEN certification requirement described above were satisfied); or

      o effectively connected to the conduct by the holder of a trade or business in the United States.

      Backup Withholding and Information Reporting

      Information returns will be filed with the United States Internal Revenue Service in connection with payments on the notes. Unless the Non-United States Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the United States Internal Revenue Service in connection with the proceeds from a sale or other disposition and the Non-United States Holder may be subject to United States backup withholding tax on payments on the notes or on the proceeds from a sale or other disposition of the notes. The certification procedures required to claim the exemption from withholding tax on interest and original issue discount described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Non-United States Holder will be allowed as a credit against the Non-United States Holder's United States federal income tax liability and may entitle the Non-United States Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

      The federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Holders should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                              PLAN OF DISTRIBUTION

      We are offering the Series E securities on a continuing basis through J.P. Morgan Securities Inc. ("JPMSI"), which we refer to as the "agent" to the extent it is named in the applicable pricing supplement. In addition, we may offer the Series E notes through certain other agents to be named in the applicable pricing supplement. The agent has agreed and any additional agents will agree to use reasonable efforts to solicit offers to purchase these securities. We will have the sole right to accept offers to purchase these securities and may reject any offer in whole or in part. Each agent may reject, in whole or in part, any offer it solicited to purchase securities. We will pay an agent, in connection with sales of these securities resulting from a solicitation that agent made or an offer to purchase the agent received, a commission as set forth in the applicable pricing supplement.

      We may also sell these securities to an agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the applicable pricing supplement. That agent may resell these securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that agent determines and as we will specify in the applicable pricing supplement. An agent may offer the securities it has purchased as principal to other dealers. That agent may sell the securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount that agent will receive from us. After the initial public offering of securities that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

      The agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended. We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse the agent for specified expenses.

      We estimate that we will spend approximately $300,000 for printing, rating agency, trustee and legal fees and other expenses allocable to the offering.

      Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these securities on a national securities exchange, but we have been advised by the agent that it intends to make a market in these securities or, if separable, any other securities included in units, as applicable laws and regulations permit. The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for these securities or, if separable, any other securities included in units.

      JPMSI is our wholly owned indirect subsidiary. To the extent it is named in the applicable pricing supplement, each offering of these securities will be conducted in compliance with the requirements of Rule 2720 of the NASD regarding an NASD member firm's distributing the securities of an affiliate. Following the initial distribution of these securities, each agent may offer and sell those securities in the course of its business as a broker-dealer. An agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. The agent may use this prospectus supplement in connection with any of those transactions. The agents are not obligated to make a market in any of these securities or any other securities included in units and may discontinue any market-making activities at any time without notice.

      Neither the agents nor any dealer utilized in the initial offering of these securities will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

      In order to facilitate the offering of these securities, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or of any other securities the prices of which may be used to determine payments on these securities. Specifically, the agents may sell more securities than they are obligated to purchase in connection with the offering, creating a short position in these securities for their own account. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the agents under any overallotment option. The agents can close out a covered short sale by exercising the over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the agents will consider, among other things, the open market price of these securities compared to the price available under the overallotment option. The agents may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position. The agents must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the agents are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agents may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The agents are not required to engage in these activities, and may end any of these activities at any time.

Series E Notes, Series E Warrants and Series E Units Offered on a Global Basis

      If the applicable pricing supplement indicates that any of our Series E medium-term notes, Series E warrants or Series E units will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those securities.

      The agent has represented and agreed, and any other agent through which we may offer any Series E medium-term notes, Series E warrants or Series E units on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable pricing supplement, this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the agent's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

      With respect to sales in any jurisdictions outside of the United States of such securities offered on a global basis, purchasers of any such securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page hereof.

                                  LEGAL MATTERS

      The validity of the notes, warrants and units will be passed upon for JPMorgan Chase & Co. by Simpson Thacher & Bartlett LLP. Davis Polk & Wardwell will pass upon certain legal matters relating to the notes, warrants and units for the agents. Davis Polk & Wardwell has in the past represented JPMorgan Chase & Co. and its affiliates, and continues to represent JPMorgan Chase & Co. and its affiliates on a regular basis and in a variety of matters.

Prospectus

                             [LOGO] JPMorgan Chase

                              JPMorgan Chase & Co.

                                 $4,738,098,000

                                 Debt Securities
                                    Warrants
                                      Units

                                   ----------

      We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

      These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other federal agency.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                    JPMorgan

                   This Prospectus is dated September 23, 2004

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in the prospectus in one or more offerings up to a total dollar amount of $4,738,098,000 or the equivalent of this amount in foreign currencies or foreign currency units.

      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" beginning on page 1 of this prospectus.

      Following the initial distribution of an offering of securities, J.P. Morgan Securities Inc. and other affiliates of ours may offer and sell those securities in the course of their businesses as broker dealers. J.P. Morgan Securities Inc. and other affiliates of ours may act as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

      No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or the accompanying prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or the accompanying prospectus supplement, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of JPMorgan Chase & Co. since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Where You Can Find More Information .......................................    1
JPMorgan Chase & Co. ......................................................    2
Consolidated Ratios Of Earnings To Fixed Charges ..........................    4
Use Of Proceeds ...........................................................    4
Description Of Debt Securities ............................................    5
Description Of Warrants ...................................................   11
Description Of Units ......................................................   15
Forms Of Securities .......................................................   17
Plan Of Distribution ......................................................   20
Experts ...................................................................   22
Legal Opinions ............................................................   22
ERISA Matters For Pension Plans And Insurance Companies ...................   22

                                   ----------

      In this prospectus, the "Company," "we," "us" and "our" refer to JPMorgan Chase & Co. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy these documents at the Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northeast Regional Office, 233 Broadway, New York, New York 10279 and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material can also be obtained from the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the Commission at 1-800-732-0330 for further information about the Public Reference Room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information we have filed with the Commission by reference to file number 1-5805. In addition, you may inspect our reports, proxy statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      This prospectus is part of a registration statement we filed with the Commission. This prospectus omits some information contained in the registration statement in accordance with Commission rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the Commission are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

      The Commission allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the Commission, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the Commission filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

           (a) our Annual Report on Form 10-K for the year ended December 31, 2003 (filed on February 18, 2004 and amended on June 28, 2004);

           (b) our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 (filed on May 10, 2004) and June 30, 2004 (filed on August 9, 2004); and

           (c) our Current Reports on Form 8-K filed on January 21, 2004, January 28, 2004, February 3, 2004, March 1, 2004, March 4, 2004, April 21, 2004, May 3, 2004, May 11, 2004, May 14, 2004,
                May 27, 2004, June 3, 2004, June 8, 2004, June 15, 2004, July 1,
                2004 (as amended on July 30, 2004 and August 13, 2004), July 8, 2004, July 21, 2004 (two reports filed) and September 8, 2004 (other than, in each case, the portions of those documents not deemed to be filed).

      You may request, at no cost to you, a copy of these documents (other than exhibits to such documents) by writing or telephoning us at: Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 2070 (Telephone: (212) 270-4040).

                              JPMORGAN CHASE & CO.

      On July 1, 2004, JPMorgan Chase & Co. ("JPMorgan Chase") and Bank One Corporation consummated the merger of Bank One Corporation with and into JPMorgan Chase.

      JPMorgan Chase is a financial holding company incorporated under Delaware law in 1968. JPMorgan Chase is one of the largest banking institutions in the United States, with more than $1 trillion in assets and operations in more than 50 countries. Its principal bank subsidiaries are JPMorgan Chase Bank, a New York banking corporation, Chase Manhattan Bank USA, National Association, Bank One Ohio, N.A., Bank One Illinois, N.A. and Bank One Delaware, N.A. JPMorgan Chase's principal nonbank subsidiary is its investment banking subsidiary, JPMorgan Securities. The bank and nonbank subsidiaries of JPMorgan Chase operate nationally as well as through overseas branches and subsidiaries, representative offices and affiliated banks.

      JPMorgan Chase's activities are internally organized, for management reporting purposes, into six major business segments: Investment Bank; Treasury & Securities Services; Asset & Wealth Management; Card Services; Commercial Banking; and Retail Financial Services. The following is a brief description of those businesses.

Investment Bank

      The Investment Bank is one of the world's leading investment banks with broad client relationships and product capabilities. JPMorgan Chase's customers are corporations, financial institutions, governments and institutional investors worldwide. The Investment Bank provides a complete platform for its clients, including advising on corporate strategy and structure, equity and debt capital raising, sophisticated risk management, research and market-making in cash securities and derivative instruments around the world. The Investment Bank also participates in proprietary investing and trading.

Treasury & Securities Services

      Treasury & Securities Services is a global leader in providing transaction, investment and information services to support the needs of issuers and investors worldwide. JPMorgan Chase is one of the world's largest cash management providers and one of the world's largest custodians.

Asset & Wealth Management

      Asset & Wealth Management provides investment and wealth management services to institutional, high net worth and retail investors and their advisors. For wealthy individuals and families, JPMorgan Chase offers personalized financial solutions that integrate investment management, capital markets, trust and banking products. JPMorgan Chase provides retirement plan services and brokerage for retail clients.

Card Services

      JPMorgan Chase is the second largest issuer of credit cards in the United States and the largest merchant acquirer. JPMorgan Chase offers a wide variety of cards to satisfy the needs of its cardmembers, including cards issued on behalf of major airlines, hotels, universities, top retailers, other financial institutions and other well-known brands.

Commercial Banking

      Commercial Banking includes three client segments: Middle Market Banking, which serves companies with revenues between $10 million and $500 million; Mid-Corporate Banking, which focuses on clients with more significant Investment Banking needs; and Commercial Real Estate. Commercial Banking also has two product segments: Asset Based Lending and Commercial Leasing.

Retail Financial Services

      Retail Financial Services provides consumer banking, small business banking, auto and education finance, insurance and home finance. JPMorgan Chase's extensive branch network of 2,400 retail banking centers in 17 states makes it the fourth-largest retail bank in the United States. JPMorgan Chase is one of the industry's leading providers of mortgages and home equity loans and is the largest U.S. bank originator of auto loans and leases.

      Our principal executive office is located at 270 Park Avenue, New York, New York 10017 and our telephone number is (212) 270-6000.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES


                                           Six Months                   Year Ended December 31,
                                         Ended June 30,   ----------------------------------------------------
                                              2004        2003        2002       2001        2000        1999
                                          -------------   -----       -----      -----       -----       -----
Excluding Interest on Deposits ........       1.46        2.27        1.28       1.18        1.52        1.93
Including Interest on Deposits ........       1.32        1.87        1.17       1.11        1.31        1.54

      For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

                                 USE OF PROCEEDS

      We will use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, in connection with hedging our obligations under the securities, or for any other purpose described in the applicable prospectus supplement. General corporate purposes may include additions to working capital, repayment of debt, investments in or extensions of credit to our subsidiaries, or redemptions or repurchases of our stock. We may temporarily invest the net proceeds or use them to repay short term debt until they are used for their stated purpose.

                         DESCRIPTION OF DEBT SECURITIES

General

      The following description of the terms of the debt securities contains certain general terms that may apply to the debt securities. The specific terms of any debt securities will be described in the prospectus supplement relating to those debt securities.

      The debt securities will be issued under an Indenture dated May 25, 2001, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee. We refer to the Indenture, as may be supplemented from time to time, as the "Indenture."

      We have summarized below the material provisions of the Indenture and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the Indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Where appropriate, we use parentheses to refer you to the particular sections of the Indenture. Any reference to particular sections or defined terms of the Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

      The debt securities will be our direct, unsecured general obligations. The debt securities will have the same rank in liquidation as all of our other unsecured and unsubordinated debt.

      The Indenture does not limit the amount of debt securities that we may issue. The Indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time (Section 2.03 of the Indenture). The Indenture allows us to reopen a previous issue of a series of debt securities and issue additional debt securities of that issue.

      We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as creditors of the Company from such distribution) is junior to creditors of that subsidiary. Claims of creditors of our subsidiaries include:

      o  substantial amounts of long term debt;

      o  deposit liabilities;

      o  federal funds purchased;

      o  securities sold under repurchase agreements; and

      o  short term borrowings.

      In addition, various statutes and regulations restrict some of our subsidiaries from paying dividends or making loans or advances to us. These restrictions could prevent those subsidiaries from paying the cash to us that we need in order to pay you. These restrictions include:

      o the net capital requirements under the Securities Exchange Act of 1934, as amended, and the rules of some exchanges and other regulatory bodies, which apply to J.P. Morgan Securities Inc. and other broker-dealer affiliates, and

      o banking regulations, which apply to JPMorgan Chase Bank, Chase Manhattan Bank USA, National Association, Bank One Ohio, N.A., Bank One Illinois, N.A., Bank One Delaware, N.A and other of our banking subsidiaries.

      We may issue debt securities from time to time in one or more series. (Section 2.03 of the Indenture) The debt securities may be denominated and payable in U.S. dollars or foreign currencies. (Section 2.03 of the Indenture) We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. All references in this prospectus, or any prospectus supplement to other amounts will include premium, if any, other cash amounts payable under the Indenture, and the delivery of securities or baskets of securities under the terms of the debt securities.

      Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

      The prospectus supplement relating to the particular series of debt securities being offered will specify the particular terms of, and other information relating to, those debt securities. These terms may include:

      o  the specific designation;

      o  any  limit  on  the   aggregate   principal   amount   and   authorized
         denominations of the debt securities;

      o the purchase price of the debt securities (expressed as a percentage of the principal amount thereof);

      o the date or dates on which the principal of the debt securities will be payable;

      o the interest rate or rates (including any interest rates applicable to overdue payments) on the debt securities, if any, or the method by which the calculation agent will determine those rates;

      o if other than U.S. dollars, the currency or currencies (including composite currencies or currency units) in which the debt securities may be purchased and in which payments on the debt securities will be made (which currencies may be different for payments of principal, premium, if any, and/or interest, if any);

      o the dates on which any interest or other amounts will be payable, if any;

      o any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

      o information as to the methods for determining the amount of principal, interest or other amounts payable on any date and/or any currencies, currency units, composite currencies, commodity prices, securities, baskets of securities, indices, baskets of indices, interest rates, swap rates, baskets of swap rates or any other factors or other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, to which the amount payable with respect to the principal, interest or other amounts, if any, of the debt securities on that date will be linked;

      o any conversion or exchange provision relating to the conversion or exchange of the debt securities into or for securities of another entity;

      o the terms on which holders of the debt securities may convert or exchange these securities into or for stock or other securities issued by another entity, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;

      o whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

      o the place or places for payment of the principal amount, interest or other amounts on the debt securities;

      o whether we will issue the debt securities in definitive form and under what terms and conditions;

      o any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;

      o  any  applicable   United  States   federal  income  tax   consequences,
         including, but not limited to:

         o whether and under what circumstances we will pay additional amounts on debt securities held by a person who is not a U.S. person for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities in order to avoid the obligation to pay future additional amounts; and

         o tax considerations applicable to any debt securities denominated and payable in foreign currencies; and

      o any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

      Some of the debt securities may be issued as original issue discount debt securities (the "Original Issue Discount Securities"). Original Issue Discount Securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of Original Issue Discount Securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to Original Issue Discount Securities.

      Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the Indenture. (Section 2.08 of the Indenture)

      Holders may transfer debt securities in bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See "Forms of Securities."

      We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.

Events of Default, Waiver, Debt Securities in Foreign Currencies

      An "Event of Default" with respect to a series of debt securities is defined in the Indenture as:

      o default for 30 days in the payment of interest on any debt securities of that series;

      o default in payment of principal or other amounts payable on any debt securities of that series when due, at maturity, upon redemption, by declaration, or otherwise;

      o failure by us for 90 days after notice to perform any other covenants or warranties contained in the Indenture applicable to that series;

      o  certain events of bankruptcy or reorganization of the Company; and

      o any other event of default provided in the applicable supplemental indentures or form of security. (Section 5.01 of the Indenture)

      If a default in the payment of principal, interest or other amounts payable on the debt securities, or in the performance of any covenant or agreement, or in a manner provided in the applicable supplemental indenture or form of security, with respect to one or more series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding, treated as one class, may declare the principal of all outstanding debt securities of such series and any interest accrued thereon, to be due and payable immediately. In the case of Original Issue Discount Securities, only a specified portion of the principal amount may be accelerated. If a default in the performance of any covenant or agreement with respect to all series of debt securities, or due to specified events of bankruptcy or insolvency of the Company, occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of all debt securities then outstanding, voting as a single class, may declare the principal of all outstanding debt securities and any interest accrued thereon, to be due and payable immediately. In the case of Original Issue Discount Securities, only a specified portion of the principal amount may be accelerated. Subject to certain conditions such declarations may be annulled and past defaults, except for uncured payment defaults on the debt securities, may be waived by the holders of a majority in principal amount of the outstanding debt securities of the series affected. (Sections 5.01 and 5.10 of the Indenture)

      An Event of Default with respect to one series of debt securities does not necessarily constitute an Event of Default with respect to any other series of debt securities. The Indenture provides that the trustee may withhold notice to the holders of the debt securities of any default if the trustee considers it in the interest of the holders of the debt securities to do so. The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities. (Section 5.11 of the Indenture)

      The Indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the Indenture. (Section 5.09 of the Indenture) The trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of the holders of debt securities unless the holders offer the trustee reasonable indemnity against expenses and liabilities. (Section 6.02(d) of the Indenture)

      No holder of any debt security of any series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default and the trustee has failed to take action for 60 days after the holders of not less than 25% in principal amount of the debt securities of such series make written request upon the trustee to institute such action. (Section 5.06 of the Indenture)

      The Indenture requires us to file annually with the trustee a written statement of no default, or specifying any default that exists. (Section 3.05 of the Indenture)

      Whenever the Indenture provides for an action by, or the determination of any of the rights of, or any distribution to, holders of debt securities, in the absence of any provision to the contrary in the form of debt security, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars may be treated for any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non U.S. dollar amount. This amount will be calculated as of a date that we specify to the trustee or, if we fail to specify a date, on a date that the trustee may determine. (Section 11.11 of the Indenture)

Discharge, Defeasance and Covenant Defeasance

      Discharge of Indenture. The Indenture will cease to be of further effect with respect to debt securities of any series, except as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, if at any time:

      o the Company has paid the principal, interest or other amounts payable under the debt securities of such series;

      o the Company has delivered to the trustee for cancellation all debt securities of such series; or

      o the debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and the Company has irrevocably deposited with the trustee as trust funds the entire amount in cash or U.S. government obligations sufficient to pay all amounts due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal, interest and other amounts. (Section 10.01 of the Indenture)

      The trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, will execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to such series.

      Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as "defeasance".

      We may be released with respect to any outstanding series of debt securities from the obligations imposed by Article 9, which contains the covenant described below limiting consolidations, mergers and asset sales, and elect not to comply with that provision without creating an event of default. Discharge under these procedures is called "covenant defeasance".

      Defeasance or covenant defeasance may be effected only if, among other things:

      o we irrevocably deposit with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of , interest on, other amounts due under, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

      o  we deliver to the trustee an opinion of counsel to the effect that:

         o the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

         o the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal or interest payments or other amounts due under the series of debt securities being defeased;

             in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law; and

      o such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which we are a party or by which we are bound. (Section 10.01 of the Indenture)

Modification of the Indenture; Waiver of Compliance

      The Indenture contains provisions permitting us and the trustee to modify the Indenture or the rights of the holders of debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of debt securities affected by the modification. Each holder of an affected debt security must consent to a modification that would:

      o change the stated maturity date of the principal of, or of any installment of principal of or interest on, any debt security;

      o reduce the principal amount of, interest on, or any other amounts due under any debt security;

      o  change the currency or currency unit of payment of any debt security;

      o change the method in which amounts of payments of principal, interest or other amounts are determined on any debt security;

      o reduce the portion of the principal amount of an Original Issue Discount Security payable upon acceleration of the maturity thereof;

      o  reduce any amount payable upon redemption of any debt security;

      o impair the right of a holder to institute suit for the payment of or, if the debt securities provide, any right of repayment at the option of the holder of a debt security; or

      o reduce the percentage of debt securities of any series, the consent of the holders of which is required for any modification. (Section 8.02 of the Indenture)

      The Indenture also permits us and the trustee to amend the Indenture in certain circumstances without the consent of the holders of debt securities to evidence our merger, the replacement of the trustee, to effect changes which do not affect any outstanding series of debt security, and for certain other purposes. (Section 8.01 of the Indenture)

Consolidations, Mergers and Sales of Assets

      We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless either:

      o we are the continuing corporation or the successor corporation is a United States corporation which expressly assumes the payment of the principal of, any interest on, or any other amounts due under the debt securities and the performance and observance of all the covenants and conditions of the Indenture binding upon us, and

      o we or the successor corporation shall not, immediately after the merger or consolidation, sale or conveyance, be in default in the performance of any covenant or condition. (Article 9 of the Indenture)

      There are no covenants or other provisions in the Indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of JPMorgan Chase & Co. or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of JPMorgan Chase & Co. or a sale or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

Concerning the Trustee, Paying Agent, Registrar and Transfer Agent

      Our subsidiaries and we have normal banking relationships with the trustee, Deutsche Bank Trust Company Americas. Deutsche Bank Trust Company Americas will also be the paying agent, registrar and transfer agent for the debt securities.

Governing Law and Judgments

      The debt securities will be governed by and interpreted under the laws of the State of New York. (Section 11.8 of the Indenture) In an action involving debt securities denominated in a currency other than U.S. dollars, it is likely that any judgment granted by a U.S. court would be made only in U.S. dollars. However, a New York court should enter a judgment in the denominated currency. Such judgment should then be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment.

                             DESCRIPTION OF WARRANTS

Offered Warrants

      We may issue warrants that are debt warrants, index warrants, currency warrants, interest rate warrants or universal warrants. We may offer warrants separately or together with one or more additional warrants, or debt securities or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants' expiration date. Universal warrants issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

      Debt Warrants. We may issue, together with debt securities or separately, warrants for the purchase of debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a "debt warrant".

      Index Warrants. We may issue warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specific index or in the levels (or relative levels) of two or more indices or combinations of indices, which index or indices may be based on one or more stocks, bonds or other securities, one or more interest rates, one or more currencies or currency units, or any combination of the foregoing. We refer to this type of warrant as an "index warrant".

      Currency Warrants. We may also issue warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to the right to purchase or the right to sell a specified amount or specified amounts of one or more currencies or currency units or any combination of the foregoing for a specified amount or specified amounts of one or more different currencies or currency units or any combination of the foregoing. We refer to this type of warrant as a "currency warrant".

      Interest Rate Warrants. We may issue warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the yield or closing price of one or more specified debt instruments or in the interest rates, interest rate swap rates, or other rates established from time to time by one or more specified financial institutions, or any combination of the foregoing. We refer to this type of warrant as an "interest rate warrant".

      Universal Warrants. We may also issue warrants:

      o to purchase or sell securities issued by another entity, securities based on the performance of such entity, securities based on the performance of such entity but excluding the performance of a particular subsidiary or subsidiaries of such entity, a basket of securities, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, or any combination of the above;

      o  to purchase or sell commodities; or

      o in such other form as shall be specified in the applicable prospectus supplement.

      We refer to the property in the above clauses as "warrant property." We refer to this type of warrant as a "universal warrant." We may satisfy our obligations, if any, with respect to any universal warrants by delivering the warrant property or, in the case of warrants to purchase or sell securities or commodities, the cash value of the securities or commodities, as described in the applicable prospectus supplement.

Further Information in Prospectus Supplement

      General Terms of Warrants. The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

      o the specific designation and aggregate number of, and the price at which we will issue, the warrants;

      o  the currency with which the warrants may be purchased;

      o the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

      o whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security included in that unit;

      o  any applicable United States federal income tax consequences;

      o the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination, or other agents;

      o the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

      o whether the warrants are to be sold separately or with other securities as part of units; and

      o  any other terms of the warrants.

      Additional Terms of Debt Warrants. The prospectus supplement will contain, where applicable, the following terms of and other terms and information relating to any debt warrants:

      o the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

      o if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of the debt warrants issued with each of the debt securities;

      o if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable; and

      o the principal amount of debt securities purchasable upon exercise of each debt warrant, the price at which and the currency in which the debt securities may be purchased and the method of exercise.

      Additional Terms of Index, Currency and Interest Rate Warrants. The applicable prospectus supplement will contain, where applicable, the following terms of and other terms and information relating to any index, currency and interest rate warrants:

      o  the exercise price, if any;

      o the currency or currency unit in which the exercise price, if any, and the cash settlement value of such warrants is payable;

      o the index or indices for any index warrants, which index or indices may be based on one or more U.S. or foreign stocks, bonds, or other securities, one or more U.S. or foreign interest rates, one or more currencies or currency units, or any combination of the foregoing, and may be a preexisting U.S. or foreign index or an index based on one or more securities, interest rates or currencies selected by us solely in connection with the issuance of such index warrants, and certain information regarding such index or indices and the underlying securities, interest rates or currencies (including, to the extent possible, the policies of the publisher of the index with respect to additions, deletions and substitutions of such securities, interest rates or currencies);

      o for index warrants, the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of such index warrants if the index changes or ceases to be made available by the publisher of the index;

      o for index warrants, any provisions permitting a holder to condition any exercise notice on the absence of certain specified changes in the Spot Value or the Base Value or Spot Amount (as defined in the applicable prospectus supplement) after the exercise date;

      o  the base currency and the reference currency for any currency warrants;

      o the debt instrument (which may be one or more debt instruments issued either by the United States government or by a foreign government), the rate (which may be one or more interest rates or interest rate swap rates established from time to time by one or more specified financial institutions) or the other yield or price utilized for any interest rate warrants, and certain information regarding such debt instrument, rate, yield or price;

      o the strike amount, the method of determining the spot amount and the method of expressing movements in the yield or closing price of the debt instrument or in the level of the rate as a cash amount in the currency in which the interest rate cash settlement value of any interest rate warrants is payable;

      o  whether  such  warrants  shall  be  put  warrants,   call  warrants  or
         otherwise;

      o  the formula for determining the cash settlement value of each warrant;

      o the circumstances, if any, under which a minimum and/or maximum expiration value is applicable upon the expiration of such warrants;

      o the effect or effects, if any, of the occurrence of an Exercise Limitation Event or Extraordinary Event (as defined in the applicable prospectus supplement) and the circumstances that constitute such events;

      o any minimum number of warrants which must be exercised at any one time, other than upon automatic exercise;

      o the maximum number, if any, of such warrants that may, subject to our election, be exercised by all holders on any day;

      o any provisions for the automatic exercise of such warrants other than at expiration;

      o whether and under what circumstances such warrants may be canceled by us prior to the expiration date; and

      o any other procedures and conditions relating to the exercise of such warrants.

      Additional  Terms  of  Universal  Warrants.   The  applicable   prospectus
supplement will contain, where applicable, the following terms of and other terms and information relating to any universal warrants:

      o whether the universal warrants are put warrants or call warrants and whether you or we will be entitled to exercise the warrants;

      o the specific warrant property, and the amount or the method for determining the amount of the warrant property, that may be purchased or sold upon exercise of each universal warrant;

      o the price at which and the currency with which the underlying securities or commodities may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price;

      o whether the exercise price may be paid in cash, by the exchange of any other security offered with the universal warrants or both and the method of exercising the universal warrants; and

      o whether the exercise of the universal warrants is to be settled in cash or by delivery of the underlying securities or commodities or both.

Significant Provisions of the Warrant Agreements

      We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants. The forms of warrant agreements are filed as exhibits to the registration statement. The following summaries of significant provisions of the warrant agreements and the warrants are not intended to be comprehensive and holders of warrants should review the detailed provisions of the relevant warrant agreement for a full description and for other information regarding the warrants.

      Modifications without Consent of Warrantholders. We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

      o  cure any ambiguity,

      o  cure, correct or supplement any defective or inconsistent provision, or

      o amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

      Modifications with Consent of Warrantholders. We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may modify or amend the warrant agreement. However, we and the warrant agent may not, without the consent of each affected warrantholder:

      o  change the exercise price of the warrants;

      o reduce the amount receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the warrants;

      o  shorten the period of time during which the warrants may be exercised;

      o materially and adversely affect the rights of the owners of the warrants; or

      o reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

      Merger, Consolidation, Sale or Other Disposition. If at any time there will be a merger or consolidation by us or a transfer of substantially all of our assets, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrant certificates. We will then be relieved of any further obligation under each of those warrant agreements and the warrants issued under those warrant agreements. See "Description of Debt Securities--Consolidations, Mergers and Sales of Assets."

      Enforceability of Rights of Warrantholders. The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property that may be purchased upon exercise of the warrants, including, without limitation, the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

      Registration and Transfer of Warrants. Subject to the terms of the applicable warrant agreement, warrants in definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

      New York Law to Govern. The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

                              DESCRIPTION OF UNITS


General

      Units will consist of one or more debt securities and warrants or any combination of them. The applicable prospectus supplement will also describe:

      o the designation and the terms of the units and of any combination of debt securities and warrants constituting the units, including whether and under what circumstances the debt securities or warrants may be traded separately;

      o  any additional terms of the applicable unit agreement;

      o any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities or warrants constituting the units; and

      o  any applicable United States federal income tax consequences.

      The terms and conditions described under "Description of Debt Securities," and "Description of Warrants" will apply to each unit and to any debt security or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement.

      We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement. We have filed a form of unit agreement as an exhibit to the registration statement.

Significant Provisions of the Unit Agreement

      Remedies. The unit agent will act solely as our agent in connection with the units governed by the unit agreement and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units. Any holder of units or interests in those units may, without the consent of the unit agent or any other holder or beneficial owner of units, enforce by appropriate legal action, on its own behalf, its rights under the unit agreement. However, the holders of units or interests in those units may only enforce their rights under the debt securities or warrants issued as parts of those units in accordance with the terms of the Indenture and the applicable warrant agreement.

      Modification. We and the unit agent may amend the unit agreement without the consent of the holders to:

      o  cure any ambiguity;

      o cure, correct or supplement any defective or inconsistent provision in the agreement; or

      o amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interest of the affected holders of units in any material respect.

      We and the unit agent, with the consent of the holders of not less than a majority of units at the time outstanding, may modify or amend the rights of the affected holders of the affected units and the terms of the unit agreement. However, we and the unit agent may not, without the consent of each affected holder of units, make any modifications or amendments that would:

      o materially and adversely affect the exercise rights of the affected holders, or

      o reduce the percentage of outstanding units the consent of whose owners is required to consent to a modification or amendment of the unit agreement.

      Any debt securities issued as part of units governed by the unit agreement may be modified only in accordance with the Indenture, as described above under "Description of Debt Securities -- Modification of the Indenture." Any warrants issued as part of units may be modified only in accordance with the terms of the applicable warrant agreement as described in "Description of Warrants -- Significant Provisions of the Warrant Agreements."

      Merger, Consolidation, Sale or Conveyance. The unit agreement provides that we will not merge or consolidate with any other person and will not sell or convey all or substantially all of our assets to any person unless:

      o  we will be the continuing corporation; or

      o the successor corporation or person that acquires all or substantially all of our assets:

      o will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

      o  will expressly assume all of our obligations  under the unit agreement;
         and

      o immediately after the merger, consolidation, sale or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the unit agreement applicable to us.

      Replacement of Unit Certificates. We will replace any mutilated certificate evidencing a definitive unit at the expense of the holder upon surrender of that certificate to the unit agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units or prepaid purchase contracts evidenced by that certificate before a replacement will be issued.

      Title. We, the unit agent, the trustee, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

      New York Law to Govern. The unit agreement and the units will be governed by, and construed in accordance with, the laws of the State of New York.

                               FORMS OF SECURITIES

      Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either (1) in registered form, where our obligation runs to the holder of the security named on the face of the security or (2) subject to the limitations explained below under "--Limitations on Issuance of Bearer Securities and Bearer Debt Warrants," in bearer form, where our obligation runs to the bearer of the security. Definitive securities name you or your nominee as the owner of the security (other than definitive bearer securities, which name the bearer as owner), and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities (other than global bearer securities, which name the bearer as owner). The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

      Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

      If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

      Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

      So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

      Principal, interest payments on debt securities, other amounts due under debt securities and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

      We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, interest, other amounts or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

      If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture permits us at any time and in our sole discretion to decide not to have any of the securities represented by one or more registered global securities. However, The Depository Trust Company, New York, New York has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

      Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, societe anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

Limitations on Issuance of Bearer Securities and Bearer Debt Warrants

      In compliance with United States federal income tax laws and regulations, bearer securities, including bearer securities in global form, and bearer debt warrants will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D). Any underwriters, agents or dealers participating in the offerings of bearer securities or bearer debt warrants, directly or indirectly, must agree that:

      o they will not, in connection with the original issuance of any bearer securities or during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7) which we refer to as the "restricted period," offer, sell, resell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above, and

      o they will not, at any time, offer, sell, resell or deliver, directly or indirectly, any bearer debt warrants in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above.

      In addition, any underwriters, agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities or bearer debt warrants are aware of the above restrictions on the offering, sale, resale or delivery of bearer securities or bearer debt warrants.

      Bearer securities, other than temporary global debt securities and bearer securities that satisfy the requirements of United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(3)(iii) and any coupons appertaining thereto will not be delivered in definitive form, and no interest will be paid thereon, unless we have received a signed certificate in writing, or an electronic certificate described in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

      o  is owned by a person that is not a United States person;

      o is owned by a United States person that (a) is a foreign branch of a United States financial institution, as defined in applicable United States Treasury Regulations, which we refer to as a "financial institution," purchasing for its own account or for resale, or (b) is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through that date, and in either case (a) or
         (b) above, each of those United States financial institutions agrees, on its own behalf or through its agent, that we may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 and the Treasury Regulations thereunder; or

      o is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

      We will not issue bearer debt warrants in definitive form.

      We will make payments on bearer securities and bearer debt warrants only outside the United States and its possessions except as permitted by the above Treasury Regulations.

      Bearer securities, other than temporary global securities, and any coupons issued with bearer securities will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of that bearer security or coupon.

      As used in the preceding three paragraphs, the term bearer securities includes bearer securities that are part of units and the term bearer debt warrants includes bearer debt warrants that are part of units. As used herein, the term "United States person" means a citizen or resident of the United States for United States federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Form of Securities Included in Units

      The form of any warrant included in a unit will correspond to the form of the unit and of any other security included in that unit.

                              PLAN OF DISTRIBUTION

      We may sell the debt securities or warrants:

      o  through agents;

      o  through underwriters;

      o  through dealers; and

      o directly to purchasers, any of whom may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

      If we offer and sell securities through an agent, that agent will be named, and any commissions payable to that agent by us, will be set forth in the prospectus supplement. Any agent will be acting on a best efforts basis for the period of its appointment which will usually be five business days or less. An agent may be deemed to be an underwriter under the federal securities laws.

      If underwriters are used in the sale of the securities, we will sign an underwriting agreement with them. The underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions and that the underwriters will be obligated to purchase all of the securities if any are purchased. Underwriters will buy the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by the managing underwriters. The name of the managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement. The underwriters named in the prospectus supplement will be the only underwriters for the securities offered by that prospectus supplement.

      If a dealer is utilized in the sale of securities, we will sell those securities to the dealer, as principal. The dealer may resell those securities to the public at varying prices to be determined by the dealer at the time of resale. A dealer may be deemed to be an underwriter of those securities under the securities laws. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement.

      Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent -- in each case, less other expenses attributable to issuance and distribution.

      In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the overallotment option. The underwriters may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

      We may agree to indemnify agents, underwriters, or dealers against certain liabilities, including liabilities under the securities laws, or to contribute to payments that agents, underwriters, or dealers may be required to make. Agents, underwriters and dealers may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

      We may directly solicit offers to purchase securities, and we may sell securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the securities laws. The terms of any such sales will be described in the prospectus supplement.

      We may authorize agents, underwriters, and dealers to solicit offers by certain institutions to purchase the securities from us at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future and on terms described in the prospectus supplement. These contracts will be subject to only those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers. Institutions with whom delayed delivery contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but shall in all cases be institutions which we have approved.

      These contracts will be subject only to the conditions that:

      o  the  underwriters  purchase the securities at the time of the Contract;
         and

      o the purchase is not prohibited under the laws of any jurisdiction in the United States to which the purchase is subject.

      We will pay a commission, as indicated in the prospectus supplement, to agents and dealers soliciting purchases of securities pursuant to delayed delivery contracts that we have accepted.

      This prospectus and related prospectus supplement may be used by direct or indirect wholly owned subsidiaries of ours in connection with offers and sales related to secondary market transactions in the securities. Those subsidiaries may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

      The offer and sale of the securities by an affiliate of ours will comply with the requirements of Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding the distribution of securities of an affiliate. Following the initial distribution of any of the securities, our affiliates may offer and sell these securities in the course of their business as broker dealers. Our affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Our affiliates may use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market making activities at any time without notice.

      As required by the NASD, (a) post-effective amendments or prospectus supplements disclosing the actual price and selling terms will be submitted to the NASD's Corporate Financing Department (the Department ) at the same time they are filed with the SEC, (b) the Department will be advised if, subsequent to the filing of the offering, any 5% or greater shareholder of ours is or becomes an affiliate or associated person of an NASD member participating in the distribution, and (c) all NASD members participating in the offering will confirm their understanding of the requirements that have to be met in connection with SEC Rule 415 and Notice-to-Members 88-101. Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

      Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

                                     EXPERTS

      The audited financial statements of JPMorgan Chase & Co. contained in our Annual Report on Form 10-K for the year ended December 31, 2003, are incorporated by reference in this prospectus in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting. The audited financial statements of Bank One Corporation contained in our Current Report on Form 8-K dated March 1, 2004 are incorporated by reference in this prospectus in reliance on the reports of KPMG LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

                                 LEGAL OPINIONS

      The validity of the securities will be passed upon by Neila B. Radin, Senior Vice President and Associate General Counsel of JPMorgan Chase & Co. Davis Polk & Wardwell will pass upon some legal matters relating to these securities for the underwriters. Davis Polk & Wardwell has in the past represented JPMorgan Chase & Co. and its affiliates, and continues to represent JPMorgan Chase & Co. and its affiliates on a regular basis and in a variety of matters.

             ERISA MATTERS FOR PENSION PLANS AND INSURANCE COMPANIES

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended, (the "Code") prohibit pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and Keogh plans subject to
Section 4975 of the Code ("Plans"), from engaging in certain transactions involving the "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plans. As a result of its business, the Company is a Party in Interest with respect to many Plans. Where the Company is a Party in Interest with respect to a Plan (either directly or by reason of its ownership of its subsidiaries), the purchase and holding of the securities by or on behalf of the Plan would be a prohibited lending transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (as described below) or there was some other basis on which the transaction was not prohibited.

      Accordingly, the securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Prohibited Transaction Class Exemption ("PTCE") 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or there was some other basis on which the purchase and holding of the securities by the Plan Asset Entity is not prohibited. Unless the applicable prospectus supplement explicitly provides otherwise, any purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase of the securities that (a) its purchase and holding of the securities is not made on behalf of or with "plan assets" of any Plan or (b) its purchase and holding of the securities is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or there is some other basis on which such purchase and holding is not prohibited.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to these "prohibited transaction" rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents.

      Due  to  the  complexity  of  the  applicable  rules,  it is  particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the relevant provisions of ERISA and the Code and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-1.

                              [LOGO] JPMorganChase

                                TABLE OF CONTENTS

Pricing Supplement                                                          Page
------------------                                                          ----
Summary ................................................................    PS-1
Risk Factors ...........................................................    PS-6
Use of Proceeds ........................................................   PS-10
Description of Notes ...................................................   PS-11
Certain U.S. Federal Income Tax Consequences ...........................   PS-50
Underwriting ...........................................................   PS-53
ERISA Matters for Pension Plans and Insurance Companies ................   PS-54

Prospectus Supplement                                                       Page
---------------------                                                       ----
About this Prospectus Supplement .......................................     S-1
Where You Can Find Out More About Us ...................................     S-2
JPMorgan Chase & Co. ...................................................     S-3
Consolidated Ratios of Earnings to Fixed Charges .......................     S-5
Foreign Currency Risks .................................................     S-6
Description of Notes ...................................................     S-8
Descriptions of Warrants ...............................................    S-26
Description of Units ...................................................    S-27
The Depositary .........................................................    S-29
Series E Securities Offered on a Global Basis ..........................    S-31
United States Federal Taxation .........................................    S-35
Plan of Distribution ...................................................    S-43
Legal Matters ..........................................................    S-44

Prospectus                                                                  Page
----------                                                                  ----
Where You Can Find More Information About Us ...........................       1
JPMorgan Chase & Co. ...................................................       2
Consolidated Ratios of Earnings to Fixed Charges .......................       4
Use of Proceeds ........................................................       4
Description of Debt Securities .........................................       5
Description of Warrants ................................................      11
Description of Units ...................................................      15
Forms of Securities ....................................................      17
Plan of Distribution ...................................................      20
Experts ................................................................      22
Legal Opinions .........................................................      22
ERISA Matters for Pension Plans and Insurance Companies ................      22

      In making your investment decision, you should rely only on the information contained or incorporated by reference in this pricing supplement and the accompanying prospectus supplement and prospectus with respect to the notes offered hereby and with respect to JPMorgan Chase & Co. This pricing supplement relates only to the notes offered hereby and does not relate to the reference stocks or other securities of the issuers of the reference stocks. For information concerning the disclosures contained in this pricing supplement regarding the issuers of the reference stocks see the section titled "Description of Notes -- Historical Data and Public Information on the Reference Stocks" on page PS-19. We have not authorized anyone to give you any additional or different information. The information in this pricing supplement and the accompanying prospectus supplement and prospectus may only be accurate on the date of this pricing supplement.

      The notes described in this pricing supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the laws of certain jurisdictions (including laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of notes in those jurisdictions. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus constitutes an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

      In this pricing supplement and the accompanying prospectus supplement and prospectus, "we," "us" and "our" refer to JPMorgan Chase & Co., unless the context requires otherwise.